                  SECOND AMENDED AND RESTATED LOAN AGREEMENT

                                by and between

             SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION
                                 (the "Bank")

                                      and

                      AUDIO COMMUNICATIONS NETWORK, INC.
                        f/k/a Johnson Electronics, Inc.
                               (the "Borrower")

                               December 21, 1995

                                   321/72304
             ----------------------------------------------------

1.  Second Amended and Restated Loan Agreement, dated December 21, 1995.

2. The following promissory notes, all dated December 14, 1995, with attachments:

    (a) Renewal Promissory Note in the face amount of $4,810,000.00, with attached Addendum and Affidavit of Out-of-State Delivery;
    (b) Increase Promissory Note in the face amount of $6,190,000.00, with attached notary acknowledgement and Affidavit of Out-of-State Delivery; and
    (c) Second Renewal, Increase and Consolidated Promissory Note in the face amount of $11,000,000.00, with attached Addendum and Affidavit of Out-of-State Delivery.

3. Amended and Restated Security Agreement by and between the Borrower and the Bank, dated December 21, 1995.

4. Amended and Restated Security Agreement by and between American Music Network, Inc. ("AMN") and the Bank, dated December 21, 1995.

5. Amended and Restated Security Agreement by and between Audio Communications Network, Inc., a Missouri corporation ("ACN-MO") and the Bank, dated December 21, 1995.

6. Amended and Restated Security Agreement by and between Audio Communications Network, Inc., a Maryland corporation ("ACN-MD") and the Bank, dated December 21, 1995.

7. Security Agreement by and between Florida Audio Engineering Company ("FAEC") and the Bank dated December 21, 1995.

8. Acknowledgement copies of UCC-1 Financing Statements filed with the Secretary of State of Florida on ____________, 1996.

9. Agreement Not to Sell or Encumber Stock, dated December 21, 1995.

10. Subsidiary Guaranty Agreement, dated December 21, 1995.

11. Landlord's Subordination Agreement between FAEC and Waral Company, dated December 29, 1995.

12. Contribution Agreement, dated December 21, 1995.

13. Certificates of Resolution and Incumbency of the Borrower, AMN, ACN-MO, ACN-MD, and FAEC, all dated December 21, 1995.

14. Secretary's Certificates of the Borrower and FAEC, both dated December 21, 1995.

15. Certificates of Good Standing of the Borrower, AMN, ACN-MO, ACN-MD and FAEC, issued on the indicated dates by the Secretaries of their respective states of incorporation.

16. Officer's Certificate of Borrower, dated December 21, 1995.

17. Closing Statement.

18. Opinion of Borrower's counsel, issued by Turnbull, Abner and Daniels, dated ___________, 1996.

================================================================================




                  SECOND AMENDED AND RESTATED LOAN AGREEMENT


                                by and between


                      AUDIO COMMUNICATIONS NETWORK, INC.,
                        F/K/A JOHNSON ELECTRONICS, INC.
                               (the "Borrower")


                                      AND


             SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION,
                     F/K/A SUN BANK, NATIONAL ASSOCIATION,
                                 (the "Bank")


                               December 21, 1995



================================================================================

                  SECOND AMENDED AND RESTATED LOAN AGREEMENT
                  ------------------------------------------


     THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT (the "Agreement"), is made and entered into as of the 21st day of December, 1995, by and between AUDIO COMMUNICATIONS NETWORK, INC., F/K/A JOHNSON ELECTRONICS, INC., a Florida corporation, located at 1000 Legion Place, Suite 1515, Orlando, Florida 32801 (hereafter referred to as the "Borrower") and SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, F/K/A SUN BANK, NATIONAL ASSOCIATION, a national banking association located at 200 South Orange Avenue, Orlando, Florida 32801 (hereinafter,the "Bank").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Borrower and the Bank previously entered into that certain Amended and Restated Loan Agreement dated July 19, 1989, as amended by a First Amendment dated as of April 30, 1990, a Second Amendment dated as of June 11, 1991, a Third Amendment dated as of June 1, 1992, a Fourth Amendment dated as of July 1, 1993, a Fifth Amendment dated as of January 22, 1994, a Sixth Amendment dated as of March 1, 1994 and a Seventh Amendment dated as of June 5, 1995 (as amended, the "Existing Loan Agreement") pursuant to which the Bank extended a certain consolidated term loan in the aggregate principal amount of $5,200,000.00 (the "Loan") for the purpose set forth in the Existing Loan Agreement; and

     WHEREAS, the Borrower has requested the Bank to increase the Loan by $6,190,000.00 to a maximum aggregate principal amount of $11,000,000.00, to modify the interest rate applicable to the Loan and to otherwise modify certain terms of the Existing Loan Agreement and the Bank is unwilling to do so unless the Borrower executes and delivers this Agreement;

     NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements contained herein, the Borrower and the Bank, intending to be legally bound, agree to amend and restate the Existing Loan Agreement in its entirety as follows:

     1.   DEFINITIONS.  As used herein:
          -----------

     "Account" shall mean any right of the Borrower, whether or not earned by
      -------
performance, to payment for goods or other property (including, without limitation, the Collateral) sold or leased or for services rendered that is not evidenced by an Instrument or Chattel Paper, including, without limitation:

          (a) all presently owned and hereafter acquired receivables, including all open accounts, contract rights, notes, drafts, acceptances, rental receivables, installment payment obligations and other obligations for or rights to the payment of money created by the Borrower, or acquired by Borrower from others;

          (b) all cash and non-cash proceeds thereof, and all contracts, documents, invoices and other instruments evidencing the same; and

          (c) all collateral security therefor (including guaranties, mortgages, or security interests) and all of Borrower's rights and remedies in connection with the Accounts or in connection with any property sold or leased which is represented thereby.

     "Account Debtor" shall mean any person who is obligated on an Account or
      --------------
Chattel Paper.

     "Advance" shall mean individually and collectively the proceeds of the
      -------
Loan delivered to the Borrower by the Bank pursuant to the terms hereof.

     "Affiliate" shall mean any Person directly or indirectly controlling,
      ---------
controlled by, or under direct or indirect common control with Borrower, including a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" shall mean this Second Amended and Restated Loan Agreement
      ---------
originally executed by the parties hereto and all permitted supplements, amendments, modifications and restatements thereof.

     "Applicable Margin" shall mean the percentage set forth in the chart in
      -----------------
Section 2(c) hereof which shall be added to the Prime Rate in determining the Interest Rate.

     "Assignments" shall mean, collectively, (a) the collateral assignments of
      -----------
life insurance satisfactory in form and substance to the Bank pursuant to which the Borrower shall collaterally assign to the Bank all of its right, title and interest in and to a "key man" life insurance policy on the life of A. J. Schell in the minimum amount of $500,000.00 and (b) the Collateral Assignment of License Agreement executed and deliverd by FAEC in favor of the Bank of even date herewith.

     "Banking Day" shall mean any Day excluding, Saturday, Sunday and any Day
      -----------
which is a legal holiday under the laws of the State of Florida or is a Day on which banking institutions located in such state are authorized by law or other governmental action to close.

     "Capitalized Lease Obligations" shall mean all rental obligations which
      -----------------------------
under GAAP are or will be required to be capitalized on the balance sheet of the Borrower (including, without limitation, all existing rental obligations which will be required to be so capitalized for calendar or fiscal years beginning after December 31, 1994), in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

     "Chattel Paper" shall mean a writing or writings which evidence both a
      -------------
monetary obligation and a security interest in or a lease of specific goods.

     "Collateral" shall mean the property of the Borrower, the Guarantors or any
      ----------
other Person which is or will be collateral security for the Obligations, including at the date hereof all of the following:

               (a) all Accounts, Chattel Paper, Documents, Equipment, Instruments, Inventory, Intangible Assets and the Proceeds thereof, of the Borrower and the Guarantors, whether now owned or hereafter acquired;

               (b) to the extent not described above, all of the right, title and interest of the Borrower and the Guarantors, whether now owned or hereafter acquired, in and to the goods or other property represented by or securing the Accounts, Chattel Paper and Instruments;

               (c) all rights of the Borrower and the Guarantors as an unpaid lienor, including stoppage in transit, replevin and reclamation;

               (d) all monies, bank accounts, balances, credits, deposits, collections, drafts, bills, notes, securities, and other property of every kind and nature (whether tangible or intangible) now owned or hereafter acquired by the Borrower and the Guarantors and at any time in the actual or constructive possession of (or in transit to) the Bank or its correspondents or agents in any capacity or for any purpose;

               (e) all books, records, ledger cards and other property relating to (a) through (d) above, including computer programs, tapes and related software; and

               (f)  all Proceeds and products of (a) through (e) above.

All of the Collateral shall secure all of the Obligations irrespective of which Obligor has rights in any particular item of Collateral.

     "Commitment Fee" shall mean a one-time fee in the amount of $60,000.00
      --------------
which shall be paid to the Bank by the Borrower at the closing of the Loan.

     "Consent of Lessor" shall mean the consent or waiver of the Lessor to the
      -----------------
Security Interest such that the Lessor shall not have any lien or security interest whatsoever in or to the Collateral superior to the Security Interest of the Bank, and in form acceptable to the Bank.

     "Contribution Agreement" shall mean that certain Contribution Agreement
      ----------------------
entered into by and between the Borrower, the Guarantors and the Bank dated of even date herewith, and any and all amendments, supplements, modifications or restatements thereof.

     "Covenant Compliance Certificate" shall mean a certificate, in form and
      -------------------------------
content satisfactory to the Bank, which shall (i) set forth the various financial covenants and ratios which the Borrower is required to comply with during the term of this Agreement, (ii) contain calculations reflecting whether or not the Borrower is in compliance with each such financial covenant or ratio requirement, (iii) contain a statement as to whether or not the Borrower is in default under this Agreement or any of the other Loan Documents and, if the Borrower is in default, such statement shall indicate the nature thereof as well as the steps which Borrower proposes to take in order to cure said default, and
(iv) be certified to be true and correct by an officer of the Borrower acceptable to the Bank.

     "Day" shall mean a calendar day, unless the context indicates otherwise.
      ---

     "Debt Service Coverage Ratio" shall mean, at any date of determination
      ---------------------------
thereof, an amount equal to the sum of Borrower's (i) Net Income before extraordinary items, and (ii) depreciation, and (iii) amortization, and (iv) interest, divided by the sum of principal and interest charges of Borrower and its Subsidiaries on a consolidated basis.

       "Default Rate" shall mean (a) twenty-five percent (25%) per annum or (b)
       -------------
the highest rate of interest permitted from time to time by applicable law, whichever is less.

     "Document" shall mean any now owned or hereafter acquired bill of lading,
      --------
dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document, whether negotiable or non-negotiable, which in the regular course of business of financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

     "Dollars" shall mean lawful money of the United States of America.
      -------

     "Due Date" shall mean the date any payment of principal or interest is due
      --------
and payable on the Loan or the Note.

     "EBITDA" shall mean, for any period, Net Income, increased by the sum of
      ------
(i) Interest Expense for such period, (ii) Income Tax Expense for such period,
(iii) depreciation for such period and (iv) amortization for such period.

     "ERISA" shall mean the Employment Retirement Income Security Act of 1974,
      -----
as amended.

     "Environmental Laws" shall mean all federal, state, regional, county or
      ------------------
local laws, statutes, rules, regulations or ordinances concerning public health, safety or the environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. {9601, et seq, as amended by the Superfund Amendments and Reauthorization Act of 1986;
-- ---
the Hazardous Materials Transportation Act, 49 U.S.C. {1801 et seq.; the
                                                            -- ----
Resource, Conservation and Recovery Act, 42 U.S.C. {6901 et seq., as amended by
                                                         -- ----
the Solid and Hazardous Waste Amendments of 1984; Chapter 403 of Florida Statutes (the "Florida Air and Water Pollution and Control Act"); Chapter 376 of Florida Statutes (the "Pollutant Discharge, Prevention and Removal") Sections
501.061 et seq. of Florida Statutes (the "Florida Hazardous Substances Law");
        -- ----
any similar law or laws now or hereafter in effect within the state or states in which the Project is situated; and any other presently-existing or hereafter-adopted federal, state or local laws or regulations regulating or in any way pertaining to Hazardous Substances.

     "Equipment" shall mean all now existing and hereafter acquired goods (other
      ---------
than Inventory) used or bought for use primarily in the Debtor's business, wherever located, including, but not limited to, machinery, furniture, furnishings, textures, dies, parts (including spare parts and repair parts) and tools, together with all fittings, accessories, accessions, additions, modifications, improvements, equipment and special tools now or hereafter affixed to any or any part of the foregoing or used in connection with any part of the foregoing and all replacements of any part thereof and all products and Proceeds of any of the foregoing.

     "Event of Default" shall mean an event of default specified in Section 7 of
      ----------------
this Agreement.

     "Existing Loan Agreement" shall mean that certain Amended and Restated Loan
      -----------------------
Agreement by and between the Borrower and the Bank dated July 19, 1989, as amended by amendments dated as of April 30, 1990, as of June 11, 1991, as of June 1, 1992, as of July 1, 1993, as of January 22, 1994, as of March 1, 1994 and as of June 5, 1995.

     "Existing Loan Documents" shall mean the Existing Loan Agreement and all
      -----------------------
the other documents referred to therein as "Loan Documents" and all other documents, agreements, certificates, schedules, notes, statements and opinions, however described, referenced therein or executed or delivered pursuant thereto or in connection with or arising therewith.

     "Financing Statements" shall mean the financing statements permitted under
      --------------------
the Uniform Commercial Code or any other state law for the purpose of perfecting or continuing the Security Interest.

     "Funded Debt" or "Funded Liabilities" shall mean interest bearing debt
      -----------------------------------
including, without limitation and duplication:

               (a) any liability or obligation which under GAAP is required to be shown on the balance sheet as a liability,

               (b) indebtedness which is secured by any security interest on property owned by the Borrower whether or not the indebtedness secured thereby shall have been assumed by the Borrower, and

               (d) obligations under any contract providing for the making of loans, advances, or capital contributions to any Person in order to enable such Person primarily to maintain working capital, net worth, or any other balance sheet condition or to pay debts, dividends, or expenses, all as determined in accordance with GAAP; provided, however, that any such
                                           -----------------
obligation shall be treated as Funded Debt, regardless of its term, if such obligation is renewable pursuant to the terms thereof or arises under a revolving credit or similar agreement effective for more than one year after the date of creation of such obligation, or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement.

     "Funded Debt to EBITDA Ratio" shall mean the ratio of the Borrower's Funded
      ---------------------------
Debt to its EBITDA.

     "GAAP" shall mean Generally Accepted Accounting Principles consistently
      ----
applied to the particular item.

     "Guarantor" or "Guarantors" shall mean, individually or collectively, as
      ---------      ----------
the context may require, Audio Communications Network, Inc., a Maryland corporation, Audio Communications Network, Inc., f/k/a Music Services, Inc., a Missouri corporation, American Music Network, Inc., a California corporation, FAEC.

     "Guaranty" shall mean that certain Subsidiary Guaranty Agreement of even
      --------
date herewith executed by each of the Guarantors in favor of the Bank, absolutely and unconditionally guaranteeing the Obligations, in form acceptable to the Bank, and all supplements, amendments, modifications, restatements and reaffirmations thereof.

     "Hazardous Substances" shall mean any hazardous or toxic materials,
      --------------------
pollutants, contaminants, constituents or wastes and any other chemical, material or substance, the generating, handling, storage, release, transportation, or disposal of which is or becomes prohibited, limited or regulated by any federal, state, county, regional or local authority or which, even if not so regulated, is or becomes known to pose a hazard to the health and safety of the occupants of the Places of Business including, without limitation,
(i) asbestos, (ii) petroleum and petroleum by-products, (iii) urea formaldehyde foam insulation, (iv) polychlorinated biphenyls, (v) all substances now or hereafter designated as "hazardous substances," "hazardous materials," "toxic substances," or "hazardous wastes" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. {9601, et seq., as
                                                                   -- ----
amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, 49 U.S.C. {1801 et seq., or the Resource, Conservation and Recovery Act, 42 U.S.C. {6901 et seq., as amended by
                                                         -- ---
the Solid and Hazardous Waste Amendments of 1984; (vi) all substances now or hereafter designated as "hazardous wastes" or as "hazardous substances" in Chapter 403 of Florida Statutes (the "Florida Air and Water Pollution and Control Act") or in {501.061 et seq. of Florida Statutes (the "Florida Hazardous
                             -- ---
Substances Law"); (vii) all substances now or hereafter designated as "pollutants" in Chapter 376 of Florida Statutes ("Pollutant Discharge, Prevention and Removal"); or (viii) all substances now or hereafter designated as "hazardous substances," "hazardous materials" or "toxic substances" under any other federal, state or local laws or in any regulations adopted and publications promulgated pursuant to said laws.

     "Income Tax Expense" shall mean, for any period, the aggregate of (i) all
      ------------------
taxes based upon or measured by the Borrower's income and (ii) franchise taxes payable by the Borrower, determined in accordance with GAAP.

     "Initial Advance" shall mean the delivery of a portion of the proceeds of
      ---------------
the Loan pursuant to the terms hereof to pay the amount necessary in order to cover all costs and expenses incident to the closing of the transactions contemplated hereby, including, without limitation, the attorneys' fees and costs of the Bank's legal counsel.

     "Interest Payment Date" shall mean the first Day of each month, commencing
      ---------------------
February 1, 1996.

     "Interest Expense" shall mean, for any period, the interest expenses of the
      ----------------
Borrower, including the interest equivalent under Capitalized Lease Obligations and Funded Liabilities, determined in accordance with GAAP.

     "Interest Rate" shall mean the interest rate to be borne by the Note from
      -------------
time, except when the Default Rate is in effect, which shall be a floating rate equal to the Prime Rate plus, initially one and one-half percent and, thereafter, the Applicable Margin, based upon the Borrower's Funded Debt to EBITDA Ratio, as set forth in Section 2(c) hereof.

     "Intangible Assets" shall mean any personal property (including things in
      -----------------
action) other than goods, Accounts, Chattel Paper, Documents, Instruments and money and including, but not limited to all of the Debtor's now owned or hereafter acquired (i) deferred assets, other than prepaid insurance and prepaid taxes, (ii) goodwill, manufacturing and processing rights, patents, licenses, franchises (including the Muzak Franchises), subscriber rights, permits, copyrights, trademarks, trade names, trade secrets, customer lists, tax refund claims, incentive payments, insurance proceeds, experimental expenses and other similar assets which would be classified as "intangible assets" under GAAP, (iii) treasury stock and any write-up of the value of any assets after the date hereof unless in accordance with GAAP, and (iv) all Proceeds of any and all of the foregoing.

     "Inventory" shall mean all of the Debtor's now owned and hereafter acquired
      ---------
(a) goods, merchandise or personal property, wherever located, held by the Debtor for sale or lease or to be furnished under contracts of service, (b) raw materials, (c) work in process, (d) materials used or consumed in the Debtor's business, (e) materials or supplies used or usable in manufacturing or processing, (f) packaging and shipping materials, (g) inventory covered by a warehouse receipt, bill of lading or other negotiable or non-negotiable Document and (h) returned or repossessed merchandise.

     "IRS Code" shall mean the Internal Revenue Code of 1986, as amended.
      --------

     "Lessor" shall mean a Person who leases real property to the Borrower for
      ------
use as a Place of Business.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance,
      ----
lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sales or other title retention agreements, or any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

     "Loan" shall mean the term loan in the aggregate principal amount of
      ----
$11,000,000.00 extended to the Borrower by the Bank pursuant to the terms hereof.

     "Loan Documents" shall mean this Agreement, the Note, the Guaranty, the
      --------------
Contribution Agreement, the Security Documents, the Negative Pledge, the Existing Loan Documents and all other documents, agreements, certificates, schedules, notes, statements and opinions, however described, referenced herein or executed or delivered pursuant hereto or in connection with or arising with the Loan or any security therefor or the transactions contemplated by this Agreement.

     "Margin Securities" shall mean any "margin securities" within the meaning
      -----------------
of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR
Part 207).

     "Maturity Date" shall mean the earlier of (i) the occurrence of an Event of
      -------------
Default, (ii) January 2, 2001 or (iii) such later date as the Bank may, in its absolute discretion, agree to in writing, whichever first occurs.

     "Monthly Billings" shall mean the aggregate amount of recurring monthly
      ----------------
billings to customers of the Muzak franchises owned and operated by the Borrower and all of its Subsidiaries and located in St. Louis, Missouri, Kansas City, Missouri, Baltimore, Maryland, Fresno, California and Jacksonville, Florida.

     "Muzak Franchises" shall mean any and all franchise or licensing agreements
      ----------------
between the Borrower and any Guarantor and any Muzak entity pursuant to which the Borrower or any Guarantor is now or may subsequently be authorized to supply Muzak services and products to its customers, and any and all amendments, modifications, supplements or replacements thereof.

     "Negative Pledge" shall mean the Agreement Not to Sell or Encumber Stock
      ---------------
executed by the Borrower in favor of the Bank of even date herewith, and any and all amendments, modifications, supplements or replacements thereof.

     "Net Income" shall mean, for any period the aggregate of the net income of
      ----------
the Borrower determined in accordance with GAAP.

     "Note" shall mean the promissory note or notes executed by the Borrower in
      ----
favor of the Bank evidencing the Loan, in form acceptable to the Bank and any and all allonges thereto, and any and all amendments, extensions, renewals or replacements thereof.

     "Obligations" shall mean, with respect to the Borrower, individually and
      -----------
collectively, the payment and performance duties, obligations and liabilities of the Borrower to the Bank, evidenced by the Note, together with all accrued but unpaid interest thereon, and all other payment and performance duties, obligations and liabilities of the Borrower to the Bank, however and whenever incurred, acquired or evidenced, whether primary or secondary, direct or indirect, absolute or contingent, sole or joint and several, or due or to become due, including, without limitation, all such duties, obligations and liabilities of the Borrower to the Bank, under and pursuant to this Agreement, the Note and all renewals, modifications or extensions of any thereof.

     "Pension Benefit Plan" shall mean any "employee pension benefit plan" (as
      --------------------
defined in Section 3(2) of ERISA) maintained for employees of the Borrower.

     "Person" shall mean any individual, joint venturer, partnership, firm,
      ------
corporation, trust, unincorporated organization or other organization or entity, or a governmental body or any department or agency thereof, and shall include both the singular and the plural.

     "Places of Business" shall mean any location in which the Borrower or any
      ------------------
of its Subsidiaries undertakes its business, all as set forth in Exhibit A attached hereto.

     "Plan" shall mean an employee benefit plan or plans and any trust created
      ----
thereunder which has been established or maintained or hereafter is established or maintained for employees of the Borrower or any Affiliate, provided such plan is covered by Title I or IV of ERISA.

     "Prime Rate" shall mean the interest rate announced by SunTrust Banks of
      ----------
Florida, Inc. from time to time, as the prime rate (which interest rate is only a bench mark, is purely discretionary and is not necessarily the best or lowest interest rate charged borrowing customers of SunTrust Banks of Florida, Inc.), with such change in the Prime Rate to be effective at 12:01 a.m. on the day any such change in the Prime Rate is announced by SunTrust Banks of Florida, Inc.

     "Principal Place of Business" shall mean the principal place of business
      ---------------------------
and the headquarters of the Borrower at which all of its records are kept, currently at the address set forth in the preamble to this Agreement.

     "Proceeds" shall mean whatever is received upon the sale, exchange,
      --------
collection or other disposition of the Collateral.

     "Prohibited Transaction" shall have the meaning assigned to that term in
      ----------------------
Title IV of ERISA.

     "Related Entity" shall mean any entity if, with respect to the Borrower,
      --------------
any of the entity's employees fall within any of the following categories: (a) employees of a controlled group of corporations as defined in Section 414(b) of the Code; (b) employees of partnerships, proprietorships or other entities that are under common control as defined in Section 414(c) of the Code; (c) employees of affiliated service groups as defined in Section 414(m) of the Code; or (d) employees of entities that are deemed affiliated with or related to the Borrower in accordance with Sections 414(n) or (o) of the Code.

     "Reportable Event" shall have the meaning assigned to that term in Title IV
      ----------------
of ERISA.

     "Security Agreements" shall mean the security agreements of the Borrower
      -------------------
and the Guarantors granting a Security Interest to the Bank in the Collateral, in form acceptable to the Bank, and all supplements, amendments, modifications and restatements thereof.

     "Security Documents"  shall mean the Security Agreements, the Financing
      ------------------
Statements, the Assignments and all other documents, agreements, assignments, filings, financing statements, certificates of title, notices, returns and other security instruments and records, however described or denominated, now or hereafter created or existing, pledging or evidencing any pledge of any property or assets, however described, to secure any or all of the Obligations.

     "Security Interest" shall mean the first priority security interest in the
      -----------------
Collateral granted by the Borrower and the Guarantors to the Bank under the Security Agreements.

     "Subsidiary" shall mean any corporation fifty percent (50%) or more of the
      ----------
voting stock of which is owned, directly or indirectly, by the Borrower, and shall include subsidiaries of a subsidiary.

     "Tangible Assets" shall mean all assets of the Borrower, all as determined
      ---------------
in accordance with GAAP, but excluding Intangible Assets.

     "UCC" shall mean the Florida Uniform Commercial Code, as amended.
      ---

     2.   LOAN.
          ----

          (a)  Balance of The Consolidated Loan.  Pursuant to the Existing Loan
               --------------------------------
Agreement, the Bank has extended to the Borrower the Consolidated Loan in the principal amount of $5,200,000.00, which has an unpaid principal balance on the date hereof in the amount of $4,810,000.00.

          (b)  The Loan.  Upon the execution hereof and of the Note and the
               --------
other Loan Documents and the compliance by the Borrower with all conditions precedent, the Bank agrees to lend to the Borrower the entire proceeds of the Loan on the terms and conditions set forth herein. The Loan shall be evidenced by the Note, and shall be payable as provided in paragraph (g) of this Section 2.

          (c)  Interest on the Note.  The Loan shall bear interest on the unpaid
               --------------------
principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a floating rate equal to the Prime Rate plus one and one-half percent (1.50%), and shall be payable as set forth in paragraph (g) of this Section 2. If appropriate, the Interest Rate on the Loan shall be adjusted quarterly and shall fluctuate based upon the Borrower's Funded Debt to EBITDA Ratio ("FD/EBITDA"), as determined by the Bank, and shall be a fluctuating rate equal to the Prime Rate ("P") plus the Applicable Margin, as follows:

          FD/EBITDA                                                     INTEREST RATE
          ---------                                                     -------------
          More than or equal to 3.75:1 + less than or equal to 4.0:1    P + 2.00%
          More than or equal to 3.5:1 + less than 3.75:1                P + 1.75%
          More than or equal to 3.0:1 + less than 3.5:1                 P + 1.50%
          More than or equal to 2.0:1 + less than 3.0:1                 P + 1.25%
          More than 2.0:1                                               P + 1.00%

Any increase or decrease in the Interest Rate which is occasioned by a change in the FD/EBITDA shall be effective as of the first Day of the month following the receipt by the Bank of the Borrower's quarterly financial statements reflecting such change, and shall be calculated by the Bank based upon such quarterly financial statements. During the first year after the closing, the Borrower's FD/EBITDA shall be calculated by annualizing the Borrower's EBITDA as reflected on the Borrower's financial statements and dividing the result into the Borrower's Funded Debt as at the end of the applicable calendar quarter. After the first year, the Borrower's FD/EBITDA shall be calculated by the Bank on a rolling four quarter basis, based on the Borrower's most recent quarterly financial statements and its financial statements for the preceding three quarters.

     From and after the Due Date, interest shall accrue on the unpaid principal balance of the Loan and on all accrued but unpaid interest thereon, or on such defaulted payment, from the Due Date at the Default Rate. Such interest shall continue to accrue until the date of payment in full of all principal and accrued but unpaid interest on such defaulted payment, if applicable.

          (d) Calculation of Interest.  Any interest due on the Loan or any
              -----------------------
other Obligations shall be calculated on the basis of a year containing 360 days. The interest due on any date for payment of interest hereunder shall be that interest to the extent accrued as of midnight on the last Day immediately prior to that Interest Payment Date. Notwithstanding anything herein or in any Loan Documents to the contrary, the sum of all interest and all other amounts deemed interest under Florida or other applicable law which may be collected by the Bank hereunder shall not exceed the maximum lawful interest rate permitted by such law from time to time. The Bank and the Borrower intend and agree that under no circumstance shall the Borrower be required to pay interest on the Loan or on any other Obligations at a rate in excess of the maximum interest rate permitted by applicable law from time to time, and in the event any such interest is received or charged by the Bank in excess of that rate, the Borrower shall be entitled to an immediate refund of any such excess interest by a credit to and payment toward the unpaid balance of the Loan (such credit to be considered to have been made at the time of the payment of the excess interest) with any excess interest not so credited to be immediately paid to the Borrower by the Bank.

          (e)  Method of Prepayment.  The Borrower may at any time prepay all or
               --------------------
any part of the principal balance of the Loan outstanding; provided, however, that each partial prepayment shall be applied to the reduction of the Loan in the manner as determined by the Bank, in its sole and absolute discretion, and, further provided, that on the date of the partial prepayment, there shall exist no Event of Default. Each prepayment other than full payment shall be made prior to 2:00 P.M. Orlando, Florida time, on the date of the prepayment, and shall be made on a Banking Day in lawful money of the United States of America and in immediately available funds.

          (f)  Place of Payment.  All payments by the Borrower under the Loan
               ----------------
Documents shall be made to the Bank at its office located at 200 South Orange Avenue, Orlando, Florida 32801 in lawful money of the United States of America and in immediately available funds.

          (g)  Payments on the Note.  Principal and interest of the Note shall
               --------------------
be payable as follows:

               (i)   Interest.  Accrued interest at the Interest Rate shall be
                     --------
due and payable monthly, on the Interest Payment Date, upon any prepayment (of the Loan to the extent accrued on the amount being prepaid) and at maturity.

               (ii)  Principal.  Principal shall be due and payable monthly,
                     ---------
together with accrued interest, in 60 consecutive monthly installments, commencing on February 1, 1996, as follows: (1) twelve principal payments of $92,000.00 for the first through the twelfth payments, (2) then twelve (12) principal payments of $102,750.00 for the thirteenth through the twenty-fourth payments, (3) then twelve (12) principal payments of $114,500.00 for the twenty-fifth through the thirty-sixth payments, (4) then twelve (12) principal payments of $128,000.00 for the thirty-seventh through the forty-eighth payments, (5) then eleven (11) principal payments of $142,000.00 for the forty-ninth through the fifty-ninth payments, and (6) the entire remaining unpaid principal balance, together with all accrued but unpaid interest shall be due and payable in full on the Maturity Date.

          (h)  Application of Payments.  All payments (other than prepayments as
               -----------------------
set forth in paragraph 2(e)) made on the Note shall be applied first to interest accrued to the date of payment and next to the unpaid principal balance provided, however, in the event an Event of Default occurs and is continuing, payments shall be applied first to any costs or expenses, including reasonable attorneys' fees, that the Bank may incur in exercising its rights under the Loan Documents, as the Bank may determine.

          (i)  Set-off.  The Borrower hereby grants to the Bank a lien on, and a
               -------
security interest in, the deposit balances, accounts, items, certificates of deposit and monies of the

Borrower in the possession of or on deposit with the Bank or any of its affiliates to secure and as collateral for the payment and performance of the Obligations. Upon Default, the Bank may at any time and from time to time, without demand or notice, appropriate and set-off against and apply the same to the Obligations when and as due and payable.

     3.   REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants
          ------------------------------
that:

          (a)  Organization, Corporate Powers, Etc.  The Borrower (i) is duly
               -----------------------------------
organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to own its respective properties and assets and to carry on its respective business as now conducted and proposed to be conducted, (iii) is duly qualified to do business and is in good standing in every jurisdiction in which the character of its properties or assets owned or the nature of its activities conducted makes such qualification necessary including the State of Florida, and (iv) has the power and authority to execute and deliver, and to perform its obligations under this Agreement, the Note and the other Loan Documents.

          (b)  Authorization of Loans, Etc.  The execution, delivery and
               ---------------------------
performance of the Loan Documents by the Borrower (a) have been duly authorized by all requisite action and (b) will not (i) violate (A) any provision of law, any governmental rule or regulation, any order of any court or other agency of government or the Articles of Incorporation and Bylaws of the Borrower or (B) any provision of any indenture, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its properties or assets are bound, (ii) be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower other than as permitted by the terms hereof.

          (c)  Conflicting Agreements and Other Matters.  The Borrower is not a
               ----------------------------------------
party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition or which restricts or otherwise limits the incurring of the debt to be evidenced by the Note. Neither the execution nor delivery of this Agreement, the Note or the other Loan Documents, nor fulfillment of nor compliance with the terms and provisions hereof or the other Loan Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Borrower pursuant to the Borrower's governing documents, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Borrower is subject.

          (d)  Financial Statements.  The Borrower has furnished, or caused to
               --------------------
be furnished, the Bank with its financial statements for its fiscal year ended on December 31, 1994 and interim statements for the 10 month period ending October 31, 1995. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments) and have been prepared in accordance with GAAP and show all liabilities, direct and contingent, of the Borrower required to be shown in accordance with such principles. The financial statements fairly present the condition of the Borrower as at the dates thereof and fairly present the results of the operations of the Borrower for the periods indicated. There has been no material adverse change in the business, condition or operations (financial or otherwise) of the Borrower taken as a whole since the latest date of such financial statements.

          (e)  Changes in Financial Conditions; Adverse Developments.  From the
               -----------------------------------------------------
date of the annual financial statements referenced in subparagraph 3(d) hereof, to the date of this Agreement, there has been, and to the date of the Initial Advance there will be, no change in the properties, assets, liabilities, financial condition, business, operations, affairs or prospects of the Borrower from that set forth or reflected in the fiscal year-end balance sheet referred to in subparagraph 3(d) hereof, other than changes in the ordinary course of business, including acquisitions, none of which have been, either in any case or in the aggregate, materially adverse.

          (f)  Tax Returns and Payments.  All federal, state and local tax
               ------------------------
returns and reports of the Borrower required to be filed have been filed, and all taxes, assessments, fees and other governmental charges upon the Borrower, or upon any of its properties, assets, incomes or franchises, which are due and payable in accordance with such returns and reports, have been paid, other than those presently (a) payable without penalty or interest, or (b) contested in good faith and by appropriate and lawful proceedings prosecuted diligently. The aggregate amount of the taxes, assessments, charges and levies so contested is not material to the condition (financial or otherwise) and operations of the Borrower. The charges, accruals, and reserves on the books of the Borrower in respect of federal, state and local taxes for all fiscal periods to date are adequate and the Borrower knows of no other liabilities with regard to unpaid assessments for additional federal, state or local taxes for any such fiscal period or of any basis therefor. The Borrower has and will establish all reserves which it reasonably believes to be necessary and make all payments required of them to be set aside or made in regard to all F.I.C.A., withholding, sales or excise, and all other similar federal, state and local taxes.

          (g)  Agreements.
               ----------

               (i) The Borrower is not a party to any agreement, indenture, lease or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation materially and adversely affecting its business, properties, assets, operations or condition (financial or otherwise). There are no material unrealized losses with respect to any such agreement, indenture, lease or instrument.

               (ii) The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party which would have a material impact on its financial condition or ability to perform its obligations hereunder.

          (h)  Title to Properties and Assets, Liens, Etc.  The Borrower has
               ------------------------------------------
good and marketable title to its real properties other than properties which it leases and good title to all of its other properties and assets, including the properties and assets reflected in the financial statements hereinabove described (other than properties and assets disposed of in the ordinary course of business). The Borrower enjoys peaceful and undisturbed possession in all material respects of all leases as to which the Borrower is a lessee necessary in any material respect for the operation of its properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets, and all such leases are valid and subsisting and in full force and effect.

          (i)  Securities Acts.  Neither the Borrower nor any agent acting on
               ---------------
its behalf has, directly or indirectly, taken or will take any action which would subject the issuance of the Note to the provisions of Section 5 of the Securities Act of 1933, as amended, or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

          (j)  Regulation G, etc..  Neither the Borrower nor any agent acting on
               ------------------
its behalf has taken or will take any action which might cause this Agreement or the Note to violate Regulation G, T or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

          (k)  Litigation, Etc.  There are no actions, proceedings or
               ---------------
investigations, however described or denominated, pending or, to the knowledge of the Borrower, threatened, against the Borrower, or affecting the Borrower (or any basis therefor known to the Borrower) which, either in any case or in the aggregate, might result in any material adverse change in the financial condition, business, prospects, affairs or operations of the Borrower or in any of its properties or assets, or in any material impairment of the right or ability of the Borrower to carry on its operations as now conducted or proposed to be conducted, or in any material liability on the part of the Borrower, or which questions the validity of this Agreement, the Note, or any of the other Loan Documents or of any action taken or to be taken in connection with the transactions contemplated hereby or thereby.

          (l)  Regulation U.  The Borrower is not engaged principally in, and
               ------------
does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any Margin Securities. No part of the proceeds of the Loan hereunder will be used to carry on any margin security transactions within the meaning of said Regulation.

          (m)  ERISA.  No Reportable Event (whether or not waived) has occurred
               -----
or is continuing with respect to any Pension Benefit Plan. No Prohibited Transaction has occurred with respect to any Employee Plan maintained for employees of the Borrower and covered by Part 4 of Subtitle B of Title I of ERISA. No material employee benefit plan established or maintained by the Borrower or any Affiliate of the Borrower or any Related Party (including any multiemployer plan to which the Borrower or any Affiliate of the Borrower contributes) which is subject to Part 3 of Subtitle B of Title I of ERISA had a material accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, or would have had an accumulated funding deficiency (as so defined) on such day if such year were the first year of such plan to which Part 3 of Subtitle B of Title I of ERISA applied, and no material liability to the Pension Benefit Guaranty Corporation, has been, or is expected by the Borrower or any Affiliate of the Borrower to be, incurred with respect to any such plan by the Borrower or any Affiliate of the Borrower.

     The Borrower is not required to contribute to or is contributing to a "Multiemployer Pension Plan" (as such term is defined in the Multiemployer Pension Plan Amendments Act of 1980). The Borrower has no "withdrawal liability" (as also defined in such Act) to any multiemployer pension plan.

          (n)  Governmental Consent.  Neither the nature of the Borrower nor of
               --------------------
its business or properties nor any relationship between the Borrower and any other Person, nor any circumstance in connection with the Loan or the issuance and delivery of the Note is such as to require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body (other than routine filings after the date of any closing with the Securities and Exchange Commission and/or State Blue Sky authorities) in connection with the execution and delivery of this Agreement, the Loan or the issuance and delivery of the Note or fulfillment of or compliance with the terms and provisions hereof or of the Note.

          (o)  Holding Company Status.  The Borrower is not a holding company,
               ----------------------
or a subsidiary or affiliate of a holding company, or a public utility, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a public utility within the meaning of the Federal Power Act, as amended.

          (p)  Investment Company Status.  The Borrower is not an "investment
               -------------------------
company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

          (q)  Consents and Approvals.  No authorization, license, consent,
               ----------------------
approval, or undertaking is required under any applicable law in connection with the execution, delivery and performance by the Borrower of this Agreement, the Note or any of the other Loan Documents.

          (r)  Patents, Trademarks, Franchises, etc.  The Borrower owns or has
               ------------------------------------
the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises (including the Muzak Franchises) and licenses, and all rights with respect thereto, necessary for the conduct of its business as now conducted or proposed to be conducted without any known conflict with the rights of others, and, in each case, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option. Each such asset or agreement is in full force and effect, and the holder thereof has fulfilled and performed all of its obligations with respect thereto. No event has occurred or exists which permits, or after notice or lapse of time or both would permit, revocation or termination, or which materially adversely affects or in the future may (so far as the Borrower now foresees) materially adversely affect, the rights of such holder thereof with respect thereto. No other license or franchise is known by the Borrower to be necessary to the operations of the business of the Borrower as now conducted or proposed to be conducted.

          (s)  Environmental Matters.  To the best of Borrower's knowledge, the
               ---------------------
Borrower is in compliance with all provisions of the Environmental Laws, and with any rules, regulations and administrative orders of any governmental agency, and with any judgments, decrees or orders of any court of competent jurisdiction with respect thereto.

               (i) The Borrower has not received any notice of violation, warning notice, assessment, notice of (primary or secondary) liability or notice of financial responsibility, or notice of any action, claim or proceeding to determine such liability or responsibility, or the amount thereof, or to impose civil penalties with respect to a site listed on any federal or state listing of sites containing or believed to contain Hazardous Substances, nor has Borrower received a notification that any Hazardous Substances that it has disposed of have been found in any site at which any governmental agency is conducting an investigation or other proceeding under any Environmental Law.

               (ii) No part of the property used by the Borrower in its business or any building, structure or facility located thereon or improvement thereto contains or contained asbestos or polychlorinated biphenyls; have or have had asbestos-containing materials or electrical transformers, fluorescent light fixtures, ballast or other equipment containing PCBs installed thereon or therein; is or has been used for the handling, processing, storage or disposal of Hazardous Substances; or contain or contained above-ground or underground storage tanks or other storage facilities for Hazardous Substances.

               (iii) Borrower agrees to indemnify, save harmless and defend the Bank, its officers, directors, shareholders and employees, and its successors and assigns, from and against any and all liabilities, claims, penalties, forfeitures, suits, and the costs and expenses incident thereto (including costs of defense, settlement and reasonable attorneys' fees), which the Bank, its officers, directors, shareholders and employees, and its successors and assigns, may hereafter incur, become responsible for or pay out as a result of a violation by Borrower of the Environmental Laws or the incorrectness of any representation or warranty contained in this subparagraph.

          (t)  Subsidiaries.  As of the date of this Agreement the only
               ------------
Subsidiaries of the Borrower are the Guarantors. All representations and warranties set forth in this Agreement shall apply not only to the Borrower but also to each Subsidiary of the Borrower.

          (u)  Security Interest.  The Security Interest is a first priority
               -----------------
security interest and there will be no other security interests or other encumbrances upon the Collateral during the term of the Loan.

          (v)  Places of Business.  The Places of Business set forth in Exhibit
               ------------------
A attached hereto are the only Places of Business of the Borrower and its Subsidiaries as of the date of this Agreement.

          (w)  Outstanding Debt.  On the date of this Agreement, the Borrower
               ----------------
has no outstanding Funded Liabilities except as reflected in the financial statements furnished to the Bank pursuant hereto. There exists no default and, after giving effect to the transactions contemplated in this Agreement, there will exist no default under the provisions of any instrument evidencing such Liabilities or of any agreement relating thereto.

     4.   AFFIRMATIVE COVENANTS.  Borrower, and, where applicable, each
          ---------------------
Guarantor covenants, for so long as any of the principal amount or interest on the Note is outstanding and unpaid or any duty or obligation of the Borrower hereunder or under any of the other Obligations remains unpaid or unperformed, as follows:

          (a)  Maintenance of Corporate Existence; Compliance with Laws.  The
               --------------------------------------------------------
Borrower and each Guarantor shall at all times preserve and maintain in full force and effect its corporate existence, powers, rights, licenses, permits and franchises in the jurisdiction of its formation; continue to conduct and operate its business substantially as conducted and operated during its present and preceding fiscal year; operate in substantial compliance with all applicable laws, statutes, regulations, certificates of authority and orders in respect of the conduct of its business; and qualify and remain qualified to do business in each jurisdiction in which such qualification is necessary or appropriate in view of its business and operations.

          (b)  Inspection.  The Borrower and each Guarantor will permit the Bank
               ----------
to visit and inspect any of its properties and Places of Business, including its books and records (and to make extracts therefrom to the extent reasonably related to credit-worthiness), and to discuss its affairs, finances and accounts with its officers all at such reasonable times and as often as may be reasonably requested.

          (c)  Accounting; Financial Statements; Etc.  The Borrower will deliver
               -------------------------------------
or cause to be delivered to the Bank, copies of each of the following:

               (i)       as soon as practicable and in any event within fifteen
(15) Days after the end of each month, internally generated financial statements of the Borrower and each Guarantor for the period from the beginning of the current fiscal year to the end of such month, in reasonable detail and certified by an authorized financial officer of the Borrower; and

               (ii)      as soon as practicable and in any event within ninety
(90) Days after the end of each fiscal year of the Borrower and each Guarantor, an audited consolidated and consolidating income statement, profit and loss statement, reconciliation of surplus statement, cash flow statement and source and application of funds statement of the Borrower for such year, and an audited consolidated and consolidating balance sheet of the Borrower as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in form and scope acceptable to the Bank and certified to the Borrower by independent certified public accountants acceptable to the Bank whose certificate shall be in scope and substance satisfactory to the Bank; and

               (iii)     as soon as practicable and in any event within thirty
(30) Days after the end of each quarter of each fiscal year of the Borrower, a Covenant Compliance Certificate; and

               (iv) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices, and reports as it shall send to all stockholders and of all registration statements (without exhibits) and all reports (including, without limitation, each Form 10-Q and Form 10-K) which it is or may be required to file with the Securities and Exchange Commission or any governmental body or agency succeeding to the functions of such Commission; and

               (v) promptly upon receipt thereof, a copy of each other report submitted to the Borrower or any Guarantor by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any Guarantor; and

               (vi) With reasonable promptness, such other data and information as from time to time may be requested by the Bank.

          (d)  Financial Condition.  The Borrower and each Guarantor shall
               -------------------
maintain a financial condition acceptable to the Bank.

          (e)  Notice of Event of Default.  The Borrower and each Guarantor
               --------------------------
shall immediately notify the Bank in writing upon the happening, occurrence or existence of any Event of Default and shall provide the Bank with such written notice, a detailed statement by a responsible officer of the Borrower or such Guarantor of all relevant facts and the action being taken or proposed to be taken by the Borrower or such Guarantor with respect thereto.

          (f)  Maintenance of Properties.  The Borrower and each Guarantor shall
               -------------------------
maintain or cause to be maintained in good repair, working order and condition all properties used in Borrower's business including, but not limited to, any real property and all improvements located thereon, and from time to time will make or cause to be made all appropriate repairs, renewals, improvements and replacements thereof so that the businesses carried on in connection therewith may be properly conducted at all times. Neither the Borrower nor any Guarantor will do or permit any act or thing which might materially impair the value or commit or permit any material waste of its properties or any part thereof, or permit any unlawful occupation, business or trade to be conducted on or from any of its properties. To the extent the Borrower and any Guarantor leases any of its Places of Business, it shall maintain and keep current at all times all leases for said places of business.

          (g)  Notice of Suit, Proceedings, Adverse Change.  The Borrower and
               -------------------------------------------
each Guarantor shall promptly give the Bank notice in writing (a) of all threatened or actual actions or suits (at law or in equity) and of all threatened or actual investigations or proceedings by or before any court, arbitrator or any governmental department, commission, board, bureau, agency or other instrumentality, state, federal or foreign, affecting the Borrower or the rights of other properties of the Borrower or such Guarantor, (i) which involves potential liability of the Borrower or such Guarantor in an amount in excess of $10,000.00 in any individual case or $10,000.00 in the aggregate for all such cases, or (ii) which the Board of Directors of the Borrower or such Guarantor has reason to believe in good faith is likely to materially and adversely affect the financial condition of the Borrower or to impair the right or ability of the Borrower or such Guarantor to carry on its business as now conducted or to pay the Obligations or perform its duties under the Loan Documents; (b) of any material adverse change in the condition (financial or otherwise) of the Borrower or such Guarantor; and (c) of any siege or levy of any material part of the properties of the Borrower or such Guarantor under any process or by a receiver.

          (h)  Insurance.  The Borrower and each Guarantor shall timely procure
               ---------
and maintain and comply with such insurance and policies of insurance (including without limitation public liability, property damage and casualty business interruption) as may be required by law and such other insurance to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, and to furnish to the Bank upon its request evidence of said insurance. In any event, the Borrower and each Guarantor shall at all times maintain at least the policies of insurance and the levels of insurance coverage as are requested from time to time by the Bank. The Bank shall be listed as "loss payee" on all such policies of insurance and certificates evidencing compliance with this subparagraph shall be delivered to the Bank prior to the Initial Advance Date and from time to time thereafter upon the Bank's request.

          (i)  Debts and Taxes and Liabilities.  The Borrower and each Guarantor
               -------------------------------
shall pay and discharge (i) all of its indebtedness and obligations in accordance with their terms and before they shall become in default, (ii) all taxes, assessments and governmental charges or levies imposed upon it or upon Borrower's income and profits, or against its properties, prior to the date on which penalties attach thereto, and (iii) all lawful claims which, if unpaid, might become a lien or charge upon any of its properties; provided, however, that it shall not be required to pay any such indebtedness, obligation, tax, assessment, charge, levy or claim which is being contested in good faith by appropriate and lawful proceedings diligently pursued and for which adequate reserves (with respect to any material claims) have been set aside on its books. The Borrower and each Guarantor shall also set aside and/or pay as and when due all monies required to be set aside and/or paid by any federal, state or local statute or agency in regard to F.I.C.A., withholding, sales or excise or other similar taxes.

          (j)  Notification of Change of Name or Business Location.  The
               ---------------------------------------------------
Borrower and each Guarantor shall notify the Bank of each change in its name and of each change in the location of the Principal Place of Business and the office where the records of the Borrower are kept or of any other Place of Business, and in such case, shall execute such documents as the Bank may reasonably request to reflect such change in name or change in location, as the case may be; provided, however, the Principal Place of Business of the Borrower and the office where the records of the Borrower are kept may not be moved from the address of the Borrower set forth above, without prior written notice to the Bank. The Bank acknowledges that it is aware of the anticipated change in the name of the Borrower's Subsidiary Florida Audio Engineering Company to Florida Sound Engineering Company and the Bank hereby consents to such change.

          (k)  Notice of Adoption of Plan.  As soon as possible and in any event
               --------------------------
within thirty (30) days after the Borrower or any Related Entity adopts a new Plan, the Borrower or such Related Entity shall notify the Bank of the adoption of the new Plan. Adoption of a new Plan shall include the adoption of the new Plan by the Borrower or such Related Entity as well as inclusion of employees of the Borrower or such Related Entity under the Plan of another corporation.

          (l)  Notice of Plan Events, Termination and Litigation.  As soon as
               -------------------------------------------------
possible and in any event within thirty (30) days after the Borrower or any Related Entity knows or has reason to know that any Reportable Event or a Prohibited Transaction with respect to any Plan has occurred or that the Pension Benefit Guaranty Corporation or the Borrower or any Related Entity has instituted or will institute proceedings under ERISA to terminate a Plan, or a partial termination of a Plan has or is alleged to have occurred, or more than twenty percent (20%) of the total number of employees who are participants in a Plan will sever, or have severed, their employment due to a decision to cease operations at a facility or facilities or to reduce the work force, or any litigation regarding a Plan or naming the trustee of a Plan or the Borrower or any Related Entity with respect to a Plan is threatened or instituted, or the purchase, acceptance, holding or sale of customer notes by a Plan fails to comply with Prohibited Transactions Exemption 85-68 published on April 3, 1985, the Borrower will provide to the Bank copies of the written statement of the chief financial officer of the Borrower setting forth details of such Reportable Event, Prohibited Transaction, termination proceeding, partial termination or litigation and the action being or proposed to be taken with respect thereto, together with copies of the notice of such Reportable Event or any other notices, applications or forms submitted to the Pension

Benefit Guaranty Corporation, Internal Revenue Service or the United States Department of Labor, and copies of any notices or correspondence received from the Pension Benefit Guaranty Corporation, Internal Revenue Service or the United States Department of Labor, and copies of any pleadings, notices or other documents relating to such litigation.

          (m)  Plan Annual Reports.  Promptly after the filing thereof with the
               -------------------
Internal Revenue Service or the Pension Benefit Guaranty Corporation, the Borrower and each Guarantor will provide to the Bank copies of each annual report and annual premium filing form which is filed with respect to each Plan for each plan year, including (i) a statement of assets and liabilities of such Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by the trustee of the Plan or the independent certified public accountants for such and (ii) if required by law or applicable regulations, an actuarial statement of such Plan applicable to such plan year, certified by the actuary for the Plan.

          (n)  Environmental Compliance.  At all times during the term of this
               ------------------------
Agreement, the Borrower and each Guarantor shall comply with all Environmental Laws, and during the entire such period, the representations made in paragraph 3(q) shall remain true.

          (o)  Banking Relationship.  The Borrower shall at all times during the
               --------------------
term of this Agreement maintain its primary depository relationship at the Bank, and such relationship shall be maintained in a manner acceptable to the Bank.

          (p)  Financial Covenants.  At all times during the term of this
               -------------------
Agreement, the Borrower shall comply with the following affirmative financial covenants:

          (i)   Debt Service Coverage Ratio.  The Borrower's Debt Service
                ---------------------------
     Coverage Ratio shall equal or exceed 1.2:1.0 at all times, tested quarterly on a trailing four (4) quarter basis.

          (ii)  Monthly Billings.  Commencing as of the date hereof, and as of
                ----------------
     the last Day of each calendar month thereafter during the term of this Agreement, consolidated Monthly Billings shall equal or exceed $535,000.00. Within thirty (30) Days of the end of each calendar month, the Borrower shall deliver to the Bank a certificate, in form acceptable to the Bank, which sets forth the amount of the Monthly Billings for the immediately preceding month.

          (iii) Funded Debt to EBITDA Ratio.  The Borrower's Funded Debt to
                ---------------------------
     EBITDA Ratio shall be equal to or less than 4.0:1.0.

          (q)  Subsidiaries.  The Borrower shall give the Bank prompt written
               ------------
notice of the organization of a Subsidiary, as well as such other information in respect thereof as the Bank may reasonably request.

          (r)  Further Assurances; Additional Collateral Documents.  The
               ---------------------------------------------------
Borrower and each Guarantor will, at its expense, execute, acknowledge and deliver and cause to be executed, acknowledged and delivered, to the Bank all such instruments, including, without limitation, financing statements, security agreements, assumptions and continuation statements, deliver to the Bank all such legal opinions, and take all such other action as the Bank may from time to time request for the purpose of further assuring to the Bank the security for the Obligations provided for, or intended to be provided for, in this Agreement and the other Loan Documents and to confirm the Obligations. Further, to the extent the Borrower or any Guarantor acquires from time to time any additional property within the definition of the term Collateral, the Borrower or such Guarantor shall immediately execute and deliver to the Bank such documents as are necessary to grant the Bank a valid and first priority lien or security interest in such property.

          (s)  Waiver of Landlord's Lien.  In the event that any of the
               -------------------------
Collateral is at any time located on any leased premise, the Borrower or Guarantor will furnish to the Bank a Consent of Lessor.

          (t)  Life Insurance.  At all times during the term of this Agreement,
               --------------
the Borrower shall keep and maintain a "key man" life insurance policy on the life of A. J. Schell in the amount of at least $500,000.00. Said policy shall be assigned to the Bank as collateral security for the Loan, and the Borrower shall execute the Assignments or any other appropriate documentation to evidence such assignment. The policy shall be issued by an insurer bearing a rating of B+ or better by A. M. Best & Co. Borrower shall provide proof of payment of the annual premiums to the Bank during the term of the Loan. Borrower shall provide proof of payment of the annual premiums to the Bank during the term of this Agreement.

          (u)  Contracts, Leases and Franchises.  The Borrower and each
               --------------------------------
Guarantor shall provide copies of each of its now existing or hereafter entered into contracts, leases and franchises (including the Muzak Franchises) and any and all amendments, modifications, supplements or replacements thereto, and shall assign and grant and security interest in each of them to the Bank, as collateral security for the Loan, and, in connection therewith, shall execute and deliver to the Bank such documents or agreements as may be required by the Bank to evidence and/or perfect such assignment and security interest. To the extent that any written consent or acknowledgment shall be required for such assignment from any lessor or franchisor, Borrower or such Guarantor shall obtain same, in form acceptable to the Bank in its absolute discretion.

          (v)  Stamp, Excise and Intangible Taxes.  If any stamp, excise or non-
               ----------------------------------
recurring intangible tax shall become applicable with respect to this Agreement, the Bank or any other Loan Document, the Borrower shall promptly pay such tax in full (including interest and penalties, if any) and shall hold the Bank harmless with respect thereto.

          (w)  Subordination of Affiliate Loans, Etc.  All loans or fees owed to
               -------------------------------------
Affiliates of the Borrower shall, at all times, be subordinate to the Loan and the Borrower shall cause its Affiliates from time to time, to execute and deliver to the Issuer and the Bank subordination agreements in form and content satisfactory to the Bank; provided, however, so long as no Default exists or has occurred, the Borrower may pay current scheduled payments on such loans or fees, but may not prepay such loans or fees.

     5.   NEGATIVE COVENANTS.  So long as any Obligation to the Bank is
          ------------------
outstanding or unperformed, the Borrower and the Guarantors will not without the prior written consent of the Bank, which consent shall not be unreasonably withheld:

          (a)  Sale of Collateral; Liens on Collateral.  Sell, assign or
               ---------------------------------------
discount any of the Collateral with or without recourse, except for the collection or disposition of Accounts or the sale of Inventory in the ordinary course of business; or borrow from anyone on security of, or pledge or grant any security interest in the Collateral or any other assets of Borrower or such Guarantor to anyone, or create, incur or permit any lien or encumbrance to attach to any of the foregoing, or any levy to be made thereon, or any financing statement to be on file with respect thereto, provided, however, nothing herein shall prohibit (i) liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings; and (ii) other liens incidental to the conduct of Borrower's or such Guarantor's business or the ownership of its property and assets which are not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business.

          (b)  Additional Indebtedness.  Incur further indebtedness, including,
               -----------------------
without limitation, Capitalized Lease Obligations, in excess of $250,000.00 in the aggregate in any fiscal year.

          (c)  Other Agreements.  Enter into any arrangements, contractual or
               ----------------
otherwise, which would materially and adversely affect its duties or the rights of the Bank under the Loan Documents or which is inconsistent with or limits or abrogates the Loan Documents.

          (d)  Sale of Assets.  Sell, lease, assign, transfer or otherwise
               --------------
dispose of any part of its assets or properties, tangible or intangible, to any Person except the sale of Inventory in the ordinary course of business and the replacement of its Equipment due to repair or obsolescence.

          (e)  Merger, Consolidation, Dissolution, Etc.  Consolidate with or
               ---------------------------------------
merge into any other Person, or permit another Person to merge into it, or dissolve or take or omit to take any action which would result in its dissolution, or acquire all or substantially all the properties or assets of any other Person, or enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

          (f)  Loans, Advances, Investments, and Contingent Liabilities.  Make
               --------------------------------------------------------
or permit to remain outstanding any loan, or advance to, or guarantee, or endorse or otherwise be or become contingently liable, directly or indirectly, in connection with any obligation or the stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any other Person.

          (g)  Plan Liabilities.  Neither the Borrower nor any Related Entity
               ----------------
will permit the aggregate present value of accrued benefits of any Plan, computed in accordance with actuarial principles and assumptions applied on a uniform and consistent basis by an enrolled actuary of recognized standing acceptable to the Bank, to exceed the aggregate value of assets of the Plans, computed on a fair market value basis, or permit the aggregate present value of vested benefits of the Plans, computed in accordance with actuarial principles and assumptions applied on a uniform and consistent basis by an enrolled actuary of recognized standing acceptable to the Bank, to exceed the aggregate value of assets of the Plans, computed on a fair market value basis.

          (h)  Capital Expenditures.  On a consolidated basis, make capital
               --------------------
expenditures for fixed assets in excess of $500,000.00 in the aggregate in any fiscal year.

          (i)  Dividends.  Pay any dividends to its shareholders on any class of
               ---------
its stock.

          (j)  Fiscal Year.  The Borrower will not change its fiscal year from a
               -----------
year ending December 31.

          (k)  Changes in Business.  Engage in any business other than the
               -------------------
business presently conducted by it on the date of this Agreement and business of substantially the same type or reasonably related thereto.

          (l)  Change of Name or Business Location.  Except as permitted in this
               -----------------------------------
Agreement, change its name or the location of any of its offices where records regarding the Collateral are kept.

     6.   CONSENT TO PURCHASE OF JACKSONVILLE ASSETS AND CHANGE OF NAME OF
          ----------------------------------------------------------------
JACKSONVILLE SUBSIDIARY.  The Borrower recently entered into an Agreement of
-----------------------
Sale (the "Jacksonville Contract") with Florida Sound Engineering Company, a Florida corporation, for the purpose of acquiring all of the assets of such corporation (the "Jacksonville Assets"). In connection with such purchase, the Borrower recently formed a Subsidiary known as Florida Audio Engineering Company (the "Jacksonville Subsidiary") for the purpose of acquiring title to the Jacksonville Assets. The Jacksonville Contract will be assigned to the Jacksonville Subsidiary, which will complete the purchase of the Jacksonville Assets. Immediately upon the conclusion of such purchase, the Jacksonville Subsidiary will change its name to Florida Sound Engineering Company and will thereafter operate under such name. The Bank hereby consents to the purchase of the Jacksonville Assets and the change of the name of the Jacksonville Subsidiary in connection with such purchase. The Borrower agrees to provide evidence of such name change to the Bank as soon as it is available.

     7.   EVENTS OF DEFAULT.  The following each and all are Events of Default
          -----------------
hereunder:

          (a)  Monetary Default.  If the Borrower shall default in any payment
               ----------------
of the principal of or interest on the Loan when and as the same shall become due and payable, whether on demand, at maturity, by acceleration or otherwise; or

          (b)  Non-Monetary Default.  If the Borrower or any Guarantor shall
               --------------------
default in the performance of or compliance with any term or covenant contained in this Agreement or one or more of the other Loan Documents other than a term or covenant a default in the performance of which or non-compliance with which is elsewhere specifically dealt with under this Section 7; or

          (c)  Third Party Default.  If the Borrower or any Guarantor shall be
               -------------------
declared in default by a third party in the performance of any agreement with any Person other than the Bank with respect to any material indebtedness of the Borrower or such Guarantor if the effect of such default is to accelerate the maturity of such indebtedness or at maturity (giving effect to any applicable grace periods) such indebtedness shall not be paid as and when due and payable unless such default is being contested in good faith by the Borrower or such Guarantor; or

          (d)  False Representation.  If any representation or warranty made in
               --------------------
writing by or on behalf of the Borrower or any Guarantor herein or in any other Loan Document shall prove to have been false or incorrect in any material respect on the date as of which made or reaffirmed; or

          (e)  Bankruptcy or Insolvency.  If the Borrower or any Guarantor shall
               ------------------------
admit in writing its/his/her inability, or be generally unable, to pay its/his/her debts as they become due or shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for the Borrower or a substantial part of its/his/her assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Borrower or any Guarantor, in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more, or the Borrower or any Guarantor by any act or omission shall indicate its/his/her consent to, approval of or acquiescence in any such petition, application, or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for the Borrower or any Guarantor or any substantial part of any of its/his/her properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) Days or more; or

          (f)  Dissolution.  If any order, judgment, or decree is entered in any
               -----------
proceedings against the Borrower or any Guarantor decreeing the dissolution of the Borrower and such order, judgment, or decree remains unstayed and in effect for more than ninety (90) Days; or

          (g)  Default by Guarantor.  If any Guarantor fails to meet or comply
               --------------------
with any term or condition of his/her Guaranty or seeks to cancel his/her Guaranty for any reason whatsoever or defaults in the payment or performance of any obligations or indebtedness of such Guarantor to the Bank; or

          (h)  Fraudulent Conveyance.  If the Borrower of any Guarantor shall
               ---------------------
have concealed, removed, or permitted to be concealed or removed, any part of its properties, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its properties which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its properties to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its properties through legal proceedings or distraint which is not vacated within thirty (30) Days from the date thereof; or

          (i)  Final Judgment.  If a final judgment for the payment of money in
               --------------
excess of an aggregate of $25,000.00 shall be rendered against the Borrower or any Guarantor, and the same shall remain undischarged for a period of thirty
(30) consecutive Days during which execution shall not be effectively stayed.

          (j)  Reportable Event.  If a Reportable Event shall have occurred in
               ----------------
connection with any Plan maintained by the Borrower or any Related Entity; or

          (k)  Contest of Loan Documents.  If the validity or enforceability of
               -------------------------
this Agreement, or any other Loan Document shall be contested by the Borrower or any Guarantor or any shareholder thereof; or any Person shall deny that such Person has any or further liability or obligation hereunder or thereunder.

          (l)  Loss of Muzak Franchises.  If any of the Muzak Franchises are
               ------------------------
terminated or not renewed or extended for any reason.

     8.   RIGHTS UPON DEFAULT.  Upon the occurrence and the continuing of any
          -------------------
Event of Default, the Bank shall have and may exercise any or all of the rights set forth herein, provided, however, the Bank shall be under no duty or obligation to do so:

          (a)  Acceleration.  To declare the indebtedness evidenced by the Note
               ------------
and all other Obligations to be forthwith due and payable, whereupon the Note and all other Obligations shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice or grace period of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or in such other Obligations to the contrary notwithstanding and, upon such acceleration, the unpaid principal balance and accrued interest upon the Note shall from and after such date of acceleration bear interest at the Default Rate; provided, however, that the foregoing shall in no way abrogate or limit the Bank's right to accelerate and declare the Loan immediately due and payable upon demand at any time made.

          (b)  Right of Setoff.  To exercise its right of setoff as permitted
               ---------------
under the Note and/or this Agreement.

          (c)  Other Rights.  To exercise such other rights as may be permitted
               ------------
under any of the Loan Documents.

          (d)  Uniform Commercial Code.  To exercise from time to time any and
               -----------------------
all rights and remedies of a secured creditor under the UCC as in effect from time to time in the State of Florida and any and all rights and remedies available to it under any other applicable law.

     9.   CONDITIONS TO LENDING.  The obligations of the Bank to make an Advance
          ---------------------
hereunder shall be subject to the following:

          (a) The execution and delivery of the Loan Documents by the Borrower and the Guarantors;

          (b) The Borrower and each Guarantor being in compliance with the terms of this Agreement and all other Loan Documents without the occurrence of a Default or an Event of Default;

          (c) The representations and warranties set forth in this Agreement and the other Loan Documents being true and correct as of the date hereof and the date of each Advance;

          (d)  The receipt by the Bank of the Commitment Fee; and

          (e) The simultaneous acquisition by the Jacksonville Subsidiary of the Jacksonville Assets pursuant to and in accordance with the Jacksonville Contract.

     10.  MISCELLANEOUS.
          -------------

          (a)  No Waiver, Cumulative Remedies.  No failure or delay on the part
               ------------------------------
of the Bank in exercising any right, power or remedy hereunder, or under the Note or the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. The remedies herein and therein provided are cumulative and not exclusive of any remedies provided by law or in equity.

          (b)  Amendments, Etc.  No amendment, modification, termination or
               ---------------
waiver of any provision of this Agreement, the Note or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (c)  Addresses for Notices, Etc.  All notices, requests, demands and
               --------------------------
other communications provided for hereunder shall be in writing (including telex or telegraphic communications) and shall be deemed to have been duly and sufficiently given by the next Banking Day in the place to which sent if sent by telex, telecopy or telegraphic communications, or after three (3) Banking Days after being mailed (postage prepaid) to the Borrower or the Bank or delivered to all parties at the address indicated below:

     If to the Borrower:  Audio Communications Network, Inc.
                          1000 Legion Place
                          Suite 1515
                          Orlando, Florida  32801
                          Attention: A. J. Schell,
                                     President

     If to the Bank:      SunTrust Bank, Central Florida, National
                           Association
                          200 South Orange Avenue
                          Orlando, FL  32801
                          Telecopier No.: (407) 237-6704
                          Attention:  Lee W. Wright,
                                      Vice President

     With a Copy to:      Charles T. Brumback, Jr., Esq.
                          Akerman, Senterfitt & Eidson, P.A.
                          Post Office Box 231
                          Orlando, Florida  32802-0231
                          Telecopier No.: (407) 843-6610

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to the delivery with the terms of this Section.

          (d)  Applicable Law.  This Agreement, and each of the Loan Documents
               --------------
and transactions contemplated herein (unless specifically stipulated to the contrary in such document) shall be governed by and interpreted in accordance with the laws of the State of Florida.

          (e)  Survival of Representations and Warranties.  All representations,
               ------------------------------------------
warranties, covenants and agreements contained herein or made in writing by the Borrower in connection herewith shall survive the execution and delivery of this Agreement, the Note and the other Loan Documents and be true and correct during the term of the Loan.

          (f)  Time of the Essence.  Time is of the essence of this Agreement,
               -------------------
the Note and the other Loan Documents.

          (g)  Headings.  The headings in this Agreement are in tended to be for
               --------
convenience of reference only, and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.

          (h)  Severability.  In case any one or more of the provisions
               ------------
contained in this Agreement, the Note or the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not affect any other provision of this Agreement, the Note or the other Loan Documents, but this Agreement, the Note and the other Loan Documents shall be construed as if such invalid or illegal or unenforceable provision had never been contained therein.

Provided, however, in the event said matter would adversely affect the rights of the Bank under any or all of the Loan Documents, the same shall be an Event of Default.

          (i)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          (j)  Conflict.  In the event any conflict or inconsistency arises
               --------
between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall govern in all instances of such conflict or inconsistency.

          (k)  Term.  The term of this Agreement shall be for such period of
               ----
time until the Loan and the Note have been repaid in full, and all of the other Obligations have been paid or performed to the Bank in full.

          (l)  Expenses.  The Borrower agrees, whether or not the transactions
               --------
hereby contemplated shall be consummated, to pay, and save the Bank harmless against liability for the payment of, all out-of-pocket expenses arising in connection with this transaction, all taxes, together in each case with interest and penalties, if any, which may be payable in respect of the execution, delivery and performance of this Agreement or the execution, delivery, and performance of the Note issued under or pursuant to this Agreement (excepting only any tax on or measured by net income of the Bank determined substantially in the same manner, other than the rate of tax, as net income is presently determined under the Internal Revenue Code of 1986, as amended), the reasonable legal fees and expenses (whether incurred at trial, in any bankruptcy or appellate proceeding or otherwise) of counsel to the Bank in connection with negotiation, preparation and enforcement of this Agreement, the Note or any of the other Loan Documents.

          (m)  Successors and Assigns.  All covenants and agreements in this
               ----------------------
Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, provided, however, this clause shall not by itself authorize any delegation of duties by the Borrower or any other assignment which may be prohibited by the terms and conditions of this Agreement.

          (n)  No Third Party Beneficiaries.  The parties intend that this
               ----------------------------
Agreement is solely for their benefit and no person not a party hereto shall have any rights or privileges under this Agreement whatsoever either as the third party beneficiary or otherwise.

          (o)  WAIVER OF JURY TRIAL.  THE BANK AND THE BORROWER HEREBY
               --------------------
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS AGREEMENT, THE NOTE AND ANY OTHER LOAN DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK MAKING THE LOAN.

          (p)  Entire Agreement.  Except as otherwise expressly provided, this
               ----------------
Agreement and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

     IN WITNESS WHEREOF, the Borrower and Bank have duly executed this Loan Agreement as of the day and year first above written.

ATTEST:                             AUDIO COMMUNICATIONS NETWORK,
                                    INC., F/K/A JOHNSON
                                    ELECTRONICS, INC.


______________________________      By:__________________________
Doris K. Krummenacker,                 A. J. Schell,
Secretary                              President

  (CORPORATE SEAL)

                                    SUNTRUST BANK, CENTRAL
                                    FLORIDA, NATIONAL ASSOCIATION,
                                    F/K/A SUN BANK, NATIONAL
                                    ASSOCIATION


                                    By:__________________________
                                       Lee W. Wright,
                                       Vice President

                       JOINDER AND CONSENT OF GUARANTORS
                       ---------------------------------


     The undersigned, being the Guarantors of the Loan, hereby join in, consent to and approve the foregoing Second Amended and Restated Loan Agreement (the "Loan Agreement"). Without limiting the generality of the foregoing:

     1. Each Guarantor hereby acknowledges reading the Loan Agreement and specifically consents to all references to the Guarantors and all agreements or representations of each Guarantor set forth therein.

     2. The Guarantors acknowledge that they will be receiving adequate consideration for their guaranty of the Obligations and/or their joinder in the Loan Agreement because monies provided to the Borrower or retained by the Borrower pursuant to the Loan Agreement will benefit the Guarantors as Subsidiaries of the Borrower.

     3. The Guarantors hereby agree to be bound by all the terms of the Loan Agreement applicable to them.

     4. The Bank is hereby expressly authorized to rely upon this Joinder and Consent of Guarantors.

     5. Capitalized terms used in this Joinder and Consent of Guarantors and not otherwise defined shall have the same meanings herein as in the Loan Agreement.

     IN WITNESS WHEREOF, each of the undersigned Guarantors has executed and delivered this Joinder and Consent of Guarantors as of the date of the Loan Agreement referenced above.

ATTEST                           AUDIO COMMUNICATIONS NETWORK, INC.,
                                 F/K/A MUSIC SERVICES, INC., a
                                 Missouri corporation


____________________________     By:________________________________
Doris Krummenacker                  A. J. Schell, President
Secretary

     (CORPORATE SEAL)

ATTEST                           AUDIO COMMUNICATIONS NETWORK, INC.,
                                 a Maryland corporation


____________________________     By:________________________________
Doris Krummenacker                  A. J. Schell, President
Secretary

     (CORPORATE SEAL)



ATTEST                           AMERICAN MUSIC NETWORK, INC., a
                                 California corporation


____________________________     By:________________________________
Doris Krummenacker                  A. J. Schell, President
Secretary

     (CORPORATE SEAL)



ATTEST                           FLORIDA AUDIO ENGINEERING COMPANY,
                                 a Florida corporation


____________________________     By:________________________________
Doris Krummenacker                  A. J. Schell, President
Secretary

     (CORPORATE SEAL)

                                   EXHIBIT A
                                   ---------

                              Places of Business
                              ------------------

========================================================================
      ENTITY             RELATIONSHIP       ADDRESS        OWNED/LEASED
========================================================================
Audio Communications    Borrower       1000 Legion            Leased
Network, Inc., f/k/a                   Place, Suite 1515
Johnson Electronics                    Orlando, FL 32801
------------------------------------------------------------------------

Audio Communications    Guarantor      1636 Broadway          Leased
Network, Inc., f/k/a                   Kansas City, Mo
Music Services, Inc.,                  64108
                                      ----------------------------------
a Missouri
Corporation                            1508 Bower Blvd.       Lease
                                       St. Louis, MO
                                       63122
------------------------------------------------------------------------

Audio Communications    Guarantor      3 Nashua Ct.,          Leased
Network, Inc., a                       Suite B
Maryland corporation                   Baltimore, MD
                                       21221
------------------------------------------------------------------------

American Music          Guarantor      1031 E. Belmont        Leased
Network, Inc., a                       Ave.
California                             Fresno, CA  93701
Corporation
------------------------------------------------------------------------

Florida Audio           Guarantor      3016 Mercury Rd.       Leased
Engineering Company,                   South
a Florida corporation                  Jacksonville, FL
                                       32207
========================================================================

VLTNO/1    0400
CLTNM/1    DOMAIN
MTRNM/1    ESTATE PLANNING
CLTNO/1    3582
MTRNO/1    52187
DOC/1      LAST WILL 8 TESTAMENT
DOC/2      DURABLE FAMILY POWER OF ATTORNEY
DOC/3      DECLARATION
DOC/4      NOTE
DOC/5      Living Wills Margaret & Wolfgang 5/3/93
DOC/6      Codials to the Wills of Marnie and Wolfgang Domain
NOTES/1    Inventoried - 29-sep-1994/avt
NOTES/2    Sealed Envelope
ATTNY/1    Brumback, C
$

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                   SECOND AMENDED AND RESTATED LOAN AGREEMENT


                                 by and between


                      AUDIO COMMUNICATIONS NETWORK, INC.,
                        F/K/A JOHNSON ELECTRONICS, INC.
                                (the "Borrower")


                                      AND


             SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION,
                     F/K/A SUN BANK, NATIONAL ASSOCIATION,
                                  (the "Bank")


                               December 21, 1995



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SECOND AMENDED AND RESTATED LOAN AGREEMENT
                   ------------------------------------------


     THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT (the "Agreement"), is made and entered into as of the 21st day of December, 1995, by and between AUDIO COMMUNICATIONS NETWORK, INC., F/K/A JOHNSON ELECTRONICS, INC., a Florida corporation, located at 1000 Legion Place, Suite 1515, Orlando, Florida 32801 (hereafter referred to as the "Borrower") and SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, F/K/A SUN BANK, NATIONAL ASSOCIATION, a national banking association located at 200 South Orange Avenue, Orlando, Florida 32801 (hereinafter,the "Bank").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Borrower and the Bank previously entered into that certain Amended and Restated Loan Agreement dated July 19, 1989, as amended by a First Amendment dated as of April 30, 1990, a Second Amendment dated as of June 11, 1991, a Third Amendment dated as of June 1, 1992, a Fourth Amendment dated as of July 1, 1993, a Fifth Amendment dated as of January 22, 1994, a Sixth Amendment dated as of March 1, 1994 and a Seventh Amendment dated as of June 5, 1995 (as amended, the "Existing Loan Agreement") pursuant to which the Bank extended a certain consolidated term loan in the aggregate principal amount of $5,200,000.00 (the "Loan") for the purpose set forth in the Existing Loan Agreement; and

     WHEREAS, the Borrower has requested the Bank to increase the Loan by $6,190,000.00 to a maximum aggregate principal amount of $11,000,000.00, to modify the interest rate applicable to the Loan and to otherwise modify certain terms of the Existing Loan Agreement and the Bank is unwilling to do so unless the Borrower executes and delivers this Agreement;

     NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements contained herein, the Borrower and the Bank, intending to be legally bound, agree to amend and restate the Existing Loan Agreement in its entirety as follows:

     1.  DEFINITIONS.  As used herein:
         -----------

     "Account" shall mean any right of the Borrower, whether or not earned by
      -------
performance, to payment for goods or other property (including, without limitation, the Collateral) sold or leased or for services rendered that is not evidenced by an Instrument or Chattel Paper, including, without limitation:

          (a) all presently owned and hereafter acquired receivables, including all open accounts, contract rights, notes, drafts, acceptances, rental receivables, installment payment obligations and other obligations for or rights to the payment of money created by the Borrower, or acquired by Borrower from others;

          (b) all cash and non-cash proceeds thereof, and all contracts, documents, invoices and other instruments evidencing the same; and

          (c) all collateral security therefor (including guaranties, mortgages, or security interests) and all of Borrower's rights and remedies in connection with the Accounts or in connection with any property sold or leased which is represented thereby.

     "Account Debtor" shall mean any person who is obligated on an Account or
      --------------
Chattel Paper.

     "Advance"  shall mean individually and collectively the proceeds of the
      -------
Loan delivered to the Borrower by the Bank pursuant to the terms hereof.

     "Affiliate" shall mean any Person directly or indirectly controlling,
      ---------
controlled by, or under direct or indirect common control with Borrower, including a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" shall mean this Second Amended and Restated Loan Agreement
      ---------
originally executed by the parties hereto and all permitted supplements, amendments, modifications and restatements thereof.

     "Applicable Margin" shall mean the percentage set forth in the chart in
      -----------------
Section 2(c) hereof which shall be added to the Prime Rate in determining the Interest Rate.

     "Assignments" shall mean, collectively, (a) the collateral assignments of
      -----------
life insurance satisfactory in form and substance to the Bank pursuant to which the Borrower shall collaterally assign to the Bank all of its right, title and interest in and to a "key man" life insurance policy on the life of A. J. Schell in the minimum amount of $500,000.00 and (b) the Collateral Assignment of License Agreement executed and deliverd by FAEC in favor of the Bank of even date herewith.

     "Banking Day" shall mean any Day excluding, Saturday, Sunday and any Day
      -----------
which is a legal holiday under the laws of the State of Florida or is a Day on which banking institutions located in such state are authorized by law or other governmental action to close.

     "Capitalized Lease Obligations" shall mean all rental obligations which
      -----------------------------
under GAAP are or will be required to be capitalized on the balance sheet of the Borrower (including, without limitation, all existing rental obligations which will be required to be so capitalized for calendar or fiscal years beginning after December 31, 1994), in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

     "Chattel Paper" shall mean a writing or writings which evidence both a
      -------------
monetary obligation and a security interest in or a lease of specific goods.

     "Collateral" shall mean the property of the Borrower, the Guarantors or any
      ----------
other Person which is or will be collateral security for the Obligations, including at the date hereof all of the following:

          (a) all Accounts, Chattel Paper, Documents, Equipment, Instruments, Inventory, Intangible Assets and the Proceeds thereof, of the Borrower and the Guarantors, whether now owned or hereafter acquired;

          (b) to the extent not described above, all of the right, title and interest of the Borrower and the Guarantors, whether now owned or hereafter acquired, in and to the goods or other property represented by or securing the Accounts, Chattel Paper and Instruments;

          (c) all rights of the Borrower and the Guarantors as an unpaid lienor, including stoppage in transit, replevin and reclamation;

          (d) all monies, bank accounts, balances, credits, deposits, collections, drafts, bills, notes, securities, and other property of every kind and nature (whether tangible or intangible) now owned or hereafter acquired by the Borrower and the Guarantors and at any time in the actual or constructive possession of (or in transit to) the Bank or its correspondents or agents in any capacity or for any purpose;

          (e)  all books, records, ledger cards and other property relating to
(a) through (d) above, including computer programs, tapes and related software; and

          (f)  all Proceeds and products of (a) through (e) above.

All of the Collateral shall secure all of the Obligations irrespective of which Obligor has rights in any particular item of Collateral.

     "Commitment Fee" shall mean a one-time fee in the amount of $60,000.00
      --------------
which shall be paid to the Bank by the Borrower at the closing of the Loan.

     "Consent of Lessor" shall mean the consent or waiver of the Lessor to the
      -----------------
Security Interest such that the Lessor shall not have any lien or security interest whatsoever in or to the Collateral superior to the Security Interest of the Bank, and in form acceptable to the Bank.

     "Contribution Agreement" shall mean that certain Contribution Agreement
      ----------------------
entered into by and between the Borrower, the Guarantors and the Bank dated of even date herewith, and any and all amendments, supplements, modifications or restatements thereof.

     "Covenant Compliance Certificate" shall mean a certificate, in form and
      -------------------------------
content satisfactory to the Bank, which shall (i) set forth the various financial covenants and ratios which the Borrower is required to comply with during the term of this Agreement, (ii) contain calculations reflecting whether or not the Borrower is in compliance with each such financial covenant or ratio requirement, (iii) contain a statement as to whether or not the Borrower is in default under this Agreement or any of the other Loan Documents and, if the Borrower is in default, such statement shall indicate the nature thereof as well as the steps which Borrower proposes to take in order to cure said default, and
(iv) be certified to be true and correct by an officer of the Borrower acceptable to the Bank.

     "Day" shall mean a calendar day, unless the context indicates otherwise.
      ---

     "Debt Service Coverage Ratio" shall mean, at any date of determination
      ---------------------------
thereof, an amount equal to the sum of Borrower's (i) Net Income before extraordinary items, and (ii) depreciation, and (iii) amortization, and (iv) interest, divided by the sum of principal and interest charges of Borrower and its Subsidiaries on a consolidated basis.

     "Default Rate" shall mean (a) twenty-five percent (25%) per annum or (b)
      ------------
the highest rate of interest permitted from time to time by applicable law, whichever is less.

     "Document" shall mean any now owned or hereafter acquired bill of lading,
      --------
dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document, whether negotiable or non-negotiable, which in the regular course of business of financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

     "Dollars" shall mean lawful money of the United States of America.
      -------

     "Due Date" shall mean the date any payment of principal or interest is due
      --------
and payable on the Loan or the Note.

     "EBITDA" shall mean, for any period, Net Income, increased by the sum of
      ------
(i) Interest Expense for such period, (ii) Income Tax Expense for such period,
(iii) depreciation for such period and (iv) amortization for such period.

     "ERISA" shall mean the Employment Retirement Income Security Act of 1974,
      -----
as amended.

     "Environmental Laws" shall mean all federal, state, regional, county or
      ------------------
local laws, statutes, rules, regulations or ordinances concerning public health, safety or the environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. {9601,

et seq, as amended by the Superfund Amendments and Reauthorization Act of 1986;
-- ---
the Hazardous Materials Transportation Act, 49 U.S.C. {1801 et seq.; the
                                                            -- ----
Resource, Conservation and Recovery Act, 42 U.S.C. {6901 et seq., as amended by
                                                         -- ----
the Solid and Hazardous Waste Amendments of 1984; Chapter 403 of Florida Statutes (the "Florida Air and Water Pollution and Control Act"); Chapter 376 of Florida Statutes (the "Pollutant Discharge, Prevention and Removal") Sections
501.061 et seq. of Florida Statutes (the "Florida Hazardous Substances Law");
        -- ----
any similar law or laws now or hereafter in effect within the state or states in which the Project is situated; and any other presently-existing or hereafter-adopted federal, state or local laws or regulations regulating or in any way pertaining to Hazardous Substances.

     "Equipment" shall mean all now existing and hereafter acquired goods (other
      ---------
than Inventory) used or bought for use primarily in the Debtor's business, wherever located, including, but not limited to, machinery, furniture, furnishings, textures, dies, parts (including spare parts and repair parts) and tools, together with all fittings, accessories, accessions, additions, modifications, improvements, equipment and special tools now or hereafter affixed to any or any part of the foregoing or used in connection with any part of the foregoing and all replacements of any part thereof and all products and Proceeds of any of the foregoing.

     "Event of Default" shall mean an event of default specified in Section 7 of
      ----------------
this Agreement.

     "Existing Loan Agreement" shall mean that certain Amended and Restated Loan
      -----------------------
Agreement by and between the Borrower and the Bank dated July 19, 1989, as amended by amendments dated as of April 30, 1990, as of June 11, 1991, as of June 1, 1992, as of July 1, 1993, as of January 22, 1994, as of March 1, 1994 and as of June 5, 1995.

     "Existing Loan Documents" shall mean the Existing Loan Agreement and all
      -----------------------
the other documents referred to therein as "Loan Documents" and all other documents, agreements, certificates, schedules, notes, statements and opinions, however described, referenced therein or executed or delivered pursuant thereto or in connection with or arising therewith.

     "Financing Statements" shall mean the financing statements permitted under
      --------------------
the Uniform Commercial Code or any other state law for the purpose of perfecting or continuing the Security Interest.

     "Funded Debt" or "Funded Liabilities" shall mean interest bearing debt
      -----------------------------------
including, without limitation and duplication:

     (a) any liability or obligation which under GAAP is required to be shown on the balance sheet as a liability,

     (b) indebtedness which is secured by any security interest on property owned by the Borrower whether or not the indebtedness secured thereby shall have been assumed by the Borrower, and

     (d) obligations under any contract providing for the making of loans, advances, or capital contributions to any Person in order to enable such Person primarily to maintain working capital, net worth, or any other balance sheet condition or to pay debts, dividends, or expenses, all as determined in accordance with GAAP; provided, however, that any such
                                           -----------------
obligation shall be treated as Funded Debt, regardless of its term, if such obligation is renewable pursuant to the terms thereof or arises under a revolving credit or similar agreement effective for more than one year after the date of creation of such obligation, or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement.

     "Funded Debt to EBITDA Ratio" shall mean the ratio of the Borrower's Funded
      ---------------------------
Debt to its EBITDA.

     "GAAP" shall mean Generally Accepted Accounting Principles consistently
      ----
applied to the particular item.

     "Guarantor" or "Guarantors" shall mean, individually or collectively, as
      ---------      ----------
the context may require, Audio Communications Network, Inc., a Maryland corporation, Audio Communications Network, Inc., f/k/a Music Services, Inc., a Missouri corporation, American Music Network, Inc., a California corporation, FAEC.

     "Guaranty" shall mean that certain Subsidiary Guaranty Agreement of even
      --------
date herewith executed by each of the Guarantors in favor of the Bank, absolutely and unconditionally guaranteeing the Obligations, in form acceptable to the Bank, and all supplements, amendments, modifications, restatements and reaffirmations thereof.

     "Hazardous Substances" shall mean any hazardous or toxic materials,
      --------------------
pollutants, contaminants, constituents or wastes and any other chemical, material or substance, the generating, handling, storage, release, transportation, or disposal of which is or becomes prohibited, limited or regulated by any federal, state, county, regional or local authority or which, even if not so regulated, is or becomes known to pose a hazard to the health and safety of the occupants of the Places of Business including, without limitation,
(i) asbestos, (ii) petroleum and petroleum by-products, (iii) urea formaldehyde foam insulation, (iv) polychlorinated biphenyls, (v) all substances now or hereafter designated as "hazardous substances," "hazardous materials," "toxic substances," or "hazardous wastes" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. {9601, et seq., as
                                                                   -- ----
amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, 49 U.S.C. {1801 et seq., or the Resource, Conservation and Recovery Act, 42 U.S.C. {6901 et seq., as amended by
                                                         -- ---
the Solid and Hazardous Waste Amendments of 1984; (vi) all substances now or hereafter designated as "hazardous wastes" or as "hazardous substances" in Chapter 403 of Florida Statutes (the "Florida Air and Water Pollution and Control Act") or in {501.061 et seq. of Florida Statutes (the "Florida Hazardous
                             -- ---
Substances Law"); (vii) all substances now or hereafter designated as "pollutants" in Chapter 376 of Florida Statutes ("Pollutant Discharge, Prevention and Removal"); or (viii) all substances now or hereafter designated as "hazardous substances," "hazardous materials" or "toxic substances" under any other federal, state or local laws or in any regulations adopted and publications promulgated pursuant to said laws.

     "Income Tax Expense" shall mean, for any period, the aggregate of (i) all
      ------------------
taxes based upon or measured by the Borrower's income and (ii) franchise taxes payable by the Borrower, determined in accordance with GAAP.

     "Initial Advance" shall mean the delivery of a portion of the proceeds of
      ---------------
the Loan pursuant to the terms hereof to pay the amount necessary in order to cover all costs and expenses incident to the closing of the transactions contemplated hereby, including, without limitation, the attorneys' fees and costs of the Bank's legal counsel.

     "Interest Payment Date" shall mean the first Day of each month, commencing
      ---------------------
February 1, 1996.

     "Interest Expense" shall mean, for any period, the interest expenses of the
      ----------------
Borrower, including the interest equivalent under Capitalized Lease Obligations and Funded Liabilities, determined in accordance with GAAP.

     "Interest Rate" shall mean the interest rate to be borne by the Note from
      -------------
time, except when the Default Rate is in effect, which shall be a floating rate equal to the Prime Rate plus, initially one and one-half percent and, thereafter, the Applicable Margin, based upon the Borrower's Funded Debt to EBITDA Ratio, as set forth in Section 2(c) hereof.

     "Intangible Assets" shall mean any personal property (including things in
      -----------------
action) other than goods, Accounts, Chattel Paper, Documents, Instruments and money and including, but not limited to all of the Debtor's now owned or hereafter acquired (i) deferred assets, other than prepaid insurance and prepaid taxes, (ii) goodwill, manufacturing and processing rights, patents, licenses, franchises (including the Muzak Franchises), subscriber rights, permits, copyrights, trademarks, trade names, trade secrets, customer lists, tax refund claims, incentive payments, insurance proceeds, experimental expenses and other similar assets which would be classified as "intangible assets" under GAAP,
(iii) treasury stock and any write-up of the value of any assets after the date hereof unless in accordance with GAAP, and (iv) all Proceeds of any and all of the foregoing.

     "Inventory" shall mean all of the Debtor's now owned and hereafter acquired
      ---------
(a) goods, merchandise or personal property, wherever located, held by the Debtor for sale or lease or to be furnished under contracts of service, (b) raw materials, (c) work in process, (d) materials used or consumed in the Debtor's business, (e) materials or supplies used or usable in manufacturing or processing, (f) packaging and shipping materials, (g) inventory covered by a warehouse receipt, bill of lading or other negotiable or non-negotiable Document and (h) returned or repossessed merchandise.

     "IRS Code" shall mean the Internal Revenue Code of 1986, as amended.
      --------

     "Lessor" shall mean a Person who leases real property to the Borrower for
      ------
use as a Place of Business.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance,
      ----
lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sales or other title retention agreements, or any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

     "Loan" shall mean the term loan in the aggregate principal amount of
      ----
$11,000,000.00 extended to the Borrower by the Bank pursuant to the terms hereof.

     "Loan Documents" shall mean this Agreement, the Note, the Guaranty, the
      --------------
Contribution Agreement, the Security Documents, the Negative Pledge, the Existing Loan Documents and all other documents, agreements, certificates, schedules, notes, statements and opinions, however described, referenced herein or executed or delivered pursuant hereto or in connection with or arising with the Loan or any security therefor or the transactions contemplated by this Agreement.

     "Margin Securities" shall mean any "margin securities" within the meaning
      -----------------
of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR
Part 207).

     "Maturity Date" shall mean the earlier of (i) the occurrence of an Event of
      -------------
Default, (ii) January 2, 2001 or (iii) such later date as the Bank may, in its absolute discretion, agree to in writing, whichever first occurs.

     "Monthly Billings" shall mean the aggregate amount of recurring monthly
      ----------------
billings to customers of the Muzak franchises owned and operated by the Borrower and all of its Subsidiaries and located in St. Louis, Missouri, Kansas City, Missouri, Baltimore, Maryland, Fresno, California and Jacksonville, Florida.

     "Muzak Franchises" shall mean any and all franchise or licensing agreements
      ----------------
between the Borrower and any Guarantor and any Muzak entity pursuant to which the Borrower or any Guarantor is now or may subsequently be authorized to supply Muzak services and products to its customers, and any and all amendments, modifications, supplements or replacements thereof.

     "Negative Pledge" shall mean the Agreement Not to Sell or Encumber Stock
      ---------------
executed by the Borrower in favor of the Bank of even date herewith, and any and all amendments, modifications, supplements or replacements thereof.

     "Net Income" shall mean, for any period the aggregate of the net income of
      ----------
the Borrower determined in accordance with GAAP.

     "Note" shall mean the promissory note or notes executed by the Borrower in
      ----
favor of the Bank evidencing the Loan, in form acceptable to the Bank and any and all allonges thereto, and any and all amendments, extensions, renewals or replacements thereof.

     "Obligations" shall mean, with respect to the Borrower, individually and
      -----------
collectively, the payment and performance duties, obligations and liabilities of the Borrower to the Bank, evidenced by the Note, together with all accrued but unpaid interest thereon, and all other payment and performance duties, obligations and liabilities of the Borrower to the Bank, however and whenever incurred, acquired or evidenced, whether primary or secondary, direct or indirect, absolute or contingent, sole or joint and several, or due or to become due, including, without limitation, all such duties, obligations and liabilities of the Borrower to the Bank, under and pursuant to this Agreement, the Note and all renewals, modifications or extensions of any thereof.

     "Pension Benefit Plan" shall mean any "employee pension benefit plan" (as
      --------------------
defined in Section 3(2) of ERISA) maintained for employees of the Borrower.

     "Person" shall mean any individual, joint venturer, partnership, firm,
      ------
corporation, trust, unincorporated organization or other organization or entity, or a governmental body or any department or agency thereof, and shall include both the singular and the plural.

     "Places of Business" shall mean any location in which the Borrower or any
      ------------------
of its Subsidiaries undertakes its business, all as set forth in Exhibit A attached hereto.

     "Plan" shall mean an employee benefit plan or plans and any trust created
      ----
thereunder which has been established or maintained or hereafter is established or maintained for employees of the Borrower or any Affiliate, provided such plan is covered by Title I or IV of ERISA.

     "Prime Rate" shall mean the interest rate announced by SunTrust Banks of
      ----------
Florida, Inc. from time to time, as the prime rate (which interest rate is only a bench mark, is purely discretionary and is not necessarily the best or lowest interest rate charged borrowing customers of SunTrust Banks of Florida, Inc.), with such change in the Prime Rate to be effective at 12:01 a.m. on the day any such change in the Prime Rate is announced by SunTrust Banks of Florida, Inc.

     "Principal Place of Business" shall mean the principal place of business
      ---------------------------
and the headquarters of the Borrower at which all of its records are kept, currently at the address set forth in the preamble to this Agreement.

     "Proceeds" shall mean whatever is received upon the sale, exchange,
      --------
collection or other disposition of the Collateral.

     "Prohibited Transaction" shall have the meaning assigned to that term in
      ----------------------
Title IV of ERISA.

     "Related Entity" shall mean any entity if, with respect to the Borrower,
      --------------
any of the entity's employees fall within any of the following categories: (a) employees of a controlled group of corporations as defined in Section 414(b) of the Code; (b) employees of partnerships, proprietorships or other entities that are under common control as defined in Section 414(c) of the Code; (c) employees of affiliated service groups as defined in Section 414(m) of the Code; or (d) employees of entities that are deemed affiliated with or related to the Borrower in accordance with Sections 414(n) or (o) of the Code.

     "Reportable Event" shall have the meaning assigned to that term in Title IV
      ----------------
of ERISA.

     "Security Agreements" shall mean the security agreements of the Borrower
      -------------------
and the Guarantors granting a Security Interest to the Bank in the Collateral, in form acceptable to the Bank, and all supplements, amendments, modifications and restatements thereof.

     "Security Documents"  shall mean the Security Agreements, the Financing
      ------------------
Statements, the Assignments and all other documents, agreements, assignments, filings, financing statements, certificates of title, notices, returns and other security instruments and records, however described or denominated, now or hereafter created or existing, pledging or evidencing any pledge of any property or assets, however described, to secure any or all of the Obligations.

     "Security Interest" shall mean the first priority security interest in the
      -----------------
Collateral granted by the Borrower and the Guarantors to the Bank under the Security Agreements.

     "Subsidiary" shall mean any corporation fifty percent (50%) or more of the
      ----------
voting stock of which is owned, directly or indirectly, by the Borrower, and shall include subsidiaries of a subsidiary.

     "Tangible Assets" shall mean all assets of the Borrower, all as determined
      ---------------
in accordance with GAAP, but excluding Intangible Assets.

     "UCC" shall mean the Florida Uniform Commercial Code, as amended.
      ---

     2.  LOAN.
         ----

     (a) Balance of The Consolidated Loan.  Pursuant to the Existing Loan
         --------------------------------
Agreement, the Bank has extended to the Borrower the Consolidated Loan in the principal amount of $5,200,000.00, which has an unpaid principal balance on the date hereof in the amount of $4,810,000.00.

     (b) The Loan.  Upon the execution hereof and of the Note and the other Loan
         --------
Documents and the compliance by the Borrower with all conditions precedent, the Bank agrees to lend to the Borrower the entire proceeds of the Loan on the terms and conditions set forth herein. The Loan shall be evidenced by the Note, and shall be payable as provided in paragraph (g) of this Section 2.

     (c) Interest on the Note.  The Loan shall bear interest on the unpaid
         --------------------
principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a floating rate equal to the Prime Rate plus one and one-half percent (1.50%), and shall be payable as set forth in paragraph (g) of this Section 2. If appropriate, the Interest Rate on the Loan shall be adjusted quarterly and shall fluctuate based upon the Borrower's Funded Debt to EBITDA Ratio ("FD/EBITDA"), as determined by the Bank, and shall be a fluctuating rate equal to the Prime Rate ("P") plus the Applicable Margin, as follows:

FD/EBITDA                                                        INTEREST RATE
---------                                                        -------------

greater than or equal to  3.75:1 + less than or equal to  4.0:1   P + 2.00%
greater than or equal to  3.5:1  + less than  3.75:1              P + 1.75%
greater than or equal to  3.0:1  + less than  3.5:1               P + 1.50%
greater than or equal to  2.0:1  + less than  3.0:1               P + 1.25%
               less than  2.0:1  +                                P + 1.00%

Any increase or decrease in the Interest Rate which is occasioned by a change in the FD/EBITDA shall be effective as of the first Day of the month following the receipt by the Bank of the Borrower's quarterly financial statements reflecting such change, and shall be calculated by the Bank based upon such quarterly financial statements. During the first year after the closing, the Borrower's FD/EBITDA shall be calculated by annualizing the Borrower's EBITDA as reflected on the Borrower's financial statements and dividing the result into the Borrower's Funded Debt as at the end of the applicable calendar quarter. After the first year, the Borrower's FD/EBITDA shall be calculated by the Bank on a rolling four quarter basis, based on the Borrower's most recent quarterly financial statements and its financial statements for the preceding three quarters.

     From and after the Due Date, interest shall accrue on the unpaid principal balance of the Loan and on all accrued but unpaid interest thereon, or on such defaulted payment, from the Due Date at the Default Rate. Such interest shall continue to accrue until the date of payment in full of all principal and accrued but unpaid interest on such defaulted payment, if applicable.

     (d) Calculation of Interest.  Any interest due on the Loan or any other
         -----------------------
Obligations shall be calculated on the basis of a year containing 360 days. The interest due on any date for payment of interest hereunder shall be that interest to the extent accrued as of midnight on the last Day immediately prior to that Interest Payment Date. Notwithstanding anything herein or in any Loan Documents to the contrary, the sum of all interest and all other amounts deemed interest under Florida or other applicable law which may be collected by the Bank hereunder shall not exceed the maximum lawful interest rate permitted by such law from time to time. The Bank and the Borrower intend and agree that under no circumstance shall the Borrower be required to pay interest on the Loan or on any other Obligations at a rate in excess of the maximum interest rate permitted by applicable law from time to time, and in the event any such interest is received or charged by the Bank in excess of that rate, the Borrower shall be entitled to an immediate refund of any such excess interest by a credit to and payment toward the unpaid balance of the Loan (such credit to be considered to have been made at the time of the payment of the excess interest) with any excess interest not so credited to be immediately paid to the Borrower by the Bank.

     (e) Method of Prepayment.  The Borrower may at any time prepay all or any
         --------------------
part of the principal balance of the Loan outstanding; provided, however, that each partial prepayment shall be applied to the reduction of the Loan in the manner as determined by the Bank, in its sole and absolute discretion, and, further provided, that on the date of the partial prepayment, there shall exist no Event of Default. Each prepayment other than full payment shall be made prior to 2:00 P.M. Orlando, Florida time, on the date of the prepayment, and shall be made on a Banking Day in lawful money of the United States of America and in immediately available funds.

     (f) Place of Payment.  All payments by the Borrower under the Loan
         ----------------
Documents shall be made to the Bank at its office located at 200 South Orange Avenue, Orlando, Florida 32801 in lawful money of the United States of America and in immediately available funds.

     (g) Payments on the Note.  Principal and interest of the Note shall be
         --------------------
payable as follows:

     (i) Interest.  Accrued interest at the Interest Rate shall be due and
         --------
payable monthly, on the Interest Payment Date, upon any prepayment (of the Loan to the extent accrued on the amount being prepaid) and at maturity.

     (ii) Principal.  Principal shall be due and payable monthly, together with
          ---------
accrued interest, in 60 consecutive monthly installments, commencing on February 1, 1996, as follows: (1) twelve principal payments of $92,000.00 for the first through the twelfth payments, (2) then twelve (12) principal payments of $102,750.00 for the thirteenth through the twenty-fourth payments, (3) then twelve (12) principal payments of $114,500.00 for the twenty-fifth through the thirty-sixth payments, (4) then twelve (12) principal payments of $128,000.00 for the thirty-seventh through the forty-eighth payments, (5) then eleven (11) principal payments of $142,000.00 for the forty-ninth through the fifty-ninth payments, and (6) the entire remaining unpaid principal balance, together with all accrued but unpaid interest shall be due and payable in full on the Maturity Date.

     (h) Application of Payments.  All payments (other than prepayments as set
         -----------------------
forth in paragraph 2(e)) made on the Note shall be applied first to interest accrued to the date of payment and next to the unpaid principal balance provided, however, in the event an Event of Default occurs and is continuing, payments shall be applied first to any costs or expenses, including reasonable attorneys' fees, that the Bank may incur in exercising its rights under the Loan Documents, as the Bank may determine.

     (i) Set-off.  The Borrower hereby grants to the Bank a lien on, and a
         -------
security interest in, the deposit balances, accounts, items, certificates of deposit and monies of the

Borrower in the possession of or on deposit with the Bank or any of its affiliates to secure and as collateral for the payment and performance of the Obligations. Upon Default, the Bank may at any time and from time to time, without demand or notice, appropriate and set-off against and apply the same to the Obligations when and as due and payable.

     3.  REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants that:
         ------------------------------

     (a) Organization, Corporate Powers, Etc.  The Borrower (i) is duly
         -----------------------------------
organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to own its respective properties and assets and to carry on its respective business as now conducted and proposed to be conducted, (iii) is duly qualified to do business and is in good standing in every jurisdiction in which the character of its properties or assets owned or the nature of its activities conducted makes such qualification necessary including the State of Florida, and (iv) has the power and authority to execute and deliver, and to perform its obligations under this Agreement, the Note and the other Loan Documents.

     (b) Authorization of Loans, Etc.  The execution, delivery and performance
         ---------------------------
of the Loan Documents by the Borrower (a) have been duly authorized by all requisite action and (b) will not (i) violate (A) any provision of law, any governmental rule or regulation, any order of any court or other agency of government or the Articles of Incorporation and Bylaws of the Borrower or (B) any provision of any indenture, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its properties or assets are bound, (ii) be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower other than as permitted by the terms hereof.

     (c) Conflicting Agreements and Other Matters.  The Borrower is not a party
         ----------------------------------------
to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition or which restricts or otherwise limits the incurring of the debt to be evidenced by the Note. Neither the execution nor delivery of this Agreement, the Note or the other Loan Documents, nor fulfillment of nor compliance with the terms and provisions hereof or the other Loan Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Borrower pursuant to the Borrower's governing documents, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Borrower is subject.

     (d) Financial Statements.  The Borrower has furnished, or caused to be
         --------------------
furnished, the Bank with its financial statements for its fiscal year ended on December 31, 1994 and interim statements for the 10 month period ending October 31, 1995. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments) and have been prepared in accordance with GAAP and show all liabilities, direct and contingent, of the Borrower required to be shown in accordance with such principles. The financial statements fairly present the condition of the Borrower as at the dates thereof and fairly present the results of the operations of the Borrower for the periods indicated. There has been no material adverse change in the business, condition or operations (financial or otherwise) of the Borrower taken as a whole since the latest date of such financial statements.

     (e) Changes in Financial Conditions; Adverse Developments. From the date of
         -----------------------------------------------------
the annual financial statements referenced in subparagraph 3(d) hereof, to the date of this Agreement, there has been, and to the date of the Initial Advance there will be, no change in the properties, assets, liabilities, financial condition, business, operations, affairs or prospects of the Borrower from that set forth or reflected in the fiscal year-end balance sheet referred to in subparagraph 3(d) hereof, other than changes in the ordinary course of business, including acquisitions, none of which have been, either in any case or in the aggregate, materially adverse.

     (f) Tax Returns and Payments.  All federal, state and local tax returns and
         ------------------------
reports of the Borrower required to be filed have been filed, and all taxes, assessments, fees and other governmental charges upon the Borrower, or upon any of its properties, assets, incomes or franchises, which are due and payable in accordance with such returns and reports, have been paid, other than those presently (a) payable without penalty or interest, or (b) contested in good faith and by appropriate and lawful proceedings prosecuted diligently. The aggregate amount of the taxes, assessments, charges and levies so contested is not material to the condition (financial or otherwise) and operations of the Borrower. The charges, accruals, and reserves on the books of the Borrower in respect of federal, state and local taxes for all fiscal periods to date are adequate and the Borrower knows of no other liabilities with regard to unpaid assessments for additional federal, state or local taxes for any such fiscal period or of any basis therefor. The Borrower has and will establish all reserves which it reasonably believes to be necessary and make all payments required of them to be set aside or made in regard to all F.I.C.A., withholding, sales or excise, and all other similar federal, state and local taxes.

     (g)  Agreements.
          ----------

     (i) The Borrower is not a party to any agreement, indenture, lease or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation materially and adversely affecting its business, properties, assets, operations or condition (financial or otherwise). There are no material unrealized losses with respect to any such agreement, indenture, lease or instrument.

     (ii) The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party which would have a material impact on its financial condition or ability to perform its obligations hereunder.

     (h) Title to Properties and Assets, Liens, Etc.  The Borrower has good and
         ------------------------------------------
marketable title to its real properties other than properties which it leases and good title to all of its other properties and assets, including the properties and assets reflected in the financial statements hereinabove described (other than properties and assets disposed of in the ordinary course of business). The Borrower enjoys peaceful and undisturbed possession in all material respects of all leases as to which the Borrower is a lessee necessary in any material respect for the operation of its properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets, and all such leases are valid and subsisting and in full force and effect.

     (i) Securities Acts.  Neither the Borrower nor any agent acting on its
         ---------------
behalf has, directly or indirectly, taken or will take any action which would subject the issuance of the Note to the provisions of Section 5 of the Securities Act of 1933, as amended, or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

     (j) Regulation G, etc..  Neither the Borrower nor any agent acting on its
         ------------------
behalf has taken or will take any action which might cause this Agreement or the Note to violate Regulation G, T or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

     (k) Litigation, Etc.  There are no actions, proceedings or investigations,
         ---------------
however described or denominated, pending or, to the knowledge of the Borrower, threatened, against the Borrower, or affecting the Borrower (or any basis therefor known to the Borrower) which, either in any case or in the aggregate, might result in any material adverse change in the financial condition, business, prospects, affairs or operations of the Borrower or in any of its properties or assets, or in any material impairment of the right or ability of the Borrower to carry on its operations as now conducted or proposed to be conducted, or in any material liability on the part of the Borrower, or which questions the validity of this Agreement, the Note, or any of the other Loan Documents or of any action taken or to be taken in connection with the transactions contemplated hereby or thereby.

     (l) Regulation U.  The Borrower is not engaged principally in, and does not
         ------------
have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any Margin Securities. No part of the proceeds of the Loan hereunder will be used to carry on any margin security transactions within the meaning of said Regulation.

     (m) ERISA.  No Reportable Event (whether or not waived) has occurred or is
         -----
continuing with respect to any Pension Benefit Plan. No Prohibited Transaction has occurred with respect to any Employee Plan maintained for employees of the Borrower and covered by Part 4 of Subtitle B of Title I of ERISA. No material employee benefit plan established or maintained by the Borrower or any Affiliate of the Borrower or any Related Party (including any multiemployer plan to which the Borrower or any Affiliate of the Borrower contributes) which is subject to
Part 3 of Subtitle B of Title I of ERISA had a material accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, or would have had an accumulated funding deficiency (as so defined) on such day if such year were the first year of such plan to which Part 3 of Subtitle B of Title I of ERISA applied, and no material liability to the Pension Benefit Guaranty Corporation, has been, or is expected by the Borrower or any Affiliate of the Borrower to be, incurred with respect to any such plan by the Borrower or any Affiliate of the Borrower.

     The Borrower is not required to contribute to or is contributing to a "Multiemployer Pension Plan" (as such term is defined in the Multiemployer Pension Plan Amendments Act of 1980). The Borrower has no "withdrawal liability" (as also defined in such Act) to any multiemployer pension plan.

     (n) Governmental Consent.  Neither the nature of the Borrower nor of its
         --------------------
business or properties nor any relationship between the Borrower and any other Person, nor any circumstance in connection with the Loan or the issuance and delivery of the Note is such as to require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body (other than routine filings after the date of any closing with the Securities and Exchange Commission and/or State Blue Sky authorities) in connection with the execution and delivery of this Agreement, the Loan or the issuance and delivery of the Note or fulfillment of or compliance with the terms and provisions hereof or of the Note.

     (o) Holding Company Status.  The Borrower is not a holding company, or a
         ----------------------
subsidiary or affiliate of a holding company, or a public utility, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a public utility within the meaning of the Federal Power Act, as amended.

     (p) Investment Company Status.  The Borrower is not an "investment company"
         -------------------------
or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

     (q) Consents and Approvals.  No authorization, license, consent, approval,
         ----------------------
or undertaking is required under any applicable law in connection with the execution, delivery and performance by the Borrower of this Agreement, the Note or any of the other Loan Documents.

     (r) Patents, Trademarks, Franchises, etc.  The Borrower owns or has the
         ------------------------------------
right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises (including the Muzak Franchises) and licenses, and all rights with respect thereto, necessary for the conduct of its business as now conducted or proposed to be conducted without any known conflict with the rights of others, and, in each case, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option. Each such asset or agreement is in full force and effect, and the holder thereof has fulfilled and performed all of its obligations with respect thereto. No event has occurred or exists which permits, or after notice or lapse of time or both would permit, revocation or termination, or which materially adversely affects or in the future may (so far as the Borrower now foresees) materially adversely affect, the rights of such holder thereof with respect thereto. No other license or franchise is known by the Borrower to be necessary to the operations of the business of the Borrower as now conducted or proposed to be conducted.

     (s) Environmental Matters.  To the best of Borrower's knowledge, the
         ---------------------
Borrower is in compliance with all provisions of the Environmental Laws, and with any rules, regulations and administrative orders of any governmental agency, and with any judgments, decrees or orders of any court of competent jurisdiction with respect thereto.

     (i) The Borrower has not received any notice of violation, warning notice, assessment, notice of (primary or secondary) liability or notice of financial responsibility, or notice of any action, claim or proceeding to determine such liability or responsibility, or the amount thereof, or to impose civil penalties with respect to a site listed on any federal or state listing of sites containing or believed to contain Hazardous Substances, nor has Borrower received a notification that any Hazardous Substances that it has disposed of have been found in any site at which any governmental agency is conducting an investigation or other proceeding under any Environmental Law.

     (ii) No part of the property used by the Borrower in its business or any building, structure or facility located thereon or improvement thereto contains or contained asbestos or polychlorinated biphenyls; have or have had asbestos-containing materials or electrical transformers, fluorescent light fixtures, ballast or other equipment containing PCBs installed thereon or therein; is or has been used for the handling, processing, storage or disposal of Hazardous Substances; or contain or contained above-ground or underground storage tanks or other storage facilities for Hazardous Substances.

     (iii) Borrower agrees to indemnify, save harmless and defend the Bank, its officers, directors, shareholders and employees, and its successors and assigns, from and against any and all liabilities, claims, penalties, forfeitures, suits, and the costs and expenses incident thereto (including costs of defense, settlement and reasonable attorneys' fees), which the Bank, its officers, directors, shareholders and employees, and its successors and assigns, may hereafter incur, become responsible for or pay out as a result of a violation by Borrower of the Environmental Laws or the incorrectness of any representation or warranty contained in this subparagraph.

     (t) Subsidiaries.  As of the date of this Agreement the only Subsidiaries
         ------------
of the Borrower are the Guarantors. All representations and warranties set forth in this Agreement shall apply not only to the Borrower but also to each Subsidiary of the Borrower.

     (u) Security Interest.  The Security Interest is a first priority security
         -----------------
interest and there will be no other security interests or other encumbrances upon the Collateral during the term of the Loan.

     (v) Places of Business.  The Places of Business set forth in Exhibit A
         ------------------
attached hereto are the only Places of Business of the Borrower and its Subsidiaries as of the date of this Agreement.

     (w) Outstanding Debt.  On the date of this Agreement, the Borrower has no
         ----------------
outstanding Funded Liabilities except as reflected in the financial statements furnished to the Bank pursuant hereto. There exists no default and, after giving effect to the transactions contemplated in this Agreement, there will exist no default under the provisions of any instrument evidencing such Liabilities or of any agreement relating thereto.

     4.  AFFIRMATIVE COVENANTS.  Borrower, and, where applicable, each Guarantor
         ---------------------
covenants, for so long as any of the principal amount or interest on the Note is outstanding and unpaid or any duty or obligation of the Borrower hereunder or under any of the other Obligations remains unpaid or unperformed, as follows:

     (a) Maintenance of Corporate Existence; Compliance with Laws.  The Borrower
         --------------------------------------------------------
and each Guarantor shall at all times preserve and maintain in full force and effect its corporate existence, powers, rights, licenses, permits and franchises in the jurisdiction of its formation; continue to conduct and operate its business substantially as conducted and operated during its present and preceding fiscal year; operate in substantial compliance with all applicable laws, statutes, regulations, certificates of authority and orders in respect of the conduct of its business; and qualify and remain qualified to do business in each jurisdiction in which such qualification is necessary or appropriate in view of its business and operations.

     (b) Inspection.  The Borrower and each Guarantor will permit the Bank to
         ----------
visit and inspect any of its properties and Places of Business, including its books and records (and to make extracts therefrom to the extent reasonably related to credit-worthiness), and to discuss its affairs, finances and accounts with its officers all at such reasonable times and as often as may be reasonably requested.

     (c) Accounting; Financial Statements; Etc.  The Borrower will deliver or
         -------------------------------------
cause to be delivered to the Bank, copies of each of the following:

     (i) as soon as practicable and in any event within fifteen (15) Days after the end of each month, internally generated financial statements of the Borrower and each Guarantor for the period from the beginning of the current fiscal year to the end of such month, in reasonable detail and certified by an authorized financial officer of the Borrower; and

     (ii) as soon as practicable and in any event within ninety (90) Days after the end of each fiscal year of the Borrower and each Guarantor, an audited consolidated and consolidating income statement, profit and loss statement, reconciliation of surplus statement, cash flow statement and source and application of funds statement of the Borrower for such year, and an audited consolidated and consolidating balance sheet of the Borrower as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in form and scope acceptable to the Bank and certified to the Borrower by independent certified public accountants acceptable to the Bank whose certificate shall be in scope and substance satisfactory to the Bank; and

     (iii) as soon as practicable and in any event within thirty (30) Days after the end of each quarter of each fiscal year of the Borrower, a Covenant Compliance Certificate; and

     (iv) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices, and reports as it shall send to all stockholders and of all registration statements (without exhibits) and all reports (including, without limitation, each Form 10-Q and Form 10-K) which it is or may be required to file with the Securities and Exchange Commission or any governmental body or agency succeeding to the functions of such Commission; and

     (v) promptly upon receipt thereof, a copy of each other report submitted to the Borrower or any Guarantor by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any Guarantor; and

     (vi) With reasonable promptness, such other data and information as from time to time may be requested by the Bank.

     (d) Financial Condition.  The Borrower and each Guarantor shall maintain a
         -------------------
financial condition acceptable to the Bank.

     (e) Notice of Event of Default.  The Borrower and each Guarantor shall
         --------------------------
immediately notify the Bank in writing upon the happening, occurrence or existence of any Event of Default and shall provide the Bank with such written notice, a detailed statement by a responsible officer of the Borrower or such Guarantor of all relevant facts and the action being taken or proposed to be taken by the Borrower or such Guarantor with respect thereto.

     (f) Maintenance of Properties.  The Borrower and each Guarantor shall
         -------------------------
maintain or cause to be maintained in good repair, working order and condition all properties used in Borrower's business including, but not limited to, any real property and all improvements located thereon, and from time to time will make or cause to be made all appropriate repairs, renewals, improvements and replacements thereof so that the businesses carried on in connection therewith may be properly conducted at all times. Neither the Borrower nor any Guarantor will do or permit any act or thing which might materially impair the value or commit or permit any material waste of its properties or any part thereof, or permit any unlawful occupation, business or trade to be conducted on or from any of its properties. To the extent the Borrower and any Guarantor leases any of its Places of Business, it shall maintain and keep current at all times all leases for said places of business.

     (g) Notice of Suit, Proceedings, Adverse Change.  The Borrower and each
         -------------------------------------------
Guarantor shall promptly give the Bank notice in writing (a) of all threatened or actual actions or suits (at law or in equity) and of all threatened or actual investigations or proceedings by or before any court, arbitrator or any governmental department, commission, board, bureau, agency or other instrumentality, state, federal or foreign, affecting the Borrower or the rights of other properties of the Borrower or such Guarantor, (i) which involves potential liability of the Borrower or such Guarantor in an amount in excess of $10,000.00 in any individual case or $10,000.00 in the aggregate for all such cases, or (ii) which the Board of Directors of the Borrower or such Guarantor has reason to believe in good faith is likely to materially and adversely affect the financial condition of the Borrower or to impair the right or ability of the Borrower or such Guarantor to carry on its business as now conducted or to pay the Obligations or perform its duties under the Loan Documents; (b) of any material adverse change in the condition (financial or otherwise) of the Borrower or such Guarantor; and (c) of any siege or levy of any material part of the properties of the Borrower or such Guarantor under any process or by a receiver.

     (h) Insurance.  The Borrower and each Guarantor shall timely procure and
         ---------
maintain and comply with such insurance and policies of insurance (including without limitation public liability, property damage and casualty business interruption) as may be required by law and such other insurance to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, and to furnish to the Bank upon its request evidence of said insurance. In any event, the Borrower and each Guarantor shall at all times maintain at least the policies of insurance and the levels of insurance coverage as are requested from time to time by the Bank. The Bank shall be listed as "loss payee" on all such policies of insurance and certificates evidencing compliance with this subparagraph shall be delivered to the Bank prior to the Initial Advance Date and from time to time thereafter upon the Bank's request.

     (i) Debts and Taxes and Liabilities.  The Borrower and each Guarantor shall
         -------------------------------
pay and discharge (i) all of its indebtedness and obligations in accordance with their terms and before they shall become in default, (ii) all taxes, assessments and governmental charges or levies imposed upon it or upon Borrower's income and profits, or against its properties, prior to the date on which penalties attach thereto, and (iii) all lawful claims which, if unpaid, might become a lien or charge upon any of its properties; provided, however, that it shall not be required to pay any such indebtedness, obligation, tax, assessment, charge, levy or claim which is being contested in good faith by appropriate and lawful proceedings diligently pursued and for which adequate reserves (with respect to any material claims) have been set aside on its books. The Borrower and each Guarantor shall also set aside and/or pay as and when due all monies required to be set aside and/or paid by any federal, state or local statute or agency in regard to F.I.C.A., withholding, sales or excise or other similar taxes.

     (j) Notification of Change of Name or Business Location.  The Borrower and
         ---------------------------------------------------
each Guarantor shall notify the Bank of each change in its name and of each change in the location of the Principal Place of Business and the office where the records of the Borrower are kept or of any other Place of Business, and in such case, shall execute such documents as the Bank may reasonably request to reflect such change in name or change in location, as the case may be; provided, however, the Principal Place of Business of the Borrower and the office where the records of the Borrower are kept may not be moved from the address of the Borrower set forth above, without prior written notice to the Bank. The Bank acknowledges that it is aware of the anticipated change in the name of the Borrower's Subsidiary Florida Audio Engineering Company to Florida Sound Engineering Company and the Bank hereby consents to such change.

     (k) Notice of Adoption of Plan.  As soon as possible and in any event
         --------------------------
within thirty (30) days after the Borrower or any Related Entity adopts a new Plan, the Borrower or such Related Entity shall notify the Bank of the adoption of the new Plan. Adoption of a new Plan shall include the adoption of the new Plan by the Borrower or such Related Entity as well as inclusion of employees of the Borrower or such Related Entity under the Plan of another corporation.

     (l) Notice of Plan Events, Termination and Litigation.  As soon as possible
         -------------------------------------------------
and in any event within thirty (30) days after the Borrower or any Related Entity knows or has reason to know that any Reportable Event or a Prohibited Transaction with respect to any Plan has occurred or that the Pension Benefit Guaranty Corporation or the Borrower or any Related Entity has instituted or will institute proceedings under ERISA to terminate a Plan, or a partial termination of a Plan has or is alleged to have occurred, or more than twenty percent (20%) of the total number of employees who are participants in a Plan will sever, or have severed, their employment due to a decision to cease operations at a facility or facilities or to reduce the work force, or any litigation regarding a Plan or naming the trustee of a Plan or the Borrower or any Related Entity with respect to a Plan is threatened or instituted, or the purchase, acceptance, holding or sale of customer notes by a Plan fails to comply with Prohibited Transactions Exemption 85-68 published on April 3, 1985, the Borrower will provide to the Bank copies of the written statement of the chief financial officer of the Borrower setting forth details of such Reportable Event, Prohibited Transaction, termination proceeding, partial termination or litigation and the action being or proposed to be taken with respect thereto, together with copies of the notice of such Reportable Event or any other notices, applications or forms submitted to the Pension

Benefit Guaranty Corporation, Internal Revenue Service or the United States Department of Labor, and copies of any notices or correspondence received from the Pension Benefit Guaranty Corporation, Internal Revenue Service or the United States Department of Labor, and copies of any pleadings, notices or other documents relating to such litigation.

     (m) Plan Annual Reports.  Promptly after the filing thereof with the
         -------------------
Internal Revenue Service or the Pension Benefit Guaranty Corporation, the Borrower and each Guarantor will provide to the Bank copies of each annual report and annual premium filing form which is filed with respect to each Plan for each plan year, including (i) a statement of assets and liabilities of such Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by the trustee of the Plan or the independent certified public accountants for such and (ii) if required by law or applicable regulations, an actuarial statement of such Plan applicable to such plan year, certified by the actuary for the Plan.

     (n) Environmental Compliance.  At all times during the term of this
         ------------------------
Agreement, the Borrower and each Guarantor shall comply with all Environmental Laws, and during the entire such period, the representations made in paragraph 3(q) shall remain true.

     (o) Banking Relationship.  The Borrower shall at all times during the term
         --------------------
of this Agreement maintain its primary depository relationship at the Bank, and such relationship shall be maintained in a manner acceptable to the Bank.

     (p) Financial Covenants.  At all times during the term of this Agreement,
         -------------------
the Borrower shall comply with the following affirmative financial covenants:

          (i)  Debt Service Coverage Ratio. The Borrower's Debt Service Coverage
               ---------------------------
     Ratio shall equal or exceed 1.2:1.0 at all times, tested quarterly on a trailing four (4) quarter basis.

          (ii) Monthly Billings.  Commencing as of the date hereof, and as of
               ----------------
     the last Day of each calendar month thereafter during the term of this Agreement, consolidated Monthly Billings shall equal or exceed $535,000.00. Within thirty (30) Days of the end of each calendar month, the Borrower shall deliver to the Bank a certificate, in form acceptable to the Bank, which sets forth the amount of the Monthly Billings for the immediately preceding month.

          (iii) Funded Debt to EBITDA Ratio.  The Borrower's Funded Debt to
                ---------------------------
     EBITDA Ratio shall be equal to or less than 4.0:1.0.

          (q) Subsidiaries.  The Borrower shall give the Bank prompt written
              ------------
notice of the organization of a Subsidiary, as well as such other information in respect thereof as the Bank may reasonably request.

          (r) Further Assurances; Additional Collateral Documents.  The Borrower
              ---------------------------------------------------
and each Guarantor will, at its expense, execute, acknowledge and deliver and cause to be executed, acknowledged and delivered, to the Bank all such instruments, including, without limitation, financing statements, security agreements, assumptions and continuation statements, deliver to the Bank all such legal opinions, and take all such other action as the Bank may from time to time request for the purpose of further assuring to the Bank the security for the Obligations provided for, or intended to be provided for, in this Agreement and the other Loan Documents and to confirm the Obligations. Further, to the extent the Borrower or any Guarantor acquires from time to time any additional property within the definition of the term Collateral, the Borrower or such Guarantor shall immediately execute and deliver to the Bank such documents as are necessary to grant the Bank a valid and first priority lien or security interest in such property.

          (s) Waiver of Landlord's Lien.  In the event that any of the
              -------------------------
Collateral is at any time located on any leased premise, the Borrower or Guarantor will furnish to the Bank a Consent of Lessor.

          (t) Life Insurance.  At all times during the term of this Agreement,
              --------------
the Borrower shall keep and maintain a "key man" life insurance policy on the life of A. J. Schell in the amount of at least $500,000.00. Said policy shall be assigned to the Bank as collateral security for the Loan, and the Borrower shall execute the Assignments or any other appropriate documentation to evidence such assignment. The policy shall be issued by an insurer bearing a rating of B+ or better by A. M. Best & Co. Borrower shall provide proof of payment of the annual premiums to the Bank during the term of the Loan. Borrower shall provide proof of payment of the annual premiums to the Bank during the term of this Agreement.

          (u) Contracts, Leases and Franchises.  The Borrower and each Guarantor
              --------------------------------
shall provide copies of each of its now existing or hereafter entered into contracts, leases and franchises (including the Muzak Franchises) and any and all amendments, modifications, supplements or replacements thereto, and shall assign and grant and security interest in each of them to the Bank, as collateral security for the Loan, and, in connection therewith, shall execute and deliver to the Bank such documents or agreements as may be required by the Bank to evidence and/or perfect such assignment and security interest. To the extent that any written consent or acknowledgment shall be required for such assignment from any lessor or franchisor, Borrower or such Guarantor shall obtain same, in form acceptable to the Bank in its absolute discretion.

          (v) Stamp, Excise and Intangible Taxes.  If any stamp, excise or non-
              ----------------------------------
recurring intangible tax shall become applicable with respect to this Agreement, the Bank or any other Loan Document, the Borrower shall promptly pay such tax in full (including interest and penalties, if any) and shall hold the Bank harmless with respect thereto.

          (w) Subordination of Affiliate Loans, Etc.  All loans or fees owed to
              -------------------------------------
Affiliates of the Borrower shall, at all times, be subordinate to the Loan and the Borrower shall cause its Affiliates from time to time, to execute and deliver to the Issuer and the Bank subordination agreements in form and content satisfactory to the Bank; provided, however, so long as no Default exists or has occurred, the Borrower may pay current scheduled payments on such loans or fees, but may not prepay such loans or fees.

     5.   NEGATIVE COVENANTS.  So long as any Obligation to the Bank is
          ------------------
outstanding or unperformed, the Borrower and the Guarantors will not without the prior written consent of the Bank, which consent shall not be unreasonably withheld:

          (a) Sale of Collateral; Liens on Collateral.  Sell, assign or discount
              ---------------------------------------
any of the Collateral with or without recourse, except for the collection or disposition of Accounts or the sale of Inventory in the ordinary course of business; or borrow from anyone on security of, or pledge or grant any security interest in the Collateral or any other assets of Borrower or such Guarantor to anyone, or create, incur or permit any lien or encumbrance to attach to any of the foregoing, or any levy to be made thereon, or any financing statement to be on file with respect thereto, provided, however, nothing herein shall prohibit
(i) liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings; and (ii) other liens incidental to the conduct of Borrower's or such Guarantor's business or the ownership of its property and assets which are not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business.

          (b) Additional Indebtedness.  Incur further indebtedness, including,
              -----------------------
without limitation, Capitalized Lease Obligations, in excess of $250,000.00 in the aggregate in any fiscal year.

          (c) Other Agreements.  Enter into any arrangements, contractual or
              ----------------
otherwise, which would materially and adversely affect its duties or the rights of the Bank under the Loan Documents or which is inconsistent with or limits or abrogates the Loan Documents.

          (d) Sale of Assets.  Sell, lease, assign, transfer or otherwise
              --------------
dispose of any part of its assets or properties, tangible or intangible, to any Person except the sale of Inventory in the ordinary course of business and the replacement of its Equipment due to repair or obsolescence.

          (e) Merger, Consolidation, Dissolution, Etc.  Consolidate with or
              ---------------------------------------
merge into any other Person, or permit another Person to merge into it, or dissolve or take or omit to take any action which would result in its dissolution, or acquire all or substantially all the properties or assets of any other Person, or enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

          (f) Loans, Advances, Investments, and Contingent Liabilities.  Make or
              --------------------------------------------------------
permit to remain outstanding any loan, or advance to, or guarantee, or endorse or otherwise be or become contingently liable, directly or indirectly, in connection with any obligation or the stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any other Person.

          (g) Plan Liabilities.  Neither the Borrower nor any Related Entity
              ----------------
will permit the aggregate present value of accrued benefits of any Plan, computed in accordance with actuarial principles and assumptions applied on a uniform and consistent basis by an enrolled actuary of recognized standing acceptable to the Bank, to exceed the aggregate value of assets of the Plans, computed on a fair market value basis, or permit the aggregate present value of vested benefits of the Plans, computed in accordance with actuarial principles and assumptions applied on a uniform and consistent basis by an enrolled actuary of recognized standing acceptable to the Bank, to exceed the aggregate value of assets of the Plans, computed on a fair market value basis.

          (h) Capital Expenditures.  On a consolidated basis, make capital
              --------------------
expenditures for fixed assets in excess of $500,000.00 in the aggregate in any fiscal year.

          (i) Dividends.  Pay any dividends to its shareholders on any class of
              ---------
its stock.

          (j) Fiscal Year.  The Borrower will not change its fiscal year from a
              -----------
year ending December 31.

          (k) Changes in Business.  Engage in any business other than the
              -------------------
business presently conducted by it on the date of this Agreement and business of substantially the same type or reasonably related thereto.

          (l) Change of Name or Business Location.  Except as permitted in this
              -----------------------------------
Agreement, change its name or the location of any of its offices where records regarding the Collateral are kept.

     6.   CONSENT TO PURCHASE OF JACKSONVILLE ASSETS AND CHANGE OF NAME OF
          ----------------------------------------------------------------
JACKSONVILLE SUBSIDIARY.  The Borrower recently entered into an Agreement of
-----------------------
Sale (the "Jacksonville Contract") with Florida Sound Engineering Company, a Florida corporation, for the purpose of acquiring all of the assets of such corporation (the "Jacksonville Assets"). In connection with such purchase, the Borrower recently formed a Subsidiary known as Florida Audio Engineering Company (the "Jacksonville Subsidiary") for the purpose of acquiring title to the Jacksonville Assets. The Jacksonville Contract will be assigned to the Jacksonville Subsidiary, which will complete the purchase of the Jacksonville Assets. Immediately upon the conclusion of such purchase, the Jacksonville Subsidiary will change its name to Florida Sound Engineering Company and will thereafter operate under such name. The Bank hereby consents to the purchase of the Jacksonville Assets and the change of the name of the Jacksonville Subsidiary in connection with such purchase. The Borrower agrees to provide evidence of such name change to the Bank as soon as it is available.

     7.   EVENTS OF DEFAULT.  The following each and all are Events of Default
          -----------------
hereunder:

          (a) Monetary Default.  If the Borrower shall default in any payment of
              ----------------
the principal of or interest on the Loan when and as the same shall become due and payable, whether on demand, at maturity, by acceleration or otherwise; or

          (b) Non-Monetary Default.  If the Borrower or any Guarantor shall
              --------------------
default in the performance of or compliance with any term or covenant contained in this Agreement or one or more of the other Loan Documents other than a term or covenant a default in the performance of which or non-compliance with which is elsewhere specifically dealt with under this Section 7; or

          (c) Third Party Default.  If the Borrower or any Guarantor shall be
              -------------------
declared in default by a third party in the performance of any agreement with any Person other than the Bank with respect to any material indebtedness of the Borrower or such Guarantor if the effect of such default is to accelerate the maturity of such indebtedness or at maturity (giving effect to any applicable grace periods) such indebtedness shall not be paid as and when due and payable unless such default is being contested in good faith by the Borrower or such Guarantor; or

          (d) False Representation.  If any representation or warranty made in
              --------------------
writing by or on behalf of the Borrower or any Guarantor herein or in any other Loan Document shall prove to have been false or incorrect in any material respect on the date as of which made or reaffirmed; or

          (e) Bankruptcy or Insolvency.  If the Borrower or any Guarantor shall
              ------------------------
admit in writing its/his/her inability, or be generally unable, to pay its/his/her debts as they become due or shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for the Borrower or a substantial part of its/his/her assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Borrower or any Guarantor, in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more, or the Borrower or any Guarantor by any act or omission shall indicate its/his/her consent to, approval of or acquiescence in any such petition, application, or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for the Borrower or any Guarantor or any substantial part of any of its/his/her properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) Days or more; or

          (f) Dissolution.  If any order, judgment, or decree is entered in any
              -----------
proceedings against the Borrower or any Guarantor decreeing the dissolution of the Borrower and such order, judgment, or decree remains unstayed and in effect for more than ninety (90) Days; or

          (g) Default by Guarantor.  If any Guarantor fails to meet or comply
              --------------------
with any term or condition of his/her Guaranty or seeks to cancel his/her Guaranty for any reason whatsoever or defaults in the payment or performance of any obligations or indebtedness of such Guarantor to the Bank; or

          (h) Fraudulent Conveyance.  If the Borrower of any Guarantor shall
              ---------------------
have concealed, removed, or permitted to be concealed or removed, any part of its properties, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its properties which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its properties to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its properties through legal proceedings or distraint which is not vacated within thirty (30) Days from the date thereof; or

          (i) Final Judgment.  If a final judgment for the payment of money in
              --------------
excess of an aggregate of $25,000.00 shall be rendered against the Borrower or any Guarantor, and the same shall remain undischarged for a period of thirty
(30) consecutive Days during which execution shall not be effectively stayed.

          (j) Reportable Event.  If a Reportable Event shall have occurred in
              ----------------
connection with any Plan maintained by the Borrower or any Related Entity; or

          (k) Contest of Loan Documents.  If the validity or enforceability of
              -------------------------
this Agreement, or any other Loan Document shall be contested by the Borrower or any Guarantor or any shareholder thereof; or any Person shall deny that such Person has any or further liability or obligation hereunder or thereunder.

          (l) Loss of Muzak Franchises.  If any of the Muzak Franchises are
              ------------------------
terminated or not renewed or extended for any reason.

     8.   RIGHTS UPON DEFAULT.  Upon the occurrence and the continuing of any
          -------------------
Event of Default, the Bank shall have and may exercise any or all of the rights set forth herein, provided, however, the Bank shall be under no duty or obligation to do so:

          (a) Acceleration.  To declare the indebtedness evidenced by the Note
              ------------
and all other Obligations to be forthwith due and payable, whereupon the Note and all other Obligations shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice or grace period of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or in such other Obligations to the contrary notwithstanding and, upon such acceleration, the unpaid principal balance and accrued interest upon the Note shall from and after such date of acceleration bear interest at the Default Rate; provided, however, that the foregoing shall in no way abrogate or limit the Bank's right to accelerate and declare the Loan immediately due and payable upon demand at any time made.

          (b) Right of Setoff.  To exercise its right of setoff as permitted
              ---------------
under the Note and/or this Agreement.

          (c) Other Rights.  To exercise such other rights as may be permitted
              ------------
under any of the Loan Documents.

          (d) Uniform Commercial Code.  To exercise from time to time any and
              -----------------------
all rights and remedies of a secured creditor under the UCC as in effect from time to time in the State of Florida and any and all rights and remedies available to it under any other applicable law.

     9.   CONDITIONS TO LENDING.  The obligations of the Bank to make an Advance
          ---------------------
hereunder shall be subject to the following:

          (a) The execution and delivery of the Loan Documents by the Borrower and the Guarantors;

          (b) The Borrower and each Guarantor being in compliance with the terms of this Agreement and all other Loan Documents without the occurrence of a Default or an Event of Default;

          (c) The representations and warranties set forth in this Agreement and the other Loan Documents being true and correct as of the date hereof and the date of each Advance;

          (d) The receipt by the Bank of the Commitment Fee; and

          (e) The simultaneous acquisition by the Jacksonville Subsidiary of the Jacksonville Assets pursuant to and in accordance with the Jacksonville Contract.

     10.  MISCELLANEOUS.
          -------------

          (a) No Waiver, Cumulative Remedies.  No failure or delay on the part
              ------------------------------
of the Bank in exercising any right, power or remedy hereunder, or under the Note or the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. The remedies herein and therein provided are cumulative and not exclusive of any remedies provided by law or in equity.

          (b) Amendments, Etc.  No amendment, modification, termination or
              ---------------
waiver of any provision of this Agreement, the Note or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (c) Addresses for Notices, Etc.  All notices, requests, demands and
              --------------------------
other communications provided for hereunder shall be in writing (including telex or telegraphic communications) and shall be deemed to have been duly and sufficiently given by the next Banking Day in the place to which sent if sent by telex, telecopy or telegraphic communications, or after three (3) Banking Days after being mailed (postage prepaid) to the Borrower or the Bank or delivered to all parties at the address indicated below:

     If to the Borrower: Audio Communications Network, Inc.
                         1000 Legion Place
                         Suite 1515
                         Orlando, Florida  32801
                         Attention: A. J. Schell,
                                     President

     If to the Bank:     SunTrust Bank, Central Florida, National
                           Association
                         200 South Orange Avenue
                         Orlando, FL  32801
                         Telecopier No.: (407) 237-6704
                         Attention:  Lee W. Wright,
                                      Vice President

     With a Copy to:     Charles T. Brumback, Jr., Esq.
                         Akerman, Senterfitt & Eidson, P.A.
                         Post Office Box 231
                         Orlando, Florida  32802-0231
                         Telecopier No.: (407) 843-6610

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to the delivery with the terms of this Section.

          (d) Applicable Law.  This Agreement, and each of the Loan Documents
              --------------
and transactions contemplated herein (unless specifically stipulated to the contrary in such document) shall be governed by and interpreted in accordance with the laws of the State of Florida.

          (e) Survival of Representations and Warranties.  All representations,
              ------------------------------------------
warranties, covenants and agreements contained herein or made in writing by the Borrower in connection herewith shall survive the execution and delivery of this Agreement, the Note and the other Loan Documents and be true and correct during the term of the Loan.

          (f) Time of the Essence.  Time is of the essence of this Agreement,
              -------------------
the Note and the other Loan Documents.

          (g) Headings.  The headings in this Agreement are in tended to be for
              --------
convenience of reference only, and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.

          (h) Severability.  In case any one or more of the provisions contained
              ------------
in this Agreement, the Note or the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not affect any other provision of this Agreement, the Note or the other Loan Documents, but this Agreement, the Note and the other Loan Documents shall be construed as if such invalid or illegal or unenforceable provision had never been contained therein.

Provided, however, in the event said matter would adversely affect the rights of the Bank under any or all of the Loan Documents, the same shall be an Event of Default.

          (i) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          (j) Conflict.  In the event any conflict or inconsistency arises
              --------
between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall govern in all instances of such conflict or inconsistency.

          (k) Term.  The term of this Agreement shall be for such period of time
              ----
until the Loan and the Note have been repaid in full, and all of the other Obligations have been paid or performed to the Bank in full.

          (l) Expenses.  The Borrower agrees, whether or not the transactions
              --------
hereby contemplated shall be consummated, to pay, and save the Bank harmless against liability for the payment of, all out-of-pocket expenses arising in connection with this transaction, all taxes, together in each case with interest and penalties, if any, which may be payable in respect of the execution, delivery and performance of this Agreement or the execution, delivery, and performance of the Note issued under or pursuant to this Agreement (excepting only any tax on or measured by net income of the Bank determined substantially in the same manner, other than the rate of tax, as net income is presently determined under the Internal Revenue Code of 1986, as amended), the reasonable legal fees and expenses (whether incurred at trial, in any bankruptcy or appellate proceeding or otherwise) of counsel to the Bank in connection with negotiation, preparation and enforcement of this Agreement, the Note or any of the other Loan Documents.

          (m) Successors and Assigns.  All covenants and agreements in this
              ----------------------
Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, provided, however, this clause shall not by itself authorize any delegation of duties by the Borrower or any other assignment which may be prohibited by the terms and conditions of this Agreement.

          (n) No Third Party Beneficiaries.  The parties intend that this
              ----------------------------
Agreement is solely for their benefit and no person not a party hereto shall have any rights or privileges under this Agreement whatsoever either as the third party beneficiary or otherwise.

          (o) WAIVER OF JURY TRIAL.  THE BANK AND THE BORROWER HEREBY KNOWINGLY,
              --------------------
VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS AGREEMENT, THE NOTE AND ANY OTHER LOAN DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK MAKING THE LOAN.

          (p) Entire Agreement.  Except as otherwise expressly provided, this
              ----------------
Agreement and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

     IN WITNESS WHEREOF, the Borrower and Bank have duly executed this Loan Agreement as of the day and year first above written.

ATTEST:                             AUDIO COMMUNICATIONS NETWORK, INC., F/K/A
                                    JOHNSON ELECTRONICS, INC.


[SIGNATURE ILLEGIBLE]                  /s/ A. J. Schell
-----------------------------       By:------------------------------------
Doris K. Krummenacker,                 A. J. Schell,
Secretary                              President

  (CORPORATE SEAL)

                                    SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL
                                    ASSOCIATION, F/K/A SUN BANK, NATIONAL
                                    ASSOCIATION


                                       /s/ Lee W. Wright
                                    By:------------------------------------
                                       Lee W. Wright,
                                       Vice President

                       JOINDER AND CONSENT OF GUARANTORS
                       ---------------------------------


     The undersigned, being the Guarantors of the Loan, hereby join in, consent to and approve the foregoing Second Amended and Restated Loan Agreement (the "Loan Agreement"). Without limiting the generality of the foregoing:

     1. Each Guarantor hereby acknowledges reading the Loan Agreement and specifically consents to all references to the Guarantors and all agreements or representations of each Guarantor set forth therein.

     2. The Guarantors acknowledge that they will be receiving adequate consideration for their guaranty of the Obligations and/or their joinder in the Loan Agreement because monies provided to the Borrower or retained by the Borrower pursuant to the Loan Agreement will benefit the Guarantors as Subsidiaries of the Borrower.

     3. The Guarantors hereby agree to be bound by all the terms of the Loan Agreement applicable to them.

     4. The Bank is hereby expressly authorized to rely upon this Joinder and Consent of Guarantors.

     5. Capitalized terms used in this Joinder and Consent of Guarantors and not otherwise defined shall have the same meanings herein as in the Loan Agreement.

     IN WITNESS WHEREOF, each of the undersigned Guarantors has executed and delivered this Joinder and Consent of Guarantors as of the date of the Loan Agreement referenced above.

ATTEST                        AUDIO COMMUNICATIONS NETWORK, INC.,
                              F/K/A MUSIC SERVICES, INC., a Missouri corporation


[SIGNATURE ILLEGIBLE]            /s/ A. J. Schell
----------------------------  By:------------------------------------
Doris Krummenacker               A. J. Schell, President
Secretary

     (CORPORATE SEAL)

ATTEST                        AUDIO COMMUNICATIONS NETWORK, INC.,
                              a Maryland corporation


[SIGNATURE ILLEGIBLE]            /s/ A. J. Schell
----------------------------  By:--------------------------------
Doris Krummenacker               A. J. Schell, President
Secretary

     (CORPORATE SEAL)



ATTEST                        AMERICAN MUSIC NETWORK, INC., a
                              California corporation


[SIGNATURE ILLEGIBLE]            /s/ A. J. Schell
----------------------------  By:--------------------------------
Doris Krummenacker               A. J. Schell, President
Secretary

     (CORPORATE SEAL)



ATTEST                        FLORIDA AUDIO ENGINEERING COMPANY,
                              a Florida corporation


[SIGNATURE ILLEGIBLE]            /s/ A. J. Schell
----------------------------  By:--------------------------------
Doris Krummenacker               A. J. Schell, President
Secretary

     (CORPORATE SEAL)

                                   EXHIBIT A
                                   ---------

                               Places of Business
                               ------------------


         ENTITY           RELATIONSHIP       ADDRESS        OWNED/LEASED
========================================================================

Audio Communications      Borrower      1000 Legion            Leased
Network, Inc., f/k/a                    Place, Suite 1515
Johnson Electronics                     Orlando, FL 32801
------------------------------------------------------------------------

Audio Communications      Guarantor     1636 Broadway          Leased
Network, Inc., f/k/a                    Kansas City, Mo
Music Services, Inc.,                   64108
a Missouri                              --------------------------------
Corporation
                                        1508 Bower Blvd.       Lease
                                        St. Louis, MO
                                        63122
------------------------------------------------------------------------

Audio Communications      Guarantor     3 Nashua Ct.,          Leased
Network, Inc., a                        Suite B
Maryland corporation                    Baltimore, MD
                                        21221
------------------------------------------------------------------------

American Music            Guarantor     1031 E. Belmont        Leased
Network, Inc., a                        Ave.
California                              Fresno, CA  93701
Corporation
------------------------------------------------------------------------

Florida Audio             Guarantor     3016 Mercury Rd.       Leased
Engineering Company,                    South
a Florida corporation                   Jacksonville, FL
                                        32207
========================================================================

[SunTrust Logo Appears Here] [See attached ADDENDUM    Renewal
                              for Legend.]                     Promissory Note
$ 4,810,000.00                                           December 14  1995

    The undersigned (whether one or more hereinafter called "Maker"), jointly and severally, promise(s) to pay to the order of SunTrust Bank, Central Florida, National Association (herein called "Bank") at its offices located at 200 S. Orange Ave., Orlando, Florida, Four Million Eight Hundred Ten Thousand& No/100 Dollars ($4,810,000.00), together with interest from the date hereof at the rate hereinafter provided, and applicable fees in the following manner.

Repayment Schedule:
[_] Single Payment        Principal Due in Full On:__________________________
                          Interest Payable:__________________________________

[_] Installment Payment   (including interest):In _________    ______________
                                                    (No.)         (Period)
                          Installments of $________commencing on_____, 19___, and on the same day of each successive_____________ thereafter, together with a FINAL PAYMENT of $_____ due and payable on__________________, 19____.

[_] Installment Payment   (plus interest):_______     _______________________
                                           (No.)              (Period)
                          Principal installments of $____________ plus interest, commencing on________________, 19_____, and on the same day of each successive _____________thereafter, together with a FINAL PAYMENT of $__________, plus accrued interest due and payable on_____________, 19______.

[X] Mulitple Payment      Principal and interest are payable as follows: As set
                          forth in the Second Amended and Restated Loan
                          Agreement dated ____________, 199__, by and between the Maker and the Bank (the "Loan Agreement")

[_] ON DEMAND             Principal payable ON DEMAND with interest payable___
                          ____________ commencing on_______________ and each
                          ________________________thereafter.

[_] Prepayment Right      Bank shall have the absolute and unconditional right,
                          at its sole discretion, to require Maker to pay the entire loan balance, along with accrued unpaid interest at any time after the sixty-first (61st) month from the note date. If the bank elects to exercise such right of payment, Bank will provide
                          Maker ninety (90) days prior written notice of its intention to demand payment. If Bank does not exercise such right of payment, the loan balance outstanding, along with accrued unpaid interest is due and payable on the one hundred twentieth (120th) installment.

The Interest Rate Is As Follows:[_] If checked here, the interest rate provided herein shall be computed on the basis of a 365 day year and shall be calculated for the actual number of days elapsed. If not checked, the interest rate shall be computed on the basis of a 360 day year and shall be calculated for the actual number of days elapsed.

Variable Interest Rate
[_] Not applicable

[X] Applicable, provided however that the interest rate charged hereunder shall never exceed the maximum rate allowed, from time to time, by law. If this loan is for a consumer purpose and is secured by a dwelling, the maximum interest rate charged will never exceed 18% per annum or the state usury ceiling, whichever is less.
If applicable, the interest rate stated herein shall, from time to time, automatically increase or decrease so that at all times it shall be equivalent to (check appropriate box and complete):

[_] _______% over the annual interest rate announced by_________________________ from time to time, as the prime rate (which interest rate is only a bench mark, is purely discretionary and is not necessarily the best or lowest rate charged borrowing customers of any subsidiary bank of Sun Banks, Inc.). Any such change in prime rate will increase or decrease your periodic interest payments. Any change in prime rate shall be effective at the beginning of the business day on which such change is announced; or,
[X] as set forth in the Loan Agreement in Section 2(c).

FIXED RATE     [_]    Applicable at___________% per annum, simple interest.
               [X]    Not Applicable.

LATE CHARGE FEE       If a payment is late, you may be charged 5% of such
                      payment as a late charge. A payment which is not received on the due date shall be deemed late.

SERVICE FEE           A service fee of the lesser of $50.00 or 2 percent of the
                      principal amount of this loan will be charged. The service fee charge will not be refunded in the event of prepayment.

ADDITIONAL FEES       The Bank may charge various additional fees for servicing
                      or processing the loan. The name of the fee shall describe the work performed.

     In the event any installment of principal or interest or any part thereof is not paid when it becomes due, or in the event of any default thereunder, the principal sum remaining unpaid hereunder, together with all accrued and past due interest thereon, shall immediately and without notice become due and payable at the election of the holder at any time thereafter.
     Notwithstanding any rate of interest provided herein, the interest rate on any payment or payments of principal or interest, or any part thereof, which is not made when due shall, thereafter, be at the maximum rate allowed, from time to time, by law. Minimum interest of $10.00 on any single payment loan or $15.00 on any installment loan will be charged.
This note is: [X] SECURED [_] UNSECURED (Notwithstanding the fact that this note is marked "unsecured", Maker understands and agrees that any other security interest the Bank now holds or may hereafter acquire from the Maker may secure this note).

     As security for the payment of this note Maker has pledged or deposited with Bank and hereby grants to Bank a security interest in the following property: the personal property described as collateral in the Loan Agreement and the Amended and Restated Security Agreement dated 199__, by and between the Maker and the Bank, (including all cash, stock and other dividends and all rights to subscribe for securities incident to, declared, or granted in connection with such property and including any returned or unearned premiums from any insurance financed hereunder), which property, together with all additions and substitutions hereafter pledged or deposited with Bank is called the Collateral. The Collateral is also pledged as security for all other liabilities (primary, secondary, direct, contingent, sole, joint, or several), due or to become due or which may be hereafter contracted or acquired, of each Maker (including each Maker and any other person) to Bank and for all renewals, extensions or modifications of this note. The surrender of this note, upon payment or otherwise, shall not affect the right of Bank to retain the Collateral for such other liabilities.
     Lender may request periodically as it deems necessary, complete and current financial statements, balance sheets, profit and loss statements, and cash flow information for Maker and Cosigner.
     Maker understands and agrees that the jury waiver, the additional agreements and provisions on the reverse side hereof, hereby incorporated by reference, constitute agreements of the Maker and a part of this note, Maker acknowledges receipt of a completed copy of this note.

   -------------------------------------------------------------------------
    Notice To Cosigner: You are being asked to guarantee this debt. Think carefully before you do. If the borrower doesn't pay the debt, you will have to. Be sure you can afford to pay if you have to, and that you want to accept this responsibility.
    You may have to pay up to the full amount of the debt if the borrower does not pay. You may also have to pay late fees or collection costs, which increase this amount.
    The Bank can collect this debt from you without first trying to collect from the borrower. The Bank can use the same collection methods against you that can be used against the borrower, such as suing you, garnishing your wages, etc. If this debt is ever in default, that fact may become a part of your credit record.
----
    This notice is not the contract that makes you liable for the debt.
   -------------------------------------------------------------------------

Address: 1000 Legion Place #1515     AUDIO COMMUNICATIONS NETWORK, INC.
        ------------------------     -----------------------------(Seal)------
                                                                         Date
         Orlando, FL 32801           By: /s/ A.J. Schell
--------------------------------     -----------------------------(Seal)------
                                     Name: A.J. Schell
                                     Title: Pres
===============================================================================
This space for Bank records only

------------------  ------------------   -------------------  ------------------
     Proceeds        Document Stamps        Other Charges         Note Amount

------------------  ------------------   -------------------  ------------------
Officer Initials #      Note Number         Account Number        Service Fee

                          ADDENDUM TO PROMISSORY NOTE

TO RENEWAL PROMISSORY NOTE
MAKER:    AUDIO COMMUNICATIONS NETWORK, INC.
BANK:     SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION

LEGEND:
------

"This Renewal Promissory Note renews that certain Renewal, Increase and Consolidated Promissory Note in the face amount of $5,200,000.00 dated June 5, 1995, executed by the Maker in favor of the Bank, which has an unpaid principal balance on the date hereof in the amount of the face amount of this Note and which was exempt from Florida documentary stamp taxes."

                                             AUDIO COMMUNICATIONS NETWORK, INC.


                                             By:  /s/ A.J. Schell
                                                ---------------------------
                                                A. J. Schell, President

                                                     (CORPORATE SEAL)

STATE OF GEORGIA

COUNTY OF FULTON

    On this the 14th day of December, 1995, personally appeared A. J. SCHELL, as the President of AUDIO COMMUNICATIONS NETWORK, INC., a Florida corporation, and before me executed the attached Renewal Promissory Note of even date in the principal amount of Four Million Eight Hundred Ten Thousand and No/100 Dollars ($4,810,000.00) payable by AUDIO COMMUNICATIONS NETWORK, INC., to SunTrust Bank, Central Florida, National Association.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal, in the state and county aforesaid.



                                    /s/ Susan C. Pilcher
                  --------------------------------------------------------------
                  Notary Public Signature, State of Georgia

                                        Susan C. Pilcher
                  --------------------------------------------------------------
                  (Print, Type or Stamp Commissioned Name of Notary Public) Personally known X; OR Produced identification ______________
                                   -
                  Type of identification produced: _____________________________

                  --------------------------------------------------------------

                       (Notary Seal)    Notary Public, Paulding County, Georgia
                                        My Commission Expires
                                        Sept. 16, 1996

                      AFFIDAVIT OF OUT-OF-STATE DELIVERY
                      ----------------------------------

STATE OF GEORGIA

COUNTY OF FULTON

    I, Susan C. Pilcher, being first duly sworn, upon my oath, depose and say:

    1.  That I am an Administrative Assistant of Trust Company Bank.

    2. That on the 14th day of December, 1995, I witnessed the execution of that certain Renewal Promissory Note, dated December 14th, 1995, in the face amount of Four Million Eight Hundred Ten Thousand and No/100 Dollars ($4,810,000.00) payable by AUDIO COMMUNICATIONS NETWORK, INC. as Maker, to SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, as Payee (the "Note").

    3. That I accepted delivery of the Note on behalf of the Payee in Atlanta, Georgia.


                                                   /s/ Susan C. Pilcher
                                              ----------------------------------
                                              Name: Susan C. Pilcher
                                                   -----------------------------
                                              Title: Administrative Assistant
                                                    ----------------------------

    Subscribed and sworn before me this 14th day of December, 1995.


                                 /s/ Teresa L. Fullerton
                  --------------------------------------------------------------
                  Signature of Notary Public - State of Georgia

                                     Teresa L. Fullerton
                  --------------------------------------------------------------
                  (Print, Type or Stamp Commissioned Name of Notary Public) Personally known X; or Produced Identification: ______________
                                   -
                  Type of Identification produced: _____________________________

                       (NOTARY SEAL)    Notary Public, Fayette County, Georgia
                                        My Commission Expires
                                        Sept. 15, 1997

STATE OF GEORGIA

COUNTY OF FULTON

    On the 14th day of December personally appeared A.J. Schell, as the President of AUDIO COMMUNICATIONS NETWORK, INC., a Florida corporation, and before me executed the attached Increase Promissory Note, dated as of December 14th, 1995, in the principal amount of Six Million One Hundred Ninety Thousand and No/100 Dollars ($6,190,000.00) payable by AUDIO COMMUNICATIONS NETWORK, INC. as maker, to SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, as payee.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal, in the state and county aforesaid.

                                       /s/ Susan C. Pilcher
                   -------------------------------------------------------------
                   Signature of Notary Public

                                           Susan C. Pilcher
                   -------------------------------------------------------------
                   (Print, Type or Stamp Commissioned Name of Notary Public) Personally known X; OR Produced identification ______________
                                    -
                   Type of identification produced: ____________________________
                   -------------------------------------------------------------

                        (Notary Seal)    Notary Public, Paulding County, Georgia
                                         My Commission Expires
                                         Sept. 16, 1996

                      AFFIDAVIT OF OUT-OF-STATE DELIVERY
                      ----------------------------------

STATE OF GEORGIA

COUNTY OF FULTON

     I, Susan C. Pilcher, being first duly sworn, upon my oath, depose and say:

     1.   That I am an Administrative Assistant of Trust Company Bank.

     2.   That on the 14th day of December, 1995, I witnessed the execution of that certain Increase Promissory Note, dated December 14th, 1995, in the face amount of Six Million One Hundred Ninety Thousand and No/100 Dollars ($6,190,000.00) payable by AUDIO COMMUNICATIONS NETWORK, INC. as Maker, to SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, as Payee (the "Note").

     3. That I accepted delivery of the Note on behalf of the Payee in Atlanta, Georgia.

                                             /s/ Susan C. Pilcher
                                            ----------------------------------
                                            Name:  Susan C. Pilcher
                                                 -----------------------------
                                            Title: Administrative Assistant
                                                  ----------------------------

     Subscribed and sworn before me this 14th day of December, 1995.


                                    /s/ Teresa L. Fullerton
                                   ---------------------------------------------
                                   Signature of Notary Public - State of Georgia

                                      Teresa L. Fullerton
                                   ---------------------------------------------
                                   Print, Type or Stamp Commissioned Name of
                                   Notary Public
                                   Personally Known:   X   or Produced
                                                    _______
                                     Identification:_______
                                   Type of Identification:
                                                          ----------------------


                                        (NOTARIAL SEAL)

                                                        Notary Public, Fayette
                                                        County, Georgia
                                                        My Commission Expires
                                                        Sept. 15, 1997

[SunTrust Logo Appears Here]                           Increase
                                                               Promissory Note
$ 6,190,000.00                                           December 14  1995
-----------------                                    ------------------------
    The undersigned (whether one or more hereinafter called "Maker"), jointly and severally, promise(s) to pay to the order of SunTrust Bank, Central Florida, National Association (herein called "Bank") at its offices located at 200 S. Orange Ave., Orlando Florida, Six Million One Hundred Ninety Thousand & No/100 Dollars ($6,190,000.00), together with interest from the date hereof at the rate hereinafter provided, and applicable fees in the following manner.

Repayment Schedule:
[_] Single Payment        Principal Due in Full On:__________________________
                          Interest Payable:__________________________________

[_] Installment Payment   (including interest):In _________    ______________
                                                    (No.)         (Period)
                          Installments of $________commencing on_____, 19___, and on the same day of each successive_____________ thereafter, together with a FINAL PAYMENT of $_____ due and payable on__________________, 19____.

[_] Installment Payment   (plus interest):_______     _______________________
                                           (No.)              (Period)
                          Principal installments of $____________ plus interest, commencing on________________, 19_____, and on the same day of each successive _____________thereafter, together with a FINAL PAYMENT of $__________, plus accrued interest due and payable on_____________, 19______.

[X] Mulitple Payment      Principal and interest are payable as follows: As set
                          forth in the Second Amended and Restated Loan
                          Agreement dated__________,199___, by and between the Maker and the Bank (the "Loan Agreement")

[_] ON DEMAND             Principal payable ON DEMAND with interest payable___
                          ____________ commencing on_______________ and each
                          ________________________thereafter.

[_] Prepayment Right      Bank shall have the absolute and unconditional right,
                          at its sole discretion, to require Maker to pay the entire loan balance, along with accrued unpaid interest at any time after the sixty-first (61st) month from the note date. If the bank elects to exercise such right of payment, Bank will provide
                          Maker ninety (90) days prior written notice of its intention to demand payment. If Bank does not exercise such right of payment, the loan balance outstanding, along with accrued unpaid interest is due and payable on the one hundred twentieth (120th) installment.

The Interest Rate Is As Follows: [_] If checked here, the interest rate provided herein shall be computed on the basis of a 365 day year and shall be calculated for the actual number of days elapsed. If not checked, the interest rate shall be computed on the basis of a 360 day year and shall be calculated for the actual number of days elapsed.

Variable Interest Rate
[_] Not applicable

[X] Applicable, provided however that the interest rate charged hereunder shall never exceed the maximum rate allowed, from time to time, by law. If this loan is for a consumer purpose and is secured by a dwelling, the maximum interest rate charged will never exceed 18% per annum or the state usury ceiling, whichever is less.
If applicable, the interest rate stated herein shall, from time to time, automatically increase or decrease so that at all times it shall be equivalent to (check appropriate box and complete):

[_] _______% over the annual interest rate announced by_________________________ from time to time, as the prime rate (which interest rate is only a bench mark, is purely discretionary and is not necessarily the best or lowest rate charged borrowing customers of any subsidiary bank of Sun Banks, Inc.). Any such change in prime rate will increase or decrease your periodic interest payments. Any change in prime rate shall be effective at the beginning of the business day on which such change is announced; or,
[X] as set forth in the Loan Agreement in Section 2(c).

FIXED RATE        [_] Applicable at___________% per annum, simple interest.
                  [X] Not Applicable.

LATE CHARGE FEE       If a payment is late, you may be charged 5% of such
                      payment as a late charge. A payment which is not received on the due date shall be deemed late.

SERVICE FEE           A service fee of the lesser of $50.00 or 2 percent of the
                      principal amount of this loan will be charged. The service fee charge will not be refunded in the event of prepayment.

ADDITIONAL FEES       The Bank may charge various additional fees for servicing
                      or processing the loan. The name of the fee shall describe the work performed.

     In the event any installment of principal or interest or any part thereof is not paid when it becomes due, or in the event of any default thereunder, the principal sum remaining unpaid hereunder, together with all accrued and past due interest thereon, shall immediately and without notice become due and payable at the election of the holder at any time thereafter.
     Notwithstanding any rate of interest provided herein, the interest rate on any payment or payments of principal or interest, or any part thereof, which is not made when due shall, thereafter, be at the maximum rate allowed, from time to time, by law. Minimum interest of $10.00 on any single payment loan or $15.00 on any installment loan will be charged.
This note is: [X] SECURED   [_] UNSECURED  (Notwithstanding the fact that this
note is marked "unsecured", Maker understands and agrees that any other security interest the Bank now holds or may hereafter acquire from the Maker may secure this note).

     As security for the payment of this note Maker has pledged or deposited with Bank and hereby grants to Bank a security interest in the following property: the personal property described as collateral in the Loan Agreement and the Amended and Restated Security Agreement dated 199__, by and between the Maker and the Bank, (including all cash, stock and other dividends and all rights to subscribe for securities incident to, declared, or granted in connection with such property and including any returned or unearned premiums from any insurance financed hereunder), which property, together with all additions and substitutions hereafter pledged or deposited with Bank is called the Collateral. The Collateral is also pledged as security for all other liabilities (primary, secondary, direct, contingent, sole, joint, or several), due or to become due or which may be hereafter contracted or acquired, of each Maker (including each Maker and any other person) to Bank and for all renewals, extensions or modifications of this note. The surrender of this note, upon payment or otherwise, shall not affect the right of Bank to retain the Collateral for such other liabilities.
     Lender may request periodically as it deems necessary, complete and current financial statements, balance sheets, profit and loss statements, and cash flow information for Maker and Cosigner.
     Maker understands and agrees that the jury waiver, the additional agreements and provisions on the reverse side hereof, hereby incorporated by reference, constitute agreements of the Maker and a part of this note. Maker acknowledges receipt of a completed copy of this note.

   -------------------------------------------------------------------------
    Notice To Cosigner: You are being asked to guarantee this debt. Think carefully before you do. If the borrower doesn't pay the debt, you will have to. Be sure you can afford to pay if you have to, and that you want to accept this responsibility.
    You may have to pay up to the full amount of the debt if the borrower does not pay. You may also have to pay late fees or collection costs, which increase this amount.
    The Bank can collect this debt from you without first trying to collect from the borrower. The Bank can use the same collection methods against you that can be used against the borrower, such as suing you, garnishing your wages, etc. If this debt is ever in default, that fact may become a part of your credit record.
    This notice is not the contract that makes you liable for the debt.
   -------------------------------------------------------------------------

Address: 1000 Legion Place #1515     AUDIO COMMUNICATIONS NETWORK, INC.
        -------------------------    --------------------------(Seal)-------
                                                                       Date
         Orlando, FL 32801           By: /s/ A. J. Schell
---------------------------------    --------------------------(Seal)-------
                                     Name: A.J. Schell                 Date
                                     Title: Pres
===============================================================================
This space for Bank records only

------------------  ------------------   -------------------  ------------------
     Proceeds        Document Stamps        Other Charges         Note Amount

------------------  ------------------   -------------------  ------------------
Officer Initials #      Note Number         Account Number        Service Fee

                          ADDENDUM TO PROMISSORY NOTE
                          ---------------------------

TO SECOND RENEWAL, INCREASE AND CONSOLIDATED PROMISSORY NOTE
MAKER:    AUDIO COMMUNICATIONS NETWORK, INC.
BANK:     SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION

LEGEND:
-------

"This Second Renewal, Increase and Consolidated Promissory Note renews and consolidates (a) that certain Renewal Promissory Note in the face amount of $4,810,000.00 dated December 14th, 1995, and (b) that certain Increase

Promissory Note dated December 14th, 1995, in the face amount of $6,190,000.00,

each executed by the Maker in favor of the Bank, both of which were exempt from Florida documentary stamp taxes."

                                        AUDIO COMMUNICATIONS NETWORK, INC.


                                        By:  /s/ A. J. Schell
                                           -------------------------------
                                           A. J. Schell, President

                                             (CORPORATE SEAL)

STATE OF GEORGIA

COUNTY OF FULTON

     On this the 14th day of December, 1995, personally appeared A. J. SCHELL, as the President of AUDIO COMMUNICATIONS NETWORK, INC., a Florida corporation, and before me executed the attached Second Renewal, Increase and Consolidated Promissory Note of even date in the principal amount of Eleven Million and No/100 Dollars ($11,000,000.00) payable by AUDIO COMMUNICATIONS NETWORK, INC., to SunTrust Bank, Central Florida, National Association.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal, in the state and county aforesaid.

                                          /s/ Susan C. Pilcher
                                -----------------------------------------------
                                Notary Public Signature, State of Georgia

                                              Susan C. Pilcher
                                -----------------------------------------------
                                (Print, Type or Stamp Commissioned Name of
                                Notary Public) Personally known  X  : OR
                                                               _____
                                Produced identification ____Type of

                                identification produced: ______________________

                                -----------------------------------------------

                                                      Notary Public,
                                                      Paulding County, Georgia
                                   (Notarial Seal)     My Commission Expires
                                                       Sept. 16, 1996

                      AFFIDAVIT OF OUT-OF-STATE DELIVERY
                      ----------------------------------

STATE OF GEORGIA

COUNTY OF FULTON

    I, Susan C. Pilcher, being first duly sworn, upon my oath, depose and say:

    1.  That I am an Administrative Assistant of Trust Company Bank.

    2. That on the 14th day of December, 1995, I witnessed the execution of that certain Second Renewal, Increase and Consolidated Promissory Note, dated December 14th, 1995, in the face amount of Eleven Million and 00/100 Dollors ($11,000,000.00) payable by AUDIO COMMUNICATIONS NETWORK, INC. as Maker, to SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, as Payee (the "Note").

    3. That I accepted delivery of the Note on behalf of the Payee in Atlanta, Georgia.


                                                   /s/ Susan C. Pilcher
                                              ----------------------------------
                                              Name: Susan C. Pilcher
                                              Title: Administrative Assistant


    Subscribed and sworn before me this 14th day of December, 1995.


                                 /s/ Teresa L. Fullerton
                  --------------------------------------------------------------
                  Signature of Notary Public - State of Georgia

                                     Teresa L. Fullerton
                  --------------------------------------------------------------
                  Print, Type or Stamp Commissioned Name of Notary Public Personally known X or Produced Identification:________________
                                   -
                  Type of Identification:_______________________________________

                       (Notary Seal)    Notary Public, Fayette County, Georgia
                                        My Commission Expires
                                        Sept. 16, 1997

[SunTrust Logo Appears Here] Second Renewal, Increase and Consolidated
                [See attached ADDENDUM for Legend.]            Promissory Note
$ 11,000,000.00                                           December 14  1995

    The undersigned (whether one or more hereinafter called "Maker"), jointly and severally, promise(s) to pay to the order of SunTrust Bank, Central Florida, National Association (herein called "Bank") at its offices located at 200 S. Orange Ave., Orlando, Florida, Eleven Million & No/100 Dollars ($11,000,000.00), together with interest from the date hereof at the rate hereinafter provided, and applicable fees in the following manner.

Repayment Schedule:
  Single Payment          Principal Due in Full On:__________________________
                          Interest Payable:__________________________________

[_] Installment Payment   (including interest):In _________    ______________
                                                    (No.)         (Period)
                          Installments of $________commencing on_____, 19___, and on the same day of each successive_____________ thereafter, together with a FINAL PAYMENT of $_____ due and payable on__________________, 19____.

[_] Installment Payment   (plus interest):_______     _______________________
                                           (No.)              (Period)
                          Principal installments of $____________, plus interest, commencing on________________, 19_____, and on the same day of each successive_____________ thereafter, together with a FINAL PAYMENT of $__________, plus accrued interest due and payable on_____________, 19______.

[X] Mulitple Payment      Principal and interest are payable as follows: As set
                          forth in the Second Amended and Restated Loan
                          Agreement dated __________, 199__, by and between the Maker and the Bank (the "Loan Agreement")

[_] ON DEMAND             Principal payable ON DEMAND with interest payable___
                          ____________ commencing on_______________ and each
                          ________________________thereafter.

[_] Prepayment Right      Bank shall have the absolute and unconditional right,
                          at its sole discretion, to require Maker to pay the entire loan balance, along with accrued unpaid interest at any time after the sixty-first (61st) month from the note date. If the bank elects to exercise such right of payment, Bank will provide
                          Maker ninety (90) days prior written notice of its intention to demand payment. If Bank does not exercise such right of payment, the loan balance outstanding, along with accrued unpaid interest is due and payable on the one hundred twentieth (120th) installment.

The Interest Rate Is As Follows:[_] If checked here, the interest rate provided herein shall be computed on the basis of a 365 day year and shall be calculated for the actual number of days elapsed. If not checked, the interest rate shall be computed on the basis of a 360 day year and shall be calculated for the actual number of days elapsed.

Variable Interest Rate
[_] Not applicable

[X] Applicable, provided however that the interest rate charged hereunder shall never exceed the maximum rate allowed, from time to time, by law. If this loan is for a consumer purpose and is secured by a dwelling, the maximum interest rate charged will never exceed 18% per annum or the state usury ceiling, whichever is less.
If applicable, the interest rate stated herein shall, from time to time, automatically increase or decrease so that at all times it shall be equivalent to (check appropriate box and complete):

[_] _______% over the annual interest rate announced by________________________, from time to time, as the prime rate (which interest rate is only a bench mark, is purely discretionary and is not necessarily the best or lowest rate charged borrowing customers of any subsidiary bank of Sun Banks, Inc.). Any such change in prime rate will increase or decrease your periodic interest payments. Any change in prime rate shall be effective at the beginning of the business day on which such change is announced; or,
[X] as set forth in the Loan Agreement in Section 2(c).

FIXED RATE        [_] Applicable at___________% per annum, simple interest.
                  [X] Not Applicable.

LATE CHARGE FEE       If a payment is late, you may be charged 5% of such
                      payment as a late charge. A payment which is not received on the due date shall be deemed late.

SERVICE FEE           A service fee of the lesser of $50.00 or 2 percent of the
                      principal amount of this loan will be charged. The service fee charge will not be refunded in the event of prepayment.

ADDITIONAL FEES       The Bank may charge various additional fees for servicing
                      or processing the loan. The name of the fee shall describe the work performed.

     In the event any installment of principal or interest or any part thereof is not paid when it becomes due, or in the event of any default thereunder, the principal sum remaining unpaid hereunder, together with all accrued and past due interest thereon, shall immediately and without notice become due and payable at the election of the holder at any time thereafter.
     Notwithstanding any rate of interest provided herein, the interest rate on any payment or payments of principal or interest, or any part thereof, which is not made when due shall, thereafter, be at the maximum rate allowed, from time to time, by law. Minimum interest of $10.00 on any single payment loan or $15.00 on any installment loan will be charged.
This note is: [X] SECURED [_] UNSECURED (Notwithstanding the fact that this note is marked "unsecured", Maker understands and agrees that any other security interest the Bank now holds or may hereafter acquire from the Maker may secure this note).

     As security for the payment of this note Maker has pledged or deposited with Bank and hereby grants to Bank a security interest in the following property: the personal property described as collateral in the Loan Agreement and the Amended and Restated Security Agreement dated 199__, by and between the Maker and the Bank, (including all cash, stock and other dividends and all rights to subscribe for securities incident to, declared, or granted in connection with such property and including any returned or unearned premiums from any insurance financed hereunder), which property, together with all additions and substitutions hereafter pledged or deposited with Bank is called the Collateral. The Collateral is also pledged as security for all other liabilities (primary, secondary, direct, contingent, sole, joint, or several), due or to become due or which may be hereafter contracted or acquired, of each Maker (including each Maker and any other person) to Bank and for all renewals, extensions or modifications of this note. The surrender of this note, upon payment or otherwise, shall not affect the right of Bank to retain the Collateral for such other liabilities.
     Lender may request periodically as it deems necessary, complete and current financial statements, balance sheets, profit and loss statements, and cash flow information for Maker and Cosigner.
     Maker understands and agrees that the jury waiver, the additional agreements and provisions on the reverse side hereof, hereby incorporated by reference, constitute agreements of the Maker and a part of this note, Maker acknowledges receipt of a completed copy of this note.

   -------------------------------------------------------------------------
    Notice To Cosigner: You are being asked to guarantee this debt. Think carefully before you do. If the borrower doesn't pay the debt, you will have to. Be sure you can afford to pay if you have to, and that you want to accept this responsibility.
    You may have to pay up to the full amount of the debt if the borrower does not pay. You may also have to pay late fees or collection costs, which increase this amount.
    The Bank can collect this debt from you without first trying to collect from the borrower. The Bank can use the same collection methods against you that can be used against the borrower, such as suing you, garnishing your wages, etc. If this debt is ever in default, that fact may become a part of your credit record.
    This notice is not the contract that makes you liable for the debt.
   -------------------------------------------------------------------------

Address: 1000 Legion Place #1515     AUDIO COMMUNICATIONS NETWORK, INC.
        -------------------------    ------------------------------(Seal)------
                                                                          Date
         Orlando, FL 32801           By: /s/ A. J. Schell
----------------------------------   ------------------------------(Seal)------
                                     Name: A.J. Schell                    Date
                                     Title:  Pres
===============================================================================
This space for Bank records only

------------------  ------------------   -------------------  ------------------
     Proceed         Document Stamps        Other Charges         Note Amount

------------------  ------------------   -------------------  ------------------
Officer Initials #      Note Number         Account Number        Service Fee

________________________________________________________________________________
________________________________________________________________________________


                             AMENDED AND RESTATED
                              SECURITY AGREEMENT


                                By and Between


                         AMERICAN MUSIC NETWORK, INC.
                                 (the Debtor)


                                      And


             SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION,
                     F/K/A SUN BANK, NATIONAL ASSOCIATION
                            (the Secured Creditor)



                               December 21, 1995



________________________________________________________________________________
________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

(The Table of Contents for this Security Agreement is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provisions of this Security Agreement.)

Paragraph                       Caption                               Page
                                -------                               ----
 Number
 ------

1.   DEFINITIONS.....................................................    1
     -----------
2.   COLLATERAL......................................................    5
     ----------
3.   GRANT OF SECURITY INTEREST......................................    6
     --------------------------
4.   REPRESENTATIONS, WARRANTIES AND COVENANTS.......................    6
     -----------------------------------------
5.   DEFAULT.........................................................    9
     -------
6.   RIGHTS UPON DEFAULT.............................................   10
     -------------------
7.   PERFECTION......................................................   11
     ----------
8.   OTHER DOCUMENTS.................................................   12
     ---------------
9.   NOTICE..........................................................   12
     ------
10.  POWER OF ATTORNEY...............................................   13
     -----------------
11.  TERM............................................................   13
     ----
12.  TIME............................................................   13
     ----
13.  WAIVER..........................................................   13
     ------
14.  MISCELLANEOUS...................................................   14
     -------------
15.  GOVERNING LAW...................................................   14
     -------------
16.  SEVERABILITY....................................................   14
     ------------
17.  DOCUMENTARY STAMPS..............................................   14
     ------------------
18.  NO THIRD PARTY BENEFICIARIES....................................   14
     ----------------------------
19.  COSTS AND ATTORNEYS FEES........................................   15
     ------------------------
20.  COMPLETE AGREEMENT..............................................   15
     ------------------

21.  WAIVER OF JURY TRIAL............................................   15
     --------------------

EXHIBIT A      DESCRIPTION OF PERMITTED ENCUMBRANCES

EXHIBIT B      PLACES OF BUSINESS

                    AMENDED AND RESTATED SECURITY AGREEMENT
                    ---------------------------------------

     THIS AMENDED AND RESTATED SECURITY AGREEMENT (the "Security Agreement") made and entered into this 21st day of December, 1995, by and between:

                  AMERICAN MUSIC NETWORK, INC., a California corporation, 1031 E. Belmont Avenue, Fresno,
                  California 93701 (hereinafter referred to as the "Debtor"),

                                      and

                  SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL
                  ASSOCIATION, F/K/A SUN BANK, NATIONAL
                  ASSOCIATION, a national banking association,
                  200 South Orange Avenue, Orlando, Florida
                  32801 (hereinafter referred to as the
                  "Secured Creditor").


                             W I T N E S S E T H:
                             -------------------


     WHEREAS, the Secured Creditor previously extended certain loans to Audio Communications Network, Inc. f/k/a Johnson Electronics, Inc., a Florida corporation (the "Borrower"); and

     WHEREAS, the Borrower has requested the Secured Creditor to increase and modify said loans; and

     WHEREAS, in order to secure such loans, the Debtor previously executed and delivered to the Secured Creditor that certain Security Agreement dated August 28, 1990, as amended by amendments dated as of October 15, 1993, as of March 1, 1994 and as of June 5, 1995 (the "Existing Security Agreement"); and

     WHEREAS, the Secured Creditor is unwilling to increase and modify such loans unless and until the Debtor executes and delivers this Amended and Restated Security Agreement;

     NOW, THEREFORE, the Debtor and the Secured Creditor agree to amend and restate the Existing Security Agreement in its entirety as follows:

     1.   DEFINITIONS.  As used in this Security Agreement, the following terms
          -----------
and conditions shall have the meanings set forth below:

          "Account" shall mean any right of the Debtor, whether or not earned by
           -------
performance, to payment for goods or other property (including, without limitation, the Collateral) sold or leased or for services rendered that is not evidenced by an Instrument or Chattel Paper, including, without limitation:

               (i) all presently owned and hereafter acquired receivables, including all open accounts, contract rights, notes, drafts, acceptances, rental receivables, installment payment obligations and other obligations for or rights to the payment of money created by the Debtor, or acquired by Debtor from others;

               (ii) all cash and non-cash proceeds thereof, and all contracts, documents, invoices and other instruments evidencing the same; and

               (iii) all collateral security therefor (including guaranties, mortgages, or security interests) and all of Debtor's rights and remedies in connection with the Accounts or in connection with any property sold or leased which is represented thereby.

          "Account Debtor" shall mean any person who is obligated on an Account
           --------------
or Chattel Paper.

          "Borrower" shall mean Audio Communications Network, Inc., f/k/a
           --------
Johnson Electronics, Inc., a Florida corporation.

          "Chattel Paper" shall mean a writing or writings which evidence both a
           -------------
monetary obligation and a security interest in or a lease of specific goods.

          "Collateral" shall mean the goods and other property described in
           ----------
paragraph 2 of this Agreement.

          "Copyrights" shall mean the rights to all copyrighted material and all
           ----------
rights under the copyright laws of the United States belonging or ascribed to the Debtor.

          "Document" shall mean any now owned or hereafter acquired bill of
           --------
lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document, whether negotiable or non-negotiable, which in the regular course of business of financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

          "Equipment" shall mean all now existing and hereafter acquired goods
           ---------
(other than Inventory) used or bought for use primarily in the Debtor's business, wherever located, including, but not limited to, machinery, furniture, furnishings, textures, dies, parts (including spare parts and repair parts) and tools, together with all fittings, accessories, accessions, additions, modifications, improvements, equipment and special tools now or hereafter affixed to any or any part of the foregoing or used in connection with any part of the foregoing and all replacements of any part thereof and all products and Proceeds of any of the foregoing.

          "Guaranty" shall mean that certain Subsidiary Guaranty Agreement,
           --------
dated the date hereof, of the Guarantors guarantying payment to the Secured Creditor of the Liabilities and all amendments, supplements, ratifications or replacements thereof.

          "Guarantor" or "Guarantors"  shall mean collectively or individually,
           ---------      ----------
as the context may require, American Music Network, Inc., a California corporation, Audio Communications Network, Inc., f/k/a Music Services, Inc., a Missouri corporation, Audio Communications Network, Inc., a Maryland corporation and Florida Audio Engineering Company, a Florida corporation.

          "Instrument" shall mean a negotiable instrument or any other writing
           ----------
which evidences a right to payment of money and is not itself a security agreement or lease and is of a type which is in ordinary course of business transferred by delivery with any necessary endorsement or assignment.

          "Intangible Assets" shall mean any personal property (including things
           -----------------
in action) other than goods, Accounts, Chattel Paper, Documents, Instruments and money and including, but not limited to all of the Debtor's now owned or hereafter acquired (i) deferred assets, other than prepaid insurance and prepaid taxes, (ii) goodwill, manufacturing and processing rights, Patents, Licenses, franchises (including the Muzak Franchises), permits, Copyrights, Trademarks, trade secrets, customer lists, tax refund claims, incentive payments, insurance proceeds, experimental expenses and other similar assets which would be classified as "intangible assets" under GAAP, (iii) treasury stock and any write-up of the value of any assets after the date hereof unless in accordance with GAAP, and (iv) all Proceeds of any and all of the foregoing.

          "Inventory" shall mean all of the Debtor's now owned and hereafter
           ---------
acquired (a) goods, merchandise or personal property, wherever located, held by the Debtor for sale or lease or to be furnished under contracts of service, (b) raw materials, (c) work in process, (d) materials used or consumed in the Debtor's business, (e) materials or supplies used or usable in manufacturing or processing, (f) packaging and shipping materials, (g) inventory covered by a warehouse receipt, bill of lading or other negotiable or non-negotiable Document and (h) returned or repossessed merchandise.

          "Liabilities" shall mean any and all of the following:
           -----------

               (a) Principal and interest and all other monies due or to become due under the Promissory Note, including any extensions or renewals thereof.

               (b) Any and all other liabilities or obligations, primary, secondary, direct, contingent, sole, joint or several, due or to become due, or which may be hereafter contracted or acquired of the Debtor or the Borrower to the Secured Creditor including, but not limited to, any and all loans or other advances, whether obligatory or otherwise, which the Secured Creditor may, but is not obligated to, make to the Debtor or the Borrower at any time in the future.

               (c) All other monies (in addition to principal and interest) due or to become due the Secured Creditor from the Debtor or the Borrower including, but not limited to, all costs and expenses including attorney's fees which the Secured Creditor is entitled or permitted for any reason whatsoever to recover under any statute, promissory note or agreement, including but not limited to, this Security Agreement and the Promissory Note. As used herein and elsewhere in this Security Agreement, costs and expenses, including attorney's fees, shall include costs and expenses incurred by the Secured Creditor in proceeding against the Collateral or against the Debtor or the Borrower and shall include costs and expenses, including attorney's fees, which the Secured Creditor may incur or become liable for as a result of enforcing any of its rights and privileges under this Security Agreement, whether in any initial suit or an appeal therefrom.

               (d) Any future advances that the Secured Creditor may make to the Debtor or the Borrower, whether discretionary or obligatory, provided, however, that Secured Creditor shall be under no duty whatsoever by virtue of this Security Agreement to make any such future advances whatsoever to the Debtor or the Borrower. In the event the Secured Creditor subsequent to the date of this Security Agreement makes any advances to the Debtor or the Borrower, said advances shall conclusively be deemed to be and shall be future advances under this subparagraph and within the definition of Liabilities as defined herein.

          "Licenses" shall mean any license agreement under which the Debtor is
           --------
or becomes licensed to use a patent or trademark and any license agreement under which the Debtor shall license any third party to use any Patent or Trademark of the Debtor.

          "Loan Agreement" shall mean that certain Second Amended and Restated
           --------------
Loan Agreement of even date herewith entered into by and between the Borrower and the Secured Creditor and any and all amendments, modifications, supplements or restatements thereof.

          "Muzak Franchises" shall mean any and all franchise or licensing
           ----------------
agreements between the Debtor and any Muzak entity pursuant to which the Debtor is now or may subsequently be authorized to supply Muzak services and products to its customers, and any and all amendments, modifications, supplements or replacements thereof.

          "Patents" shall mean any U.S. patents and U.S. patent applications,
           -------
including, without limitation, the inventions and improvements described and claimed therein, and the reissues and renewals thereof and all income, royalties, damages and payments now and hereafter due and/or payable under and with respect to all U.S. patents and U.S. patent applications, including, without limitation, damages and payments for past or future infringements thereof.

          "Permitted Encumbrances" shall mean those encumbrances, liens or
           ----------------------
security interests set forth in Exhibit "A" attached hereto.

          "Places of Business" shall mean any location at which the Debtor or
           ------------------
any Subsidiary conducts its business, including, but not limiting to, the storage of Inventory, all of which are set forth in Exhibit "B" attached hereto.

          "Proceeds" shall mean all cash and non-cash proceeds received upon the
           --------
sale, exchange, collection or other disposition of the Collateral, including but not limited to insurance payable by reason of loss or damage to Collateral; provided, however, that nothing in this definition shall in and of itself be
-----------------
construed to grant the Debtor or any Guarantor any authority whatsoever to sell or otherwise dispose of the Collateral.

          "Promissory Note" shall mean that certain Second Renewal, Increase and
           ---------------
Consolidated Promissory Note executed by the Borrower in favor of the Secured Creditor dated December 14, 1995 in the face amount of $11,000,000.00, and all amendments, supplements, renewals and replacements thereof.

          "Trademarks" shall mean trademarks, service marks, trademark
           ----------
registrations, trade names and trademark and trade name registrations and applications (whether state or federal), and renewals thereof, and all income, royalties, damages and payments now and hereafter due and/or payable under all trademarks and trademark applications, including, without limitation, damages and payments for past or future infringements thereof.

          "UCC" shall mean the Florida Uniform Commercial Code as set forth in
           ---
Chapters 671 through 680, Florida Statutes, as the same may be amended from time to time.

     2.   COLLATERAL.  As used in this Security Agreement, the term "Collateral"
          ----------
shall mean and include any and all of the following:

               (a) all Accounts, Chattel Paper, Documents, Equipment, Instruments, Inventory, Intangible Assets and the Proceeds thereof, of the Debtor whether now owned or hereafter acquired;

               (b) to the extent not encumbered above, all of the right, title and interest of the Debtor, whether now owned or hereinafter acquired, in and to the goods or other property represented by or securing the Accounts, Chattel Paper and Instruments;

               (c) all rights of the Debtor as an unpaid lienor, including stoppage in transit, replevin and reclamation;

               (d) all monies, bank accounts, balances, credits, deposits, collections, drafts, bills, notes, securities, and other property of every kind and nature (whether tangible or intangible) now owned or hereafter acquired by the Debtor and at any time in the actual or constructive possession of (or in transit to) the Secured Creditor or its correspondents or agents in any capacity or for any purpose;

               (e) all books, records, ledger cards and other property relating to (a) through (d) above, including computer programs, tapes and related software; and

               (f)  all Proceeds and products of (a) through (e) above.

     3.   GRANT OF SECURITY INTEREST.  To secure the payment of all Liabilities
          --------------------------
to the Secured Creditor, the Debtor does hereby grant to the Secured Creditor a security interest in each and all of the Collateral.

     4.   REPRESENTATIONS, WARRANTIES AND COVENANTS.  The Debtor does hereby
          -----------------------------------------
represent and warrant to and covenant with the Secured Creditor as follows:

          (a) That the Debtor is the absolute owner of the Collateral free and clear of all liens and security interests whatsoever except for (i) the security interest granted the Secured Creditor by this Security Agreement and (ii) the Permitted Encumbrances.

          (b)  That the Collateral will be used solely for business purposes.

          (c) That the Collateral will be kept at the Places of Business and the Debtor shall not remove the Collateral from said location(s) without the prior written consent of Secured Creditor.

          (d) That the Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.

          (e) That by virtue of this Security Agreement and the perfection of said security interest in accordance with the provisions of paragraph 7 hereof, and the execution and delivery of the Subordination Agreements, the Secured Creditor has a valid, enforceable, perfected and first priority security interest in the Collateral.

          (f) That except for the Permitted Encumbrances, as they presently exist as of the date of this Security Agreement, the Debtor has not and shall not grant to any person other than the Secured Creditor a security interest or any other interest or claim in the Collateral.

          (g) That except for financing statements to perfect the Permitted Encumbrances as filed as of the date of this Security Agreement, there is not now and will not be filed in the future in any jurisdiction any financing statement listing any person other than the Secured Creditor as a secured party covering any or all of the Collateral.

          (h) That the Debtor will not permit any liens or security interests other than (i) the Permitted Encumbrances and (ii) the Secured Creditor's security interest, to attach to any of the Collateral, permit any of the Collateral to be levied upon under legal process, permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Security Agreement, or permit the Collateral to be or to become a fixture (and it is expressly covenanted, warranted and agreed that the Collateral, and any part thereof, whether affixed to any realty or not, shall be and remain personal property), or to become an accession to other goods or property.

          (i) That the Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein or offer to do so without the prior written consent of the Secured Creditor provided, however, that as long as the Debtor is not in default under this Security Agreement, it may (i) sell its Inventory in the normal and ordinary course of its business and
(ii) replace its Equipment due to depreciation and obsolescence.

          (j) That the Debtor will not use the Collateral or permit the Collateral to be used in violation of any statute or ordinance and the Debtor shall further comply with all statutes, regulations and ordinances applicable to the use or its ownership of the Collateral and to its business.

          (k) That the Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon any note or notes or other writing evidencing the Liabilities, or any of them.

          (l) That during the term of this Security Agreement, the Debtor shall cause to be maintained on the Collateral insurance in an amount at least equal to the amount of the Liabilities and shall cause the Secured Creditor to be noted as a loss payee on said policies. At the request of the Secured Creditor, the Debtor shall promptly deliver to the Secured Creditor said policies of insurance along with certificates reflecting the Secured Creditor as a loss payee and providing for not less than thirty (30) days notice to the Secured Creditor prior to expiration or cancellation of same, and the Secured Creditor shall be entitled to retain in its possession said policies or certificates.

          (m) That at its option, the Secured Creditor may discharge taxes, liens or security interests or encumbrances at any time levied upon or placed on the Collateral, including, but not limited to, any Permitted Encumbrances, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral provided, however, the Secured Creditor shall be under no duty or obligation to do so. The Debtor agrees to immediately reimburse the Secured Creditor on demand for any such payments made or any expenses incurred by the Secured Creditor together with interest at the highest rate permitted by law, pursuant to the foregoing authorization.

          (n) That the Debtor's principal place of business is the address specified in the preamble to this Security Agreement and it will promptly give the Secured Creditor written notice of any change, provided, however, that said principal place of business may not be removed from the County where the Debtor is now located without the prior written consent of the Secured Creditor. The Debtor further represents and warrants that all of its business records, including those pertaining to all its accounts, shall be kept at the above stated address. The Secured Creditor shall have the right at all times to review, examine and make abstracts from said business records.

          (o) That the Secured Creditor shall have the right at all times to inspect and examine the Collateral and to make schedules and listings thereof.

          (p) That the Debtor shall not be dissolved or be consolidated or merged with any other entity without the prior written consent of the Secured Creditor nor shall the Debtor transfer (other than in the ordinary course of its business as permitted herein) a substantial part of its assets.

          (q) That the Debtor will immediately notify the Secured Creditor if the Debtor suffers or permits any substantial or material changes in management or suffers or experiences any adverse financial change.

          (r) That the Debtor will maintain the Collateral in good condition and repair and shall undertake and perform such other functions as may be necessary to keep and maintain the Collateral in good condition and repair.

          (s) That the Debtor, at the request of the Secured Creditor, shall furnish to the Secured Creditor such financial statements of and financial information relating to the Debtor and its business and the Collateral, as the Secured Creditor may request and in such form as the Secured Creditor may request from time to time.

          (t) That the Debtor shall at all times pay and keep current all Permitted Encumbrances and shall not default thereunder, but shall not make any prepayments thereunder.

          (u) That the Debtor shall at all times fully and timely perform its obligations under the Muzak Franchises and maintain them in full force and effect, and promptly provide the Secured Creditor with copies of any correspondence, or claims or advise the Secured Creditor of any oral communications received from the franchisor claiming that a default exists under any such franchise or advising that any of such franchises will not be renewed or is being terminated for any reason.

     All of the foregoing representations, warranties and covenants shall be true and correct throughout the term of this Security Agreement and shall be fulfilled and maintained by the Debtor throughout the term hereof.

     5.   DEFAULT.  The occurrence of one or more of the following events shall
          -------
constitute a default in this Security Agreement:

          (a) The failure or omission of the Borrower or Debtor to pay when due any Liability, including but not limited to, the failure to pay when due any payment of interest and/or principal of the Promissory Notes.

          (b) The failure of the Debtor to keep, observe or perform any term or condition of this Security Agreement required hereunder to be kept, observed or performed by the Debtor.

          (c) The failure of the Debtor, the Borrower or any other Guarantor to keep, observe or perform any term or condition of any loan document, including the Loan Agreement, the Promissory Note, the Guaranty, and this Security Agreement, and any other loan agreement, security agreement or other loan document evidencing, securing or relating to the Liabilities required thereunder to be kept, observed or performed by the Debtor or such Guarantor.

          (d) The making or furnishing by the Debtor to the Secured Creditor of any representation, warranty or covenant in connection with this Security Agreement which is false.

          (e) The making of an assignment by the Debtor for the benefit of its creditors.

          (f) The commencement of proceedings in bankruptcy for reorganization of the Debtor or for the adjustment of any of its debts under the Bankruptcy Code or under any law, whether state or federal, now or hereafter existing for the relief of debtors.

          (g) The appointment of a receiver or trustee for the Debtor or for any substantial part of its assets, or the institution of any proceedings for the dissolution, or the full or partial liquidation of the Debtor.

          (h) The Debtor becomes insolvent or unable to pay debts as they mature.

          (i) The termination or non-renewal of any of the Muzak Franchises for any reason.

     A default under this Security Agreement shall constitute a default under the terms and conditions of all promissory notes then existing and executed by the Debtor in favor of the Secured Creditor and shall also be and constitute a default under all promissory notes and other agreements then existing and which evidence in any way any Liability to the Secured Creditor including, but not limited to, any other loan documents or loan agreement between the Debtor and the Secured Creditor.

     6.   RIGHTS UPON DEFAULT.  Upon the occurrence of any default under this
          -------------------
Security Agreement and the expiration of any applicable cure period, or whenever the Secured Creditor feels insecure for any reason whatsoever, the Secured Creditor shall have and may exercise any or all of the following rights:

          (a) To declare the Liabilities, or any of them (notwithstanding any provision thereof), immediately due and payable without demand or notice of any kind and the same thereupon shall immediately become due and payable without demand or notice, and from and after the date of default the amount due on the Liabilities shall from and thereafter bear interest at the maximum rate of interest permitted from time to time under Florida law.

          (b) To exercise from time to time any and all rights and remedies of a secured party under the UCC and any and all rights and remedies available to it under any other applicable law.

          (c) To request the Debtor to assemble at its expense the Collateral and make it available to the Secured Creditor at a convenient place acceptable to the Secured Creditor and, upon the making of said request, the Debtor shall promptly comply with said request.

          (d) To give notice to and make demand upon all Account Debtors to make payments directly to the Secured Party on all Accounts.

          (e) To seize and take possession of the Collateral and dispose of same under the UCC and, in such case, if any notice is required under applicable law the giving of five (5) days written notice to the Debtor at its address set forth herein shall constitute reasonable notice to the Debtor provided, however, the Secured Creditor shall not by virtue of this Security Agreement be obligated to give any such notice to the Debtor. If the Debtor wishes to change its address at which said notice is to be given, the burden shall be upon the Debtor to so notify the Secured Party in writing and unless or until said notice is given, all notices sent to the Debtor at the address set forth herein shall be effective and valid notice to the Debtor. In the event of default, the Debtor expressly authorizes the Secured Creditor to enter upon all property owned by the Debtor for the purpose of taking into custody and seizing any and all of the Collateral. In the event of repossession of any or all of the Collateral, the Debtor authorizes the Secured Creditor to take into his possession any personal property found in or on the Collateral and to hold the same until claimed by the Debtor and in the event such personal property is not claimed within a reasonable time (not greater than ten (10) days) by the Debtor, the Secured Creditor is authorized to dispose of same in the same manner as the Collateral is disposed of and to apply the proceeds resulting therefrom to the Liabilities.

          (f) To immediately offset against the Liabilities all other monies due or to become due the Debtor from the Secured Creditor, whether said monies are due or are to become due under this Security Agreement, or any other relationship whatsoever between the Debtor and the Secured Creditor.

     All proceeds resulting from the disposition of any of the Collateral or the exercise by the Secured Creditor of any of its rights under this Security Agreement shall be applied without any marshalling of assets first to the expenses of retaking and preparing the Collateral for sale including expenses of sale, next to other costs and attorneys' fees incurred by the Secured Creditor in exercising its rights under this Security Agreement, next to the payment of interest and/or principal due on the Liabilities, as the Secured Creditor may determine, and finally to any other moneys due the Secured Creditor from the Debtor. Should any deficiency result after disposition of the Collateral, the Debtor shall remain liable for any deficiency.

     7.   PERFECTION.  In order to perfect the security interest in the
          ----------
Collateral granted to the Secured Creditor by the Debtor hereunder, the Debtor agrees to execute and deliver to the Secured Creditor any and all documents which are, in the opinion of the Secured Creditor or its counsel, necessary so as to perfect said security interest including, but not limited to, execution of appropriate UCC-1 financing statements to be filed with the Florida Secretary of State and with the appropriate filing officer in such other jurisdictions where any of the Collateral is or may be located.

     The Debtor further authorizes the Secured Party to file, in jurisdictions where this authorization will be given effect, financing statements signed only by the Secured Creditor describing the Collateral in the same manner as it is described herein, and, from time to time, at the request of the Secured Creditor, the Debtor will execute one or more financing statements and such other documents (and pay the cost of filing and recording same in all public offices deemed necessary or desirable by the Secured Creditor) and do such other acts and things, all as the Secured Creditor may request to establish and maintain a valid, enforceable and perfected security interest in the Collateral (free of all other liens and claims whatsoever except for the Permitted Encumbrances) to secure payment of the Liabilities including, without limitation, the deposit with the Secured Creditor of any certificate of title applicable to any of the Collateral and notation thereon of the security interest hereunder along with any necessary documents including notices of liens. At the request of the Secured Creditor, this Security Agreement executed by the Debtor, or a photocopy thereof, shall be deemed to be a financing statement authorized to be filed in such jurisdictions where such filing will be given effect.

     The Debtor shall pay all costs of filing any financing statement and all other costs of perfecting the security interest granted hereunder.

     8.   OTHER DOCUMENTS.  During the term of this Security Agreement, the
          ---------------
Debtor agrees to execute any and all other documents which are, in the opinion of the Secured Creditor or its counsel, necessary to carry out the terms and conditions of this Security Agreement including the granting of a perfected, valid and enforceable security interest in the Collateral to the Secured Creditor.

     9.   NOTICE.  All notices under this Security Agreement shall be in writing
          ------
and along with all other documents permitted or required to be given under this Security Agreement shall be deemed to have been given, (i) in the case of delivery, when delivered to the address set forth in the preamble to this Security Agreement and addressed to the party involved, (ii) in the case of mailing, on the third (3rd) business day after said document has been deposited in the United States Mails, postage prepaid, and sent by certified or registered mail and addressed to the other party at the address as set forth in the preamble to this Security Agreement, and (iii) in all other cases when the same has been actually received by the other party. Either party hereto may change the address at which said notices are to be sent by the giving of notice of such change to the other party as set forth herein. In the event the Secured Creditor is a corporation, all notices sent to the Secured Creditor shall not be deemed to have been given unless they are given or sent to the attention of the loan officer in charge of the account of the Debtor and in the event there is no such loan officer then to the President of the Secured Creditor.

     10.  POWER OF ATTORNEY.  The Debtor does hereby appoint the Secured
          -----------------
Creditor as its attorney-in-fact to execute any and all documents which the Debtor is required to execute under the Security Agreement including, but not limited to, all financing statements and other documents which the Debtor is obligated to execute and deliver under the provisions of paragraph 7 hereof, and the Debtor further appoints the Secured Creditor as its attorney-in-fact to endorse in the Debtor's name all checks, drafts and other instruments representing or constituting payments made on the Collateral in which are made or delivered to the Secured Creditor in accordance with this Security Agreement. The power of attorney granted herein shall be irrevocable and be deemed coupled with an interest.

     11.  TERM.  This Security Agreement and the rights and privileges granted
          ----
hereunder to the Secured Creditor shall continue and remain in full force and effect until all Liabilities have been paid in full to the Secured Creditor, and the Debtor has no further right to obtain any advances or other disbursements from the Secured Creditor. At such time, this Security Agreement shall be marked "Cancelled" and returned to the Debtor and the Secured Creditor shall further execute a termination statement in regard to any financing statement that solely relates to the Collateral. Until this Security Agreement has been so marked "Cancelled" and returned to the Debtor, this Security Agreement shall continue to secure all Liabilities and, at its option, the Secured Creditor may retain this Security Agreement and maintain the validity of any security interest granted hereunder and financing statements relating thereto for a period not to exceed one hundred twenty (120) days after all Liabilities have been paid in full and, in such event, if the Debtor has not filed and there has not been filed against it any bankruptcy proceeding under the Bankruptcy Code during said period, the Secured Creditor shall then cancel this Security Agreement and terminate any financing statements as set forth herein.

     12.  TIME. Time is of the essence for the purposes of this Security
          ----
Agreement.

     13.  WAIVER.  No waiver by the Secured Creditor of any default shall
          ------
operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of the Secured Creditor in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Secured Creditor of any right or remedy shall include any other or further exercise thereof or the exercise of any other right or remedy. The Debtor further waives all notices whatsoever that the Debtor may be entitled to under any contract or statute including presentment, notice of dishonor, protest or notice of protest.

     14.  MISCELLANEOUS.  The provisions of this Security Agreement are
          -------------
cumulative and are in addition to the provisions of any note secured by this Security Agreement and the Secured Creditor shall have all the benefits, rights and remedies on any note secured hereby. If more than one party shall execute this Security Agreement, the term "Debtor" will mean all parties signing this Security Agreement and each of them, and all such parties shall be jointly and severally obligated and liable hereunder. The singular pronoun, when used herein, shall include masculine and feminine. All rights of Secured Creditor hereunder shall inure to the benefits of its successors and assigns and all duties of benefits of its successors and assigns and all duties of obligations of the Debtor hereunder shall bind the heirs, executors, administrators, successors and assigns of each Debtor.

     15.  GOVERNING LAW.  This Security Agreement has been delivered in the
          -------------
State of Florida and shall be construed in accordance with and governed by the laws of Florida.

     16.  SEVERABILITY.  Whenever possible, each provision of this Security
          ------------
Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement provided, however, if such invalidity adversely affects the substantial rights of the Secured Creditor under this Security Agreement, all the Liability shall immediately become due and payable in full.

     17.  DOCUMENTARY STAMPS.  The Debtor shall pay all documentary stamps,
          ------------------
intangible tax, as well as all other taxes and penalties due on any notes evidencing any of the Liabilities and the Debtor further agrees to indemnify and hold Secured Creditor harmless from and against any and all such documentary stamps, intangible taxes and penalties.

     18.  NO THIRD PARTY BENEFICIARIES.  It is the intent and understanding of
          ----------------------------
the Debtor and the Secured Creditor that this Security Agreement is solely between them and for their benefit and, accordingly, no party other than the Debtor and the Secured Creditor shall have any rights or privileges under this Security Agreement either as third party beneficiaries or otherwise.

     19.  COSTS AND ATTORNEYS FEES.  In the event of any default under this
          ------------------------
Security Agreement or the exercise by the Secured Creditor of any of its rights hereunder, the Debtor shall promptly pay to the Secured Creditor all such costs and expenses, including attorney's fees. All such costs and expenses, including attorney's fees, shall further be deemed to be within the term "Liability" and secured by the Collateral. As used in this Security Agreement, costs and attorney's fees, shall mean costs and attorney's fees incurred in any suit, including any appeal therefrom.

     20.  COMPLETE AGREEMENT.  This Security Agreement constitutes the complete
          ------------------
agreement between the parties in regard to the matters set forth herein and this Security Agreement may not be altered, amended or otherwise modified except by a writing signed by the person to be charged by said alteration, amendment or modification. This requirement that this Security Agreement may not be altered, amended or modified except by a writing, may not itself be waived except by a writing.

     21.  WAIVER OF JURY TRIAL.  THE DEBTOR AND THE SECURED CREDITOR HEREBY EACH
          --------------------
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER CAREFUL CONSIDERATION AND AN OPPORTUNITY TO SEEK LEGAL ADVICE, WAIVE THEIR RESPECTIVE RIGHTS TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OF THE PROVISIONS OF THIS SECURITY AGREEMENT, THE LOAN AGREEMENT, THE PROMISSORY NOTES, OR ANY OTHER LOAN DOCUMENTS EXECUTED IN CONJUNCTION WITH THE LOAN.

     IN WITNESS WHEREOF, the Debtor has executed this Security Agreement as of the date and year first above written.

ATTEST                           AMERICAN MUSIC NETWORK, INC.


/s/ Doris K. Krummenacker        By:/s/ A. J. Schell
----------------------------        ---------------------------
Doris K. Krummenacker,              A. J. Schell,
Secretary                           President

(CORPORATE SEAL)

                                 SUNTRUST BANK, CENTRAL FLORIDA,
                                 NATIONAL ASSOCIATION, F/K/A SUN BANK,
                                 NATIONAL ASSOCIATION


                                 By:/s/ Lee W. Wright
                                    ---------------------------
                                    Lee W. Wright,
                                    Vice President

                                   EXHIBIT A
                                   ---------

                     DESCRIPTION OF PERMITTED ENCUMBRANCES
                     -------------------------------------



                                     None.

                                   EXHIBIT B
                                   ---------

                              PLACES OF BUSINESS
                              ------------------


1031 E. Belmont Avenue
Fresno, CA  93701

________________________________________________________________________________
________________________________________________________________________________





                             AMENDED AND RESTATED
                              SECURITY AGREEMENT


                                By and Between


                      AUDIO COMMUNICATIONS NETWORK, INC.
                        F/K/A JOHNSON ELECTRONICS, INC.
                                 (the Debtor)


                                      And


             SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION
                     F/K/A SUN BANK, NATIONAL ASSOCIATION
                            (the Secured Creditor)



                               December 21, 1995



________________________________________________________________________________
________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

(The Table of Contents for this Security Agreement is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provisions of this Security Agreement.)

Paragraph              Caption                                   Page
                       -------                                   ----
 Number
 ------

1.   DEFINITIONS.................................................   1
     -----------
2.   COLLATERAL..................................................   5
     ----------
3.   GRANT OF SECURITY INTEREST..................................   6
     --------------------------
4.   REPRESENTATIONS, WARRANTIES AND COVENANTS...................   6
     -----------------------------------------
5.   DEFAULT.....................................................   9
     -------
6.   RIGHTS UPON DEFAULT.........................................  10
     -------------------
7.   PERFECTION..................................................  11
     ----------
8.   OTHER DOCUMENTS.............................................  12
     ---------------
9.   NOTICE......................................................  12
     ------
10.  POWER OF ATTORNEY...........................................  13
     -----------------
11.  TERM........................................................  13
     ----
12.  TIME........................................................  13
     ----
13.  WAIVER......................................................  13
     ------
14.  MISCELLANEOUS...............................................  14
     -------------
15.  GOVERNING LAW...............................................  14
     -------------
16.  SEVERABILITY................................................  14
     ------------
17.  DOCUMENTARY STAMPS..........................................  14
     ------------------
18.  NO THIRD PARTY BENEFICIARIES................................  14
     ----------------------------
19.  COSTS AND ATTORNEYS FEES....................................  14
     ------------------------
20.  COMPLETE AGREEMENT..........................................  15
     ------------------
21.  WAIVER OF JURY TRIAL........................................  15
     --------------------

EXHIBIT A      DESCRIPTION OF PERMITTED ENCUMBRANCES

EXHIBIT B      PLACES OF BUSINESS

                    AMENDED AND RESTATED SECURITY AGREEMENT
                    ---------------------------------------

     THIS AMENDED AND RESTATED SECURITY AGREEMENT (the "Security Agreement") made and entered into this 21st day of December, 1995, by and between:

          AUDIO COMMUNICATIONS NETWORK, INC. F/K/A JOHNSON ELECTRONICS, INC., a Florida corporation, 1000 Legion Place, Suite 1515, Orlando, Florida 32801 (hereinafter referred to as the "Debtor"),

                                      and

          SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, F/K/A SUN BANK, NATIONAL ASSOCIATION, a national banking association, 200 South Orange Avenue, Orlando, Florida 32801 (hereinafter referred to as the "Secured Creditor").


                             W I T N E S S E T H:
                             -------------------


     WHEREAS, the Secured Creditor previously extended loans to the Debtor and the Debtor has requested the Secured Creditor to increase and modify said loans; and

     WHEREAS, in order to secure such loans, the Debtor previously executed and delivered to the Secured Creditor that certain Security Agreement dated July 19, 1989, as amended by amendments dated as of June 1, 1992, as of January 22, 1994, as of March 1, 1994, and as of June 5, 1995 (as amended, the "Existing Security Agreement"); and

     WHEREAS, the Secured Creditor is unwilling to increase and modify such loans unless and until the Debtor executes and delivers this Amended and Restated Security Agreement; and

     NOW, THEREFORE, the Debtor and the Secured Creditor agree to amend and restate the Existing Security Agreement in its entirety as follows:

     1.   DEFINITIONS.  As used in this Security Agreement, the following terms
          -----------
and conditions shall have the meanings set forth below:

          "Account" shall mean any right of the Debtor, whether or not earned by
           -------
performance, to payment for goods or other property (including, without limitation, the Collateral) sold or leased or for services rendered that is not evidenced by an Instrument or Chattel Paper, including, without limitation:

          (i) all presently owned and hereafter acquired receivables, including all open accounts, contract rights, notes, drafts, acceptances, rental receivables, installment payment obligations and other obligations for or rights to the payment of money created by the Debtor, or acquired by Debtor from others;

          (ii) all cash and non-cash proceeds thereof, and all contracts, documents, invoices and other instruments evidencing the same; and

          (iii) all collateral security therefor (including guaranties, mortgages, or security interests) and all of Debtor's rights and remedies in connection with the Accounts or in connection with any property sold or leased which is represented thereby.

          "Account Debtor" shall mean any person who is obligated on an Account
           --------------
or Chattel Paper.

          "Chattel Paper" shall mean a writing or writings which evidence both a
           -------------
monetary obligation and a security interest in or a lease of specific goods.

          "Collateral" shall mean the goods and other property described in
           ----------
paragraph 2 of this Agreement.

          "Copyrights" shall mean the rights to all copyrighted material and all
           ----------
rights under the copyright laws of the United States belonging or ascribed to the Debtor.

          "Document" shall mean any now owned or hereafter acquired bill of
           --------
lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document, whether negotiable or non-negotiable, which in the regular course of business of financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

          "Equipment" shall mean all now existing and hereafter acquired goods
           ---------
(other than Inventory) used or bought for use primarily in the Debtor's business, wherever located, including, but not limited to, machinery, furniture, furnishings, textures, dies, parts (including spare parts and repair parts) and tools, together with all fittings, accessories, accessions, additions, modifications, improvements, equipment and special tools now or hereafter affixed to any or any part of the foregoing or used in connection with any part of the foregoing and all replacements of any part thereof and all products and Proceeds of any of the foregoing.

          "Guaranty" shall mean that certain Subsidiary Guaranty Agreement,
           --------
dated the date hereof, of the Guarantors guarantying payment to the Secured Creditor of the Liabilities and all amendments, supplements, ratifications or replacements thereof.

          "Guarantor" or "Guarantors"  shall mean collectively or individually,
           ---------      ----------
as the context may require, American Music Network, Inc., a California corporation, Audio Communications Network, Inc., f/k/a Music Services, Inc., a Missouri corporation, Audio Communications Network, Inc., a Maryland corporation and Florida Audio Engineering Company, a Florida corporation.

          "Instrument" shall mean a negotiable instrument or any other writing
           ----------
which evidences a right to payment of money and is not itself a security agreement or lease and is of a type which is in ordinary course of business transferred by delivery with any necessary endorsement or assignment.

          "Intangible Assets" shall mean any personal property (including things
           -----------------
in action) other than goods, Accounts, Chattel Paper, Documents, Instruments and money and including, but not limited to all of the Debtor's now owned or hereafter acquired (i) deferred assets, other than prepaid insurance and prepaid taxes, (ii) goodwill, manufacturing and processing rights, Patents, Licenses, franchises (including the Muzak Franchises), permits, Copyrights, Trademarks, trade secrets, customer lists, tax refund claims, incentive payments, insurance proceeds, experimental expenses and other similar assets which would be classified as "intangible assets" under GAAP, (iii) treasury stock and any write-up of the value of any assets after the date hereof unless in accordance with GAAP, and (iv) all Proceeds of any and all of the foregoing.

          "Inventory" shall mean all of the Debtor's now owned and hereafter
           ---------
acquired (a) goods, merchandise or personal property, wherever located, held by the Debtor for sale or lease or to be furnished under contracts of service, (b) raw materials, (c) work in process, (d) materials used or consumed in the Debtor's business, (e) materials or supplies used or usable in manufacturing or processing, (f) packaging and shipping materials, (g) inventory covered by a warehouse receipt, bill of lading or other negotiable or non-negotiable Document and (h) returned or repossessed merchandise.

          "Liabilities" shall mean any and all of the following:
           -----------

               (a) Principal and interest and all other monies due or to become due under the Promissory Note, including any extensions or renewals thereof.

               (b) Any and all other liabilities or obligations, primary, secondary, direct, contingent, sole, joint or several, due or to become due, or which may be hereafter contracted or acquired of the Debtor to the Secured Creditor including, but not limited to, any and all loans or other advances, whether obligatory or otherwise, which the Secured Creditor may, but is not obligated to, make to the Debtor at any time in the future.

               (c) All other monies (in addition to principal and interest) due or to become due the Secured Creditor from the Debtor including, but not limited to, all costs and expenses including attorney's fees which the Secured Creditor is entitled or permitted for any reason whatsoever to recover under any statute, promissory note or agreement, including but not limited to, this Security Agreement and the Promissory Note. As used herein and elsewhere in this Security Agreement, costs and expenses, including attorney's fees, shall include costs and expenses incurred by the Secured Creditor in proceeding against the Collateral or against the Debtor and shall include costs and expenses, including attorney's fees, which the Secured Creditor may incur or become liable for as a result of enforcing any of its rights and privileges under this Security Agreement, whether in any initial suit or an appeal therefrom.

               (d) Any future advances that the Secured Creditor may make to the Debtor, whether discretionary or obligatory, provided, however, that Secured Creditor shall be under no duty whatsoever by virtue of this Security Agreement to make any such future advances whatsoever to the Debtor. In the event the Secured Creditor subsequent to the date of this Security Agreement makes any advances to the Debtor, said advances shall conclusively be deemed to be and shall be future advances under this subparagraph and within the definition of Liabilities as defined herein.

          "Licenses" shall mean any license agreement under which the Debtor is
           --------
or becomes licensed to use a patent or trademark and any license agreement under which the Debtor shall license any third party to use any Patent or Trademark of the Debtor.

          "Loan Agreement" shall mean that certain Second Amended and Restated
           --------------
Loan Agreement of even date herewith entered into by and between the Debtor and the Secured Creditor and any and all amendments, modifications, supplements or restatements thereof.

          "Muzak Franchises" shall mean any and all franchise or licensing
           ----------------
agreements between the Debtor and any Muzak entity pursuant to which the Debtor is now or may subsequently be authorized to supply Muzak services and products to its customers, and any and all amendments, modifications, supplements or replacements thereof.

          "Patents" shall mean any U.S. patents and U.S. patent applications,
           -------
including, without limitation, the inventions and improvements described and claimed therein, and the reissues and renewals thereof and all income, royalties, damages and payments now and hereafter due and/or payable under and with respect to all U.S. patents and U.S. patent applications, including, without limitation, damages and payments for past or future infringements thereof.

          "Permitted Encumbrances" shall mean those encumbrances, liens or
           ----------------------
security interests set forth in Exhibit "A" attached hereto.

          "Places of Business" shall mean any location at which the Debtor or
           ------------------
any Subsidiary conducts its business, including, but not limiting to, the storage of Inventory, all of which are set forth in Exhibit "B" attached hereto.

          "Proceeds" shall mean all cash and non-cash proceeds received upon the
           --------
sale, exchange, collection or other disposition of the Collateral, including but not limited to insurance payable by reason of loss or damage to Collateral;

provided, however, that nothing in this definition shall in and of itself be
-----------------
construed to grant the Debtor or any Guarantor any authority whatsoever to sell or otherwise dispose of the Collateral.

          "Promissory Note" shall mean that certain Second Renewal, Increase and
           ---------------
Consolidated Promissory Note executed by the Debtor in favor of the Secured Creditor dated December 14, 1995 in the face amount of $11,000,000.00, and all amendments, supplements, renewals and replacements thereof.

          "Trademarks" shall mean trademarks, service marks, trademark
           ----------
registrations, trade names and trademark and trade name registrations and applications (whether state or federal), and renewals thereof, and all income, royalties, damages and payments now and hereafter due and/or payable under all trademarks and trademark applications, including, without limitation, damages and payments for past or future infringements thereof.

          "UCC" shall mean the Florida Uniform Commercial Code as set forth in
           ---
Chapters 671 through 680, Florida Statutes, as the same may be amended from time to time.

     2.   COLLATERAL.  As used in this Security Agreement, the term "Collateral"
          ----------
shall mean and include any and all of the following:

               (a) all Accounts, Chattel Paper, Documents, Equipment, Instruments, Inventory, Intangible Assets and the Proceeds thereof, of the Debtor whether now owned or hereafter acquired;

               (b) to the extent not encumbered above, all of the right, title and interest of the Debtor, whether now owned or hereinafter acquired, in and to the goods or other property represented by or securing the Accounts, Chattel Paper and Instruments;

               (c) all rights of the Debtor as an unpaid lienor, including stoppage in transit, replevin and reclamation;

               (d) all monies, bank accounts, balances, credits, deposits, collections, drafts, bills, notes, securities, and other property of every kind and nature (whether tangible or intangible) now owned or hereafter acquired by the Debtor and at any time in the actual or constructive possession of (or in transit to) the Secured Creditor or its correspondents or agents in any capacity or for any purpose;

               (e) all books, records, ledger cards and other property relating to (a) through (d) above, including computer programs, tapes and related software; and

               (f)  all Proceeds and products of (a) through (e) above.

     3.   GRANT OF SECURITY INTEREST.  To secure the payment of all Liabilities
          --------------------------
to the Secured Creditor, the Debtor does hereby grant to the Secured Creditor a security interest in each and all of the Collateral.

     4.   REPRESENTATIONS, WARRANTIES AND COVENANTS.  The Debtor does hereby
          -----------------------------------------
represent and warrant to and covenant with the Secured Creditor as follows:

          (a) That the Debtor is the absolute owner of the Collateral free and clear of all liens and security interests whatsoever except for (i) the security interest granted the Secured Creditor by this Security Agreement and (ii) the Permitted Encumbrances.

          (b)  That the Collateral will be used solely for business purposes.

          (c) That the Collateral will be kept at the Places of Business and the Debtor shall not remove the Collateral from said location(s) without the prior written consent of Secured Creditor.

          (d) That the Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.

          (e) That by virtue of this Security Agreement and the perfection of said security interest in accordance with the provisions of paragraph 7 hereof, and the execution and delivery of the Subordination Agreements, the Secured Creditor has a valid, enforceable, perfected and first priority security interest in the Collateral.

          (f) That except for the Permitted Encumbrances, as they presently exist as of the date of this Security Agreement, the Debtor has not and shall not grant to any person other than the Secured Creditor a security interest or any other interest or claim in the Collateral.

          (g) That except for financing statements to perfect the Permitted Encumbrances as filed as of the date of this Security Agreement, there is not now and will not be filed in the future in any jurisdiction any financing statement listing any person other than the Secured Creditor as a secured party covering any or all of the Collateral.

          (h) That the Debtor will not permit any liens or security interests other than (i) the Permitted Encumbrances and (ii) the Secured Creditor's security interest, to attach to any of the Collateral, permit any of the Collateral to be levied upon under legal process, permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Security Agreement, or permit the Collateral to be or to become a fixture (and it is expressly covenanted, warranted and agreed that the Collateral, and any part thereof, whether affixed to any realty or not, shall be and remain personal property), or to become an accession to other goods or property.

          (i) That the Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein or offer to do so without the prior written consent of the Secured Creditor provided, however, that as long as the Debtor is not in default under this Security Agreement, it may (i) sell its Inventory in the normal and ordinary course of its business and
(ii) replace its Equipment due to depreciation and obsolescence.

          (j) That the Debtor will not use the Collateral or permit the Collateral to be used in violation of any statute or ordinance and the Debtor shall further comply with all statutes, regulations and ordinances applicable to the use or its ownership of the Collateral and to its business.

          (k) That the Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon any note or notes or other writing evidencing the Liabilities, or any of them.

          (l) That during the term of this Security Agreement, the Debtor shall cause to be maintained on the Collateral insurance in an amount at least equal to the amount of the Liabilities and shall cause the Secured Creditor to be noted as a loss payee on said policies. At the request of the Secured Creditor, the Debtor shall promptly deliver to the Secured Creditor said policies of insurance along with certificates reflecting the Secured Creditor as a loss payee and providing for not less than thirty (30) days notice to the Secured Creditor prior to expiration or cancellation of same, and the Secured Creditor shall be entitled to retain in its possession said policies or certificates.

          (m) That at its option, the Secured Creditor may discharge taxes, liens or security interests or encumbrances at any time levied upon or placed on the Collateral, including, but not limited to, any Permitted Encumbrances, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral provided, however, the Secured Creditor shall be under no duty or obligation to do so. The Debtor agrees to immediately reimburse the Secured Creditor on demand for any such payments made or any expenses incurred by the Secured Creditor together with interest at the highest rate permitted by law, pursuant to the foregoing authorization.

          (n) That the Debtor's principal place of business is the address specified in the preamble to this Security Agreement and it will promptly give the Secured Creditor written notice of any change, provided, however, that said principal place of business may not be removed from the County where the Debtor is now located without the prior written consent of the Secured Creditor. The Debtor further represents and warrants that all of its business records, including those pertaining to all its accounts, shall be kept at the above stated address. The Secured Creditor shall have the right at all times to review, examine and make abstracts from said business records.

          (o) That the Secured Creditor shall have the right at all times to inspect and examine the Collateral and to make schedules and listings thereof.

          (p) That the Debtor shall not be dissolved or be consolidated or merged with any other entity without the prior written consent of the Secured Creditor nor shall the Debtor transfer (other than in the ordinary course of its business as permitted herein) a substantial part of its assets.

          (q) That the Debtor will immediately notify the Secured Creditor if the Debtor suffers or permits any substantial or material changes in management or suffers or experiences any adverse financial change.

          (r) That the Debtor will maintain the Collateral in good condition and repair and shall undertake and perform such other functions as may be necessary to keep and maintain the Collateral in good condition and repair.

          (s) That the Debtor, at the request of the Secured Creditor, shall furnish to the Secured Creditor such financial statements of and financial information relating to the Debtor and its business and the Collateral, as the Secured Creditor may request and in such form as the Secured Creditor may request from time to time.

          (t) That the Debtor shall at all times pay and keep current all Permitted Encumbrances and shall not default thereunder, but shall not make any prepayments thereunder.

          (u) That the Debtor shall at all times fully and timely perform its obligations under the Muzak Franchises and maintain them in full force and effect, and promptly provide the Secured Creditor with copies of any correspondence, or claims or advise the Secured Creditor of any oral communications received from the franchisor claiming that a default exists under any such franchise or advising that any of such franchises will not be renewed or is being terminated for any reason.

     All of the foregoing representations, warranties and covenants shall be true and correct throughout the term of this Security Agreement and shall be fulfilled and maintained by the Debtor throughout the term hereof.

     5.   DEFAULT.  The occurrence of one or more of the following events shall
          -------
constitute a default in this Security Agreement:

          (a) The failure or omission of the Debtor to pay when due any Liability, including but not limited to, the failure to pay when due any payment of interest and/or principal of the Promissory Notes.

          (b) The failure of the Debtor to keep, observe or perform any term or condition of this Security Agreement required hereunder to be kept, observed or performed by the Debtor.

          (c) The failure of the Debtor or any Guarantor to keep, observe or perform any term or condition of any loan document, including the Loan Agreement, the Promissory Note, the Guaranty, and this Security Agreement, and any other loan agreement, security agreement or other loan document evidencing, securing or relating to the Liabilities required thereunder to be kept, observed or performed by the Debtor or such Guarantor.

          (d) The making or furnishing by the Debtor to the Secured Creditor of any representation, warranty or covenant in connection with this Security Agreement which is false.

          (e) The making of an assignment by the Debtor for the benefit of its creditors.

          (f) The commencement of proceedings in bankruptcy for reorganization of the Debtor or for the adjustment of any of its debts under the Bankruptcy Code or under any law, whether state or federal, now or hereafter existing for the relief of debtors.

          (g) The appointment of a receiver or trustee for the Debtor or for any substantial part of its assets, or the institution of any proceedings for the dissolution, or the full or partial liquidation of the Debtor.

          (h) The Debtor becomes insolvent or unable to pay debts as they mature.

          (i) The termination or non-renewal of any of the Muzak Franchises for any reason.

     A default under this Security Agreement shall constitute a default under the terms and conditions of all promissory notes then existing and executed by the Debtor in favor of the Secured Creditor and shall also be and constitute a default under all promissory notes and other agreements then existing and which evidence in any way any Liability to the Secured Creditor including, but not limited to, any other loan documents or loan agreement between the Debtor and the Secured Creditor.

     6.   RIGHTS UPON DEFAULT.  Upon the occurrence of any default under this
          -------------------
Security Agreement and the expiration of any applicable cure period, or whenever the Secured Creditor feels insecure for any reason whatsoever, the Secured Creditor shall have and may exercise any or all of the following rights:

          (a) To declare the Liabilities, or any of them (notwithstanding any provision thereof), immediately due and payable without demand or notice of any kind and the same thereupon shall immediately become due and payable without demand or notice, and from and after the date of default the amount due on the Liabilities shall from and thereafter bear interest at the maximum rate of interest permitted from time to time under Florida law.

          (b) To exercise from time to time any and all rights and remedies of a secured party under the UCC and any and all rights and remedies available to it under any other applicable law.

          (c) To request the Debtor to assemble at its expense the Collateral and make it available to the Secured Creditor at a convenient place acceptable to the Secured Creditor and, upon the making of said request, the Debtor shall promptly comply with said request.

          (d) To give notice to and make demand upon all Account Debtors to make payments directly to the Secured Party on all Accounts.

          (e) To seize and take possession of the Collateral and dispose of same under the UCC and, in such case, if any notice is required under applicable law the giving of five (5) days written notice to the Debtor at its address set forth herein shall constitute reasonable notice to the Debtor provided, however, the Secured Creditor shall not by virtue of this Security Agreement be obligated to give any such notice to the Debtor. If the Debtor wishes to change its address at which said notice is to be given, the burden shall be upon the Debtor to so notify the Secured Party in writing and unless or until said notice is given, all notices sent to the Debtor at the address set forth herein shall be effective and valid notice to the Debtor. In the event of default, the Debtor expressly authorizes the Secured Creditor to enter upon all property owned by the Debtor for the purpose of taking into custody and seizing any and all of the Collateral. In the event of repossession of any or all of the Collateral, the Debtor authorizes the Secured Creditor to take into his possession any personal property found in or on the Collateral and to hold the same until claimed by the Debtor and in the event such personal property is not claimed within a reasonable time (not greater than ten (10) days) by the Debtor, the Secured Creditor is authorized to dispose of same in the same manner as the Collateral is disposed of and to apply the proceeds resulting therefrom to the Liabilities.

          (f) To immediately offset against the Liabilities all other monies due or to become due the Debtor from the Secured Creditor, whether said monies are due or are to become due under this Security Agreement, or any other relationship whatsoever between the Debtor and the Secured Creditor.

     All proceeds resulting from the disposition of any of the Collateral or the exercise by the Secured Creditor of any of its rights under this Security Agreement shall be applied without any marshalling of assets first to the expenses of retaking and preparing the Collateral for sale including expenses of sale, next to other costs and attorneys' fees incurred by the Secured Creditor in exercising its rights under this Security Agreement, next to the payment of interest and/or principal due on the Liabilities, as the Secured Creditor may determine, and finally to any other moneys due the Secured Creditor from the Debtor. Should any deficiency result after disposition of the Collateral, the Debtor shall remain liable for any deficiency.

     7.   PERFECTION.  In order to perfect the security interest in the
          ----------
Collateral granted to the Secured Creditor by the Debtor hereunder, the Debtor agrees to execute and deliver to the Secured Creditor any and all documents which are, in the opinion of the Secured Creditor or its counsel, necessary so as to perfect said security interest including, but not limited to, execution of appropriate UCC-1 financing statements to be filed with the Florida Secretary of State and with the appropriate filing officer in such other jurisdictions where any of the Collateral is or may be located.

     The Debtor further authorizes the Secured Party to file, in jurisdictions where this authorization will be given effect, financing statements signed only by the Secured Creditor describing the Collateral in the same manner as it is described herein, and, from time to time, at the request of the Secured Creditor, the Debtor will execute one or more financing statements and such other documents (and pay the cost of filing and recording same in all public offices deemed necessary or desirable by the Secured Creditor) and do such other acts and things, all as the Secured Creditor may request to establish and maintain a valid, enforceable and perfected security interest in the Collateral (free of all other liens and claims whatsoever except for the Permitted Encumbrances) to secure payment of the Liabilities including, without limitation, the deposit with the Secured Creditor of any certificate of title applicable to any of the Collateral and notation thereon of the security interest hereunder along with any necessary documents including notices of liens. At the request of the Secured Creditor, this Security Agreement executed by the Debtor, or a photocopy thereof, shall be deemed to be a financing statement authorized to be filed in such jurisdictions where such filing will be given effect.

     The Debtor shall pay all costs of filing any financing statement and all other costs of perfecting the security interest granted hereunder.

     8.   OTHER DOCUMENTS.  During the term of this Security Agreement, the
          ---------------
Debtor agrees to execute any and all other documents which are, in the opinion of the Secured Creditor or its counsel, necessary to carry out the terms and conditions of this Security Agreement including the granting of a perfected, valid and enforceable security interest in the Collateral to the Secured Creditor.

     9.   NOTICE.  All notices under this Security Agreement shall be in writing
          ------
and along with all other documents permitted or required to be given under this Security Agreement shall be deemed to have been given, (i) in the case of delivery, when delivered to the address set forth in the preamble to this Security Agreement and addressed to the party involved, (ii) in the case of mailing, on the third (3rd) business day after said document has been deposited in the United States Mails, postage prepaid, and sent by certified or registered mail and addressed to the other party at the address as set forth in the preamble to this Security Agreement, and (iii) in all other cases when the same has been actually received by the other party. Either party hereto may change the address at which said notices are to be sent by the giving of notice of such change to the other party as set forth herein. In the event the Secured Creditor is a corporation, all notices sent to the Secured Creditor shall not be deemed to have been given unless they are given or sent to the attention of the loan officer in charge of the account of the Debtor and in the event there is no such loan officer then to the President of the Secured Creditor.

     10.  POWER OF ATTORNEY.  The Debtor does hereby appoint the Secured
          -----------------
Creditor as its attorney-in-fact to execute any and all documents which the Debtor is required to execute under the Security Agreement including, but not limited to, all financing statements and other documents which the Debtor is obligated to execute and deliver under the provisions of paragraph 7 hereof, and the Debtor further appoints the Secured Creditor as its attorney-in-fact to endorse in the Debtor's name all checks, drafts and other instruments representing or constituting payments made on the Collateral in which are made or delivered to the Secured Creditor in accordance with this Security Agreement. The power of attorney granted herein shall be irrevocable and be deemed coupled with an interest.

     11.  TERM.  This Security Agreement and the rights and privileges granted
          ----
hereunder to the Secured Creditor shall continue and remain in full force and effect until all Liabilities have been paid in full to the Secured Creditor, and the Debtor has no further right to obtain any advances or other disbursements from the Secured Creditor. At such time, this Security Agreement shall be marked "Cancelled" and returned to the Debtor and the Secured Creditor shall further execute a termination statement in regard to any financing statement that solely relates to the Collateral. Until this Security Agreement has been so marked "Cancelled" and returned to the Debtor, this Security Agreement shall continue to secure all Liabilities and, at its option, the Secured Creditor may retain this Security Agreement and maintain the validity of any security interest granted hereunder and financing statements relating thereto for a period not to exceed one hundred twenty (120) days after all Liabilities have been paid in full and, in such event, if the Debtor has not filed and there has not been filed against it any bankruptcy proceeding under the Bankruptcy Code during said period, the Secured Creditor shall then cancel this Security Agreement and terminate any financing statements as set forth herein.

     12.  TIME. Time is of the essence for the purposes of this Security
          ----
Agreement.

     13.  WAIVER.  No waiver by the Secured Creditor of any default shall
          ------
operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of the Secured Creditor in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Secured Creditor of any right or remedy shall include any other or further exercise thereof or the exercise of any other right or remedy. The Debtor further waives all notices whatsoever that the Debtor may be entitled to under any contract or statute including presentment, notice of dishonor, protest or notice of protest.

     14.  MISCELLANEOUS.  The provisions of this Security Agreement are
          -------------
cumulative and are in addition to the provisions of any note secured by this Security Agreement and the Secured Creditor shall have all the benefits, rights and remedies on any note secured hereby. If more than one party shall execute this Security Agreement, the term "Debtor" will mean all parties signing this Security Agreement and each of them, and all such parties shall be jointly and severally obligated and liable hereunder. The singular pronoun, when used herein, shall include masculine and feminine. All rights of Secured Creditor hereunder shall inure to the benefits of its successors and assigns and all duties of benefits of its successors and assigns and all duties of obligations of the Debtor hereunder shall bind the heirs, executors, administrators, successors and assigns of each Debtor.

     15.  GOVERNING LAW.  This Security Agreement has been delivered in the
          -------------
State of Florida and shall be construed in accordance with and governed by the laws of Florida.

     16.  SEVERABILITY.  Whenever possible, each provision of this Security
          ------------
Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement provided, however, if such invalidity adversely affects the substantial rights of the Secured Creditor under this Security Agreement, all the Liability shall immediately become due and payable in full.

     17.  DOCUMENTARY STAMPS.  The Debtor shall pay all documentary stamps,
          ------------------
intangible tax, as well as all other taxes and penalties due on any notes evidencing any of the Liabilities and the Debtor further agrees to indemnify and hold Secured Creditor harmless from and against any and all such documentary stamps, intangible taxes and penalties.

     18.  NO THIRD PARTY BENEFICIARIES.  It is the intent and understanding of
          ----------------------------
the Debtor and the Secured Creditor that this Security Agreement is solely between them and for their benefit and, accordingly, no party other than the Debtor and the Secured Creditor shall have any rights or privileges under this Security Agreement either as third party beneficiaries or otherwise.

     19.  COSTS AND ATTORNEYS FEES.  In the event of any default under this
          ------------------------
Security Agreement or the exercise by the Secured Creditor of any of its rights hereunder, the Debtor shall promptly pay to the Secured Creditor all such costs and expenses, including attorney's fees. All such costs and expenses, including attorney's fees, shall further be deemed to be within the term "Liability" and secured by the Collateral. As used in this Security Agreement, costs and attorney's fees, shall mean costs and attorney's fees incurred in any suit, including any appeal therefrom.

     20.  COMPLETE AGREEMENT.  This Security Agreement constitutes the complete
          ------------------
agreement between the parties in regard to the matters set forth herein and this Security Agreement may not be altered, amended or otherwise modified except by a writing signed by the person to be charged by said alteration, amendment or modification. This requirement that this Security Agreement may not be altered, amended or modified except by a writing, may not itself be waived except by a writing.

     21.  WAIVER OF JURY TRIAL.  THE DEBTOR AND THE SECURED CREDITOR HEREBY EACH
          --------------------
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER CAREFUL CONSIDERATION AND AN OPPORTUNITY TO SEEK LEGAL ADVICE, WAIVE THEIR RESPECTIVE RIGHTS TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OF THE PROVISIONS OF THIS SECURITY AGREEMENT, THE LOAN AGREEMENT, THE PROMISSORY NOTES, OR ANY OTHER LOAN DOCUMENTS EXECUTED IN CONJUNCTION WITH THE LOAN.

     IN WITNESS WHEREOF, the Debtor has executed this Security Agreement as of the date and year first above written.

ATTEST                        AUDIO COMMUNICATIONS NETWORK, INC., F/K/A JOHNSON
                              ELECTRONICS, INC.


/s/ Doris K. Krummenacker     By: /s/ A. J. Schell, President
----------------------------     --------------------------------
Doris K. Krummenacker,              A. J. Schell, President
Secretary

(CORPORATE SEAL)

                              SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL
                              ASSOCIATION, F/K/A SUN BANK, NATIONAL ASSOCIATION


                              By:/s/ Lee W. wright
                                 ----------------------------
                                 Lee W. Wright,
                                 Vice President

                                   EXHIBIT A
                                   ---------

                     DESCRIPTION OF PERMITTED ENCUMBRANCES
                     -------------------------------------


                                     NONE

                                   EXHIBIT B
                                   ---------

                              PLACES OF BUSINESS
                              ------------------


1000 Legion Place #1515
Orlando, Florida 312801

________________________________________________________________________________
________________________________________________________________________________



                             AMENDED AND RESTATED
                              SECURITY AGREEMENT


                                By and Between


                      AUDIO COMMUNICATIONS NETWORK, INC.
                          F/K/A MUSIC SERVICES, INC.,
                            A MISSOURI CORPORATION
                                 (the Debtor)


                                      And


             SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION,
                     F/K/A SUN BANK, NATIONAL ASSOCIATION
                            (the Secured Creditor)



                               December 21, 1995



________________________________________________________________________________
________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

(The Table of Contents for this Security Agreement is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provisions of this Security Agreement.)

Paragraph             Caption                                               Page
                      -------                                               ----
 Number
 ------
1.   DEFINITIONS............................................................   1
     -----------
2.   COLLATERAL.............................................................   5
     ----------
3.   GRANT OF SECURITY INTEREST.............................................   6
     --------------------------
4.   REPRESENTATIONS, WARRANTIES AND COVENANTS..............................   6
     -----------------------------------------
5.   DEFAULT................................................................   9
     -------
6.   RIGHTS UPON DEFAULT....................................................  10
     -------------------
7.   PERFECTION.............................................................  11
     ----------
8.   OTHER DOCUMENTS........................................................  12
     ---------------
9.   NOTICE.................................................................  12
     ------
10.  POWER OF ATTORNEY......................................................  13
     -----------------
11.  TERM...................................................................  13
     ----
12.  TIME...................................................................  13
     ----
13.  WAIVER.................................................................  13
     ------
14.  MISCELLANEOUS..........................................................  14
     -------------
15.  GOVERNING LAW..........................................................  14
     -------------
16.  SEVERABILITY...........................................................  14
     ------------
17.  DOCUMENTARY STAMPS.....................................................  14
     ------------------
18.  NO THIRD PARTY BENEFICIARIES...........................................  14
     ----------------------------
19.  COSTS AND ATTORNEYS FEES...............................................  15
     ------------------------
20.  COMPLETE AGREEMENT.....................................................  15
     ------------------
21.  WAIVER OF JURY TRIAL...................................................  15
     --------------------

EXHIBIT A      DESCRIPTION OF PERMITTED ENCUMBRANCES

EXHIBIT B      PLACES OF BUSINESS

                    AMENDED AND RESTATED SECURITY AGREEMENT
                    ---------------------------------------

     THIS AMENDED AND RESTATED SECURITY AGREEMENT (the "Security Agreement") made and entered into this 21st day of December, 1995, by and between:

          AUDIO COMMUNICATIONS NETWORK, INC., F/K/A MUSIC SERVICES, INC., a Missouri corporation, 1636 Broadway, Kansas City, Missouri 63132 (hereinafter referred to as the "Debtor"),

                                      and

          SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, F/K/A SUN BANK, NATIONAL ASSOCIATION, a national banking association, 200 South Orange Avenue, Orlando, Florida 32801 (hereinafter referred to as the "Secured Creditor").


                             W I T N E S S E T H:
                             -------------------


     WHEREAS, the Secured Creditor previously extended certain loans to Audio Communications Network, Inc. f/k/a Johnson Electronics, Inc., a Florida corporation (the "Borrower"); and

     WHEREAS, the Borrower has requested the Secured Creditor to increase and modify said loans; and

     WHEREAS, in order to secure such loans, the Debtor previously executed and delivered to the Secured Creditor that certain Security Agreement dated July 19, 1989, as amended by amendments dated as of March 1, 1994 and as of June 5, 1995 (the "Existing Security Agreement"); and

     WHEREAS, the Secured Creditor is unwilling to make increase and modify such loans unless and until the Debtor executed and delivered this Amended and Restated Security Agreement;

     NOW, THEREFORE, the Debtor and the Secured Creditor agree to amend and restate the Existing Security Agreement in its entirety as follows:

     1.   DEFINITIONS.  As used in this Security Agreement, the following terms
          -----------
and conditions shall have the meanings set forth below:

          "Account" shall mean any right of the Debtor, whether or not earned by
           -------
performance, to payment for goods or other property (including, without limitation, the Collateral) sold or leased or for services rendered that is not evidenced by an Instrument or Chattel Paper, including, without limitation:

               (i) all presently owned and hereafter acquired receivables, including all open accounts, contract rights, notes, drafts, acceptances, rental receivables, installment payment obligations and other obligations for or rights to the payment of money created by the Debtor, or acquired by Debtor from others;

               (ii) all cash and non-cash proceeds thereof, and all contracts, documents, invoices and other instruments evidencing the same; and

               (iii) all collateral security therefor (including guaranties, mortgages, or security interests) and all of Debtor's rights and remedies in connection with the Accounts or in connection with any property sold or leased which is represented thereby.

          "Account Debtor" shall mean any person who is obligated on an Account
           --------------
or Chattel Paper.

          "Borrower" shall mean Audio Communications Network, Inc., f/k/a
           --------
Johnson Electronics, Inc., a Florida corporation.

          "Chattel Paper" shall mean a writing or writings which evidence both a
           -------------
monetary obligation and a security interest in or a lease of specific goods.

          "Collateral" shall mean the goods and other property described in
           ----------
paragraph 2 of this Agreement.

          "Copyrights" shall mean the rights to all copyrighted material and all
           ----------
rights under the copyright laws of the United States belonging or ascribed to the Debtor.

          "Document" shall mean any now owned or hereafter acquired bill of
           --------
lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document, whether negotiable or non-negotiable, which in the regular course of business of financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

          "Equipment" shall mean all now existing and hereafter acquired goods
           ---------
(other than Inventory) used or bought for use primarily in the Debtor's business, wherever located, including, but not limited to, machinery, furniture, furnishings, textures, dies, parts (including spare parts and repair parts) and tools, together with all fittings, accessories, accessions, additions, modifications, improvements, equipment and special tools now or hereafter affixed to any or any part of the foregoing or used in connection with any part of the foregoing and all replacements of any part thereof and all products and Proceeds of any of the foregoing.

          "Guaranty" shall mean that certain Subsidiary Guaranty Agreement,
           --------
dated the date hereof, of the Guarantors guarantying payment to the Secured Creditor of the Liabilities and all amendments, supplements, ratifications or replacements thereof.

          "Guarantor" or "Guarantors"  shall mean collectively or individually,
           ---------      ----------
as the context may require, American Music Network, Inc., a California corporation, Audio Communications Network, Inc., f/k/a Music Services, Inc., a Missouri corporation, Audio Communications Network, Inc., a Maryland corporation and Florida Audio Engineering Company, a Florida corporation.

          "Instrument" shall mean a negotiable instrument or any other writing
           ----------
which evidences a right to payment of money and is not itself a security agreement or lease and is of a type which is in ordinary course of business transferred by delivery with any necessary endorsement or assignment.

          "Intangible Assets" shall mean any personal property (including things
           -----------------
in action) other than goods, Accounts, Chattel Paper, Documents, Instruments and money and including, but not limited to all of the Debtor's now owned or hereafter acquired (i) deferred assets, other than prepaid insurance and prepaid taxes, (ii) goodwill, manufacturing and processing rights, Patents, Licenses, franchises (including the Muzak Franchises), permits, Copyrights, Trademarks, trade secrets, customer lists, tax refund claims, incentive payments, insurance proceeds, experimental expenses and other similar assets which would be classified as "intangible assets" under GAAP, (iii) treasury stock and any write-up of the value of any assets after the date hereof unless in accordance with GAAP, and (iv) all Proceeds of any and all of the foregoing.

          "Inventory" shall mean all of the Debtor's now owned and hereafter
           ---------
acquired (a) goods, merchandise or personal property, wherever located, held by the Debtor for sale or lease or to be furnished under contracts of service, (b) raw materials, (c) work in process, (d) materials used or consumed in the Debtor's business, (e) materials or supplies used or usable in manufacturing or processing, (f) packaging and shipping materials, (g) inventory covered by a warehouse receipt, bill of lading or other negotiable or non-negotiable Document and (h) returned or repossessed merchandise.

          "Liabilities" shall mean any and all of the following:
           -----------

               (a) Principal and interest and all other monies due or to become due under the Promissory Note, including any extensions or renewals thereof.

               (b) Any and all other liabilities or obligations, primary, secondary, direct, contingent, sole, joint or several, due or to become due, or which may be hereafter contracted or acquired of the Debtor or the Borrower to the Secured Creditor including, but not limited to, any and all loans or other advances, whether obligatory or otherwise, which the Secured Creditor may, but is not obligated to, make to the Debtor or the Borrower at any time in the future.

               (c) All other monies (in addition to principal and interest) due or to become due the Secured Creditor from the Debtor or the Borrower including, but not limited to, all costs and expenses including attorney's fees which the Secured Creditor is entitled or permitted for any reason whatsoever to recover under any statute, promissory note or agreement, including but not limited to, this Security Agreement and the Promissory Note. As used herein and elsewhere in this Security Agreement, costs and expenses, including attorney's fees, shall include costs and expenses incurred by the Secured Creditor in proceeding against the Collateral or against the Debtor or the Borrower and shall include costs and expenses, including attorney's fees, which the Secured Creditor may incur or become liable for as a result of enforcing any of its rights and privileges under this Security Agreement, whether in any initial suit or an appeal therefrom.

               (d) Any future advances that the Secured Creditor may make to the Debtor or the Borrower, whether discretionary or obligatory, provided, however, that Secured Creditor shall be under no duty whatsoever by virtue of this Security Agreement to make any such future advances whatsoever to the Debtor or the Borrower. In the event the Secured Creditor subsequent to the date of this Security Agreement makes any advances to the Debtor or the Borrower, said advances shall conclusively be deemed to be and shall be future advances under this subparagraph and within the definition of Liabilities as defined herein.

          "Licenses" shall mean any license agreement under which the Debtor is
           --------
or becomes licensed to use a patent or trademark and any license agreement under which the Debtor shall license any third party to use any Patent or Trademark of the Debtor.

          "Loan Agreement" shall mean that certain Second Amended and Restated
           --------------
Loan Agreement of even date herewith entered into by and between the Borrower and the Secured Creditor and any and all amendments, modifications, supplements or restatements thereof.

          "Muzak Franchises" shall mean any and all franchise or licensing
           ----------------
agreements between the Debtor and any Muzak entity pursuant to which the Debtor is now or may subsequently be authorized to supply Muzak services and products to its customers, and any and all amendments, modifications, supplements or replacements thereof.

          "Patents" shall mean any U.S. patents and U.S. patent applications,
           -------
including, without limitation, the inventions and improvements described and claimed therein, and the reissues and renewals thereof and all income, royalties, damages and payments now and hereafter due and/or payable under and with respect to all U.S. patents and U.S. patent applications, including, without limitation, damages and payments for past or future infringements thereof.

          "Permitted Encumbrances" shall mean those encumbrances, liens or
           ----------------------
security interests set forth in Exhibit "A" attached hereto.

          "Places of Business" shall mean any location at which the Debtor or
           ------------------
any Subsidiary conducts its business, including, but not limiting to, the storage of Inventory, all of which are set forth in Exhibit "B" attached hereto.

          "Proceeds" shall mean all cash and non-cash proceeds received upon the
           --------
sale, exchange, collection or other disposition of the Collateral, including but not limited to insurance payable by reason of loss or damage to Collateral; provided, however, that nothing in this definition shall in and of itself be
-----------------
construed to grant the Debtor or any Guarantor any authority whatsoever to sell or otherwise dispose of the Collateral.

          "Promissory Note" shall mean that certain Second Renewal, Increase and
           ---------------
Consolidated Promissory Note executed by the Borrower in favor of the Secured Creditor dated December 14, 1995 in the face amount of $11,000,000.00, and all amendments, supplements, renewals and replacements thereof.

          "Trademarks" shall mean trademarks, service marks, trademark
           ----------
registrations, trade names and trademark and trade name registrations and applications (whether state or federal), and renewals thereof, and all income, royalties, damages and payments now and hereafter due and/or payable under all trademarks and trademark applications, including, without limitation, damages and payments for past or future infringements thereof.

          "UCC" shall mean the Florida Uniform Commercial Code as set forth in
           ---
Chapters 671 through 680, Florida Statutes, as the same may be amended from time to time.

     2.   COLLATERAL.  As used in this Security Agreement, the term "Collateral"
          ----------
shall mean and include any and all of the following:

               (a) all Accounts, Chattel Paper, Documents, Equipment, Instruments, Inventory, Intangible Assets and the Proceeds thereof, of the Debtor whether now owned or hereafter acquired;

               (b) to the extent not encumbered above, all of the right, title and interest of the Debtor, whether now owned or hereinafter acquired, in and to the goods or other property represented by or securing the Accounts, Chattel Paper and Instruments;

               (c) all rights of the Debtor as an unpaid lienor, including stoppage in transit, replevin and reclamation;

               (d) all monies, bank accounts, balances, credits, deposits, collections, drafts, bills, notes, securities, and other property of every kind and nature (whether tangible or intangible) now owned or hereafter acquired by the Debtor and at any time in the actual or constructive possession of (or in transit to) the Secured Creditor or its correspondents or agents in any capacity or for any purpose;

               (e) all books, records, ledger cards and other property relating to (a) through (d) above, including computer programs, tapes and related software; and

               (f) all Proceeds and products of (a) through (e) above.

     3.   GRANT OF SECURITY INTEREST.  To secure the payment of all Liabilities
          --------------------------
to the Secured Creditor, the Debtor does hereby grant to the Secured Creditor a security interest in each and all of the Collateral.

     4.   REPRESENTATIONS, WARRANTIES AND COVENANTS.  The Debtor does hereby
          -----------------------------------------
represent and warrant to and covenant with the Secured Creditor as follows:

          (a) That the Debtor is the absolute owner of the Collateral free and clear of all liens and security interests whatsoever except for (i) the security interest granted the Secured Creditor by this Security Agreement and (ii) the Permitted Encumbrances.

          (b) That the Collateral will be used solely for business purposes.

          (c) That the Collateral will be kept at the Places of Business and the Debtor shall not remove the Collateral from said location(s) without the prior written consent of Secured Creditor.

          (d) That the Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.

          (e) That by virtue of this Security Agreement and the perfection of said security interest in accordance with the provisions of paragraph 7 hereof, and the execution and delivery of the Subordination Agreements, the Secured Creditor has a valid, enforceable, perfected and first priority security interest in the Collateral.

          (f) That except for the Permitted Encumbrances, as they presently exist as of the date of this Security Agreement, the Debtor has not and shall not grant to any person other than the Secured Creditor a security interest or any other interest or claim in the Collateral.

          (g) That except for financing statements to perfect the Permitted Encumbrances as filed as of the date of this Security Agreement, there is not now and will not be filed in the future in any jurisdiction any financing statement listing any person other than the Secured Creditor as a secured party covering any or all of the Collateral.

          (h) That the Debtor will not permit any liens or security interests other than (i) the Permitted Encumbrances and (ii) the Secured Creditor's security interest, to attach to any of the Collateral, permit any of the Collateral to be levied upon under legal process, permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Security Agreement, or permit the Collateral to be or to become a fixture (and it is expressly covenanted, warranted and agreed that the Collateral, and any part thereof, whether affixed to any realty or not, shall be and remain personal property), or to become an accession to other goods or property.

          (i) That the Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein or offer to do so without the prior written consent of the Secured Creditor provided, however, that as long as the Debtor is not in default under this Security Agreement, it may (i) sell its Inventory in the normal and ordinary course of its business and
(ii) replace its Equipment due to depreciation and obsolescence.

          (j) That the Debtor will not use the Collateral or permit the Collateral to be used in violation of any statute or ordinance and the Debtor shall further comply with all statutes, regulations and ordinances applicable to the use or its ownership of the Collateral and to its business.

          (k) That the Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon any note or notes or other writing evidencing the Liabilities, or any of them.

          (l) That during the term of this Security Agreement, the Debtor shall cause to be maintained on the Collateral insurance in an amount at least equal to the amount of the Liabilities and shall cause the Secured Creditor to be noted as a loss payee on said policies. At the request of the Secured Creditor, the Debtor shall promptly deliver to the Secured Creditor said policies of insurance along with certificates reflecting the Secured Creditor as a loss payee and providing for not less than thirty (30) days notice to the Secured Creditor prior to expiration or cancellation of same, and the Secured Creditor shall be entitled to retain in its possession said policies or certificates.

          (m) That at its option, the Secured Creditor may discharge taxes, liens or security interests or encumbrances at any time levied upon or placed on the Collateral, including, but not limited to, any Permitted Encumbrances, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral provided, however, the Secured Creditor shall be under no duty or obligation to do so. The Debtor agrees to immediately reimburse the Secured Creditor on demand for any such payments made or any expenses incurred by the Secured Creditor together with interest at the highest rate permitted by law, pursuant to the foregoing authorization.

          (n) That the Debtor's principal place of business is the address specified in the preamble to this Security Agreement and it will promptly give the Secured Creditor written notice of any change, provided, however, that said principal place of business may not be removed from the County where the Debtor is now located without the prior written consent of the Secured Creditor. The Debtor further represents and warrants that all of its business records, including those pertaining to all its accounts, shall be kept at the above stated address. The Secured Creditor shall have the right at all times to review, examine and make abstracts from said business records.

          (o) That the Secured Creditor shall have the right at all times to inspect and examine the Collateral and to make schedules and listings thereof.

          (p) That the Debtor shall not be dissolved or be consolidated or merged with any other entity without the prior written consent of the Secured Creditor nor shall the Debtor transfer (other than in the ordinary course of its business as permitted herein) a substantial part of its assets.

          (q) That the Debtor will immediately notify the Secured Creditor if the Debtor suffers or permits any substantial or material changes in management or suffers or experiences any adverse financial change.

          (r) That the Debtor will maintain the Collateral in good condition and repair and shall undertake and perform such other functions as may be necessary to keep and maintain the Collateral in good condition and repair.

          (s) That the Debtor, at the request of the Secured Creditor, shall furnish to the Secured Creditor such financial statements of and financial information relating to the Debtor and its business and the Collateral, as the Secured Creditor may request and in such form as the Secured Creditor may request from time to time.

          (t) That the Debtor shall at all times pay and keep current all Permitted Encumbrances and shall not default thereunder, but shall not make any prepayments thereunder.

          (u) That the Debtor shall at all times fully and timely perform its obligations under the Muzak Franchises and maintain them in full force and effect, and promptly provide the Secured Creditor with copies of any correspondence, or claims or advise the Secured Creditor of any oral communications received from the franchisor claiming that a default exists under any such franchise or advising that any of such franchises will not be renewed or is being terminated for any reason.

     All of the foregoing representations, warranties and covenants shall be true and correct throughout the term of this Security Agreement and shall be fulfilled and maintained by the Debtor throughout the term hereof.

     5.   DEFAULT.  The occurrence of one or more of the following events shall
          -------
constitute a default in this Security Agreement:

          (a) The failure or omission of the Borrower or Debtor to pay when due any Liability, including but not limited to, the failure to pay when due any payment of interest and/or principal of the Promissory Notes.

          (b) The failure of the Debtor to keep, observe or perform any term or condition of this Security Agreement required hereunder to be kept, observed or performed by the Debtor.

          (c) The failure of the Debtor, the Borrower or any other Guarantor to keep, observe or perform any term or condition of any loan document, including the Loan Agreement, the Promissory Note, the Guaranty, and this Security Agreement, and any other loan agreement, security agreement or other loan document evidencing, securing or relating to the Liabilities required thereunder to be kept, observed or performed by the Debtor or such Guarantor.

          (d) The making or furnishing by the Debtor to the Secured Creditor of any representation, warranty or covenant in connection with this Security Agreement which is false.

          (e) The making of an assignment by the Debtor for the benefit of its creditors.

          (f) The commencement of proceedings in bankruptcy for reorganization of the Debtor or for the adjustment of any of its debts under the Bankruptcy Code or under any law, whether state or federal, now or hereafter existing for the relief of debtors.

          (g) The appointment of a receiver or trustee for the Debtor or for any substantial part of its assets, or the institution of any proceedings for the dissolution, or the full or partial liquidation of the Debtor.

          (h) The Debtor becomes insolvent or unable to pay debts as they mature.

          (i) The termination or non-renewal of any of the Muzak Franchises for any reason.

     A default under this Security Agreement shall constitute a default under the terms and conditions of all promissory notes then existing and executed by the Debtor in favor of the Secured Creditor and shall also be and constitute a default under all promissory notes and other agreements then existing and which evidence in any way any Liability to the Secured Creditor including, but not limited to, any other loan documents or loan agreement between the Debtor and the Secured Creditor.

     6.   RIGHTS UPON DEFAULT.  Upon the occurrence of any default under this
          -------------------
Security Agreement and the expiration of any applicable cure period, or whenever the Secured Creditor feels insecure for any reason whatsoever, the Secured Creditor shall have and may exercise any or all of the following rights:

          (a) To declare the Liabilities, or any of them (notwithstanding any provision thereof), immediately due and payable without demand or notice of any kind and the same thereupon shall immediately become due and payable without demand or notice, and from and after the date of default the amount due on the Liabilities shall from and thereafter bear interest at the maximum rate of interest permitted from time to time under Florida law.

          (b) To exercise from time to time any and all rights and remedies of a secured party under the UCC and any and all rights and remedies available to it under any other applicable law.

          (c) To request the Debtor to assemble at its expense the Collateral and make it available to the Secured Creditor at a convenient place acceptable to the Secured Creditor and, upon the making of said request, the Debtor shall promptly comply with said request.

          (d) To give notice to and make demand upon all Account Debtors to make payments directly to the Secured Party on all Accounts.

          (e) To seize and take possession of the Collateral and dispose of same under the UCC and, in such case, if any notice is required under applicable law the giving of five (5) days written notice to the Debtor at its address set forth herein shall constitute reasonable notice to the Debtor provided, however, the Secured Creditor shall not by virtue of this Security Agreement be obligated to give any such notice to the Debtor. If the Debtor wishes to change its address at which said notice is to be given, the burden shall be upon the Debtor to so notify the Secured Party in writing and unless or until said notice is given, all notices sent to the Debtor at the address set forth herein shall be effective and valid notice to the Debtor. In the event of default, the Debtor expressly authorizes the Secured Creditor to enter upon all property owned by the Debtor for the purpose of taking into custody and seizing any and all of the Collateral. In the event of repossession of any or all of the Collateral, the Debtor authorizes the Secured Creditor to take into his possession any personal property found in or on the Collateral and to hold the same until claimed by the Debtor and in the event such personal property is not claimed within a reasonable time (not greater than ten (10) days) by the Debtor, the Secured Creditor is authorized to dispose of same in the same manner as the Collateral is disposed of and to apply the proceeds resulting therefrom to the Liabilities.

          (f) To immediately offset against the Liabilities all other monies due or to become due the Debtor from the Secured Creditor, whether said monies are due or are to become due under this Security Agreement, or any other relationship whatsoever between the Debtor and the Secured Creditor.

     All proceeds resulting from the disposition of any of the Collateral or the exercise by the Secured Creditor of any of its rights under this Security Agreement shall be applied without any marshalling of assets first to the expenses of retaking and preparing the Collateral for sale including expenses of sale, next to other costs and attorneys' fees incurred by the Secured Creditor in exercising its rights under this Security Agreement, next to the payment of interest and/or principal due on the Liabilities, as the Secured Creditor may determine, and finally to any other moneys due the Secured Creditor from the Debtor. Should any deficiency result after disposition of the Collateral, the Debtor shall remain liable for any deficiency.

     7.   PERFECTION.  In order to perfect the security interest in the
          ----------
Collateral granted to the Secured Creditor by the Debtor hereunder, the Debtor agrees to execute and deliver to the Secured Creditor any and all documents which are, in the opinion of the Secured Creditor or its counsel, necessary so as to perfect said security interest including, but not limited to, execution of appropriate UCC-1 financing statements to be filed with the Florida Secretary of State and with the appropriate filing officer in such other jurisdictions where any of the Collateral is or may be located.

     The Debtor further authorizes the Secured Party to file, in jurisdictions where this authorization will be given effect, financing statements signed only by the Secured Creditor describing the Collateral in the same manner as it is described herein, and, from time to time, at the request of the Secured Creditor, the Debtor will execute one or more financing statements and such other documents (and pay the cost of filing and recording same in all public offices deemed necessary or desirable by the Secured Creditor) and do such other acts and things, all as the Secured Creditor may request to establish and maintain a valid, enforceable and perfected security interest in the Collateral (free of all other liens and claims whatsoever except for the Permitted Encumbrances) to secure payment of the Liabilities including, without limitation, the deposit with the Secured Creditor of any certificate of title applicable to any of the Collateral and notation thereon of the security interest hereunder along with any necessary documents including notices of liens. At the request of the Secured Creditor, this Security Agreement executed by the Debtor, or a photocopy thereof, shall be deemed to be a financing statement authorized to be filed in such jurisdictions where such filing will be given effect.

     The Debtor shall pay all costs of filing any financing statement and all other costs of perfecting the security interest granted hereunder.

     8.   OTHER DOCUMENTS.  During the term of this Security Agreement, the
          ---------------
Debtor agrees to execute any and all other documents which are, in the opinion of the Secured Creditor or its counsel, necessary to carry out the terms and conditions of this Security Agreement including the granting of a perfected, valid and enforceable security interest in the Collateral to the Secured Creditor.

     9.   NOTICE.  All notices under this Security Agreement shall be in writing
          ------
and along with all other documents permitted or required to be given under this Security Agreement shall be deemed to have been given, (i) in the case of delivery, when delivered to the address set forth in the preamble to this Security Agreement and addressed to the party involved, (ii) in the case of mailing, on the third (3rd) business day after said document has been deposited in the United States Mails, postage prepaid, and sent by certified or registered mail and addressed to the other party at the address as set forth in the preamble to this Security Agreement, and (iii) in all other cases when the same has been actually received by the other party. Either party hereto may change the address at which said notices are to be sent by the giving of notice of such change to the other party as set forth herein. In the event the Secured Creditor is a corporation, all notices sent to the Secured Creditor shall not be deemed to have been given unless they are given or sent to the attention of the loan officer in charge of the account of the Debtor and in the event there is no such loan officer then to the President of the Secured Creditor.

     10.  POWER OF ATTORNEY.  The Debtor does hereby appoint the Secured
          -----------------
Creditor as its attorney-in-fact to execute any and all documents which the Debtor is required to execute under the Security Agreement including, but not limited to, all financing statements and other documents which the Debtor is obligated to execute and deliver under the provisions of paragraph 7 hereof, and the Debtor further appoints the Secured Creditor as its attorney-in-fact to endorse in the Debtor's name all checks, drafts and other instruments representing or constituting payments made on the Collateral in which are made or delivered to the Secured Creditor in accordance with this Security Agreement. The power of attorney granted herein shall be irrevocable and be deemed coupled with an interest.

     11.  TERM.  This Security Agreement and the rights and privileges granted
          ----
hereunder to the Secured Creditor shall continue and remain in full force and effect until all Liabilities have been paid in full to the Secured Creditor, and the Debtor has no further right to obtain any advances or other disbursements from the Secured Creditor. At such time, this Security Agreement shall be marked "Cancelled" and returned to the Debtor and the Secured Creditor shall further execute a termination statement in regard to any financing statement that solely relates to the Collateral. Until this Security Agreement has been so marked "Cancelled" and returned to the Debtor, this Security Agreement shall continue to secure all Liabilities and, at its option, the Secured Creditor may retain this Security Agreement and maintain the validity of any security interest granted hereunder and financing statements relating thereto for a period not to exceed one hundred twenty (120) days after all Liabilities have been paid in full and, in such event, if the Debtor has not filed and there has not been filed against it any bankruptcy proceeding under the Bankruptcy Code during said period, the Secured Creditor shall then cancel this Security Agreement and terminate any financing statements as set forth herein.

     12.  TIME. Time is of the essence for the purposes of this Security
          ----
Agreement.

     13.  WAIVER.  No waiver by the Secured Creditor of any default shall
          ------
operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of the Secured Creditor in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Secured Creditor of any right or remedy shall include any other or further exercise thereof or the exercise of any other right or remedy. The Debtor further waives all notices whatsoever that the Debtor may be entitled to under any contract or statute including presentment, notice of dishonor, protest or notice of protest.

     14.  MISCELLANEOUS.  The provisions of this Security Agreement are
          -------------
cumulative and are in addition to the provisions of any note secured by this Security Agreement and the Secured Creditor shall have all the benefits, rights and remedies on any note secured hereby. If more than one party shall execute this Security Agreement, the term "Debtor" will mean all parties signing this Security Agreement and each of them, and all such parties shall be jointly and severally obligated and liable hereunder. The singular pronoun, when used herein, shall include masculine and feminine. All rights of Secured Creditor hereunder shall inure to the benefits of its successors and assigns and all duties of benefits of its successors and assigns and all duties of obligations of the Debtor hereunder shall bind the heirs, executors, administrators, successors and assigns of each Debtor.

     15.  GOVERNING LAW.  This Security Agreement has been delivered in the
          -------------
State of Florida and shall be construed in accordance with and governed by the laws of Florida.

     16.  SEVERABILITY.  Whenever possible, each provision of this Security
          ------------
Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement provided, however, if such invalidity adversely affects the substantial rights of the Secured Creditor under this Security Agreement, all the Liability shall immediately become due and payable in full.

     17.  DOCUMENTARY STAMPS.  The Debtor shall pay all documentary stamps,
          ------------------
intangible tax, as well as all other taxes and penalties due on any notes evidencing any of the Liabilities and the Debtor further agrees to indemnify and hold Secured Creditor harmless from and against any and all such documentary stamps, intangible taxes and penalties.

     18.  NO THIRD PARTY BENEFICIARIES.  It is the intent and understanding of
          ----------------------------
the Debtor and the Secured Creditor that this Security Agreement is solely between them and for their benefit and, accordingly, no party other than the Debtor and the Secured Creditor shall have any rights or privileges under this Security Agreement either as third party beneficiaries or otherwise.

     19.  COSTS AND ATTORNEYS FEES.  In the event of any default under this
          ------------------------
Security Agreement or the exercise by the Secured Creditor of any of its rights hereunder, the Debtor shall promptly pay to the Secured Creditor all such costs and expenses, including attorney's fees. All such costs and expenses, including attorney's fees, shall further be deemed to be within the term "Liability" and secured by the Collateral. As used in this Security Agreement, costs and attorney's fees, shall mean costs and attorney's fees incurred in any suit, including any appeal therefrom.

     20.  COMPLETE AGREEMENT.  This Security Agreement constitutes the complete
          ------------------
agreement between the parties in regard to the matters set forth herein and this Security Agreement may not be altered, amended or otherwise modified except by a writing signed by the person to be charged by said alteration, amendment or modification. This requirement that this Security Agreement may not be altered, amended or modified except by a writing, may not itself be waived except by a writing.

     21.  WAIVER OF JURY TRIAL.  THE DEBTOR AND THE SECURED CREDITOR HEREBY EACH
          --------------------
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER CAREFUL CONSIDERATION AND AN OPPORTUNITY TO SEEK LEGAL ADVICE, WAIVE THEIR RESPECTIVE RIGHTS TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OF THE PROVISIONS OF THIS SECURITY AGREEMENT, THE LOAN AGREEMENT, THE PROMISSORY NOTES, OR ANY OTHER LOAN DOCUMENTS EXECUTED IN CONJUNCTION WITH THE LOAN.

     IN WITNESS WHEREOF, the Debtor has executed this Security Agreement as of the date and year first above written.

ATTEST                                      AUDIO COMMUNICATIONS NETWORK, INC.,
                                            F/K/A MUSIC SERVICES, INC., A
                                            MISSOURI CORPORATION


/s/ Doris K. Krummenacke                    By: /s/ A. J. Schell
-------------------------------                ---------------------------
Doris K. Krummenacker,                         A. J. Schell,
Secretary                                      President

(CORPORATE SEAL)

                                            SUNTRUST BANK, CENTRAL FLORIDA,
                                            NATIONAL ASSOCIATION, F/K/A SUN
                                            BANK, NATIONAL ASSOCIATION


                                            By: /s/ Lee W. Wright
                                               ---------------------------
                                               Lee W. Wright,
                                               Vice President

                                   EXHIBIT A
                                   ---------

                     DESCRIPTION OF PERMITTED ENCUMBRANCES
                     -------------------------------------


                                     None.

                                   EXHIBIT B
                                   ---------

                              PLACES OF BUSINESS
                              ------------------


1636 Broadway
Kansas City, MO  64108

and

1508 Brower Blvd.
St. Louis, MO  63132

________________________________________________________________________________
________________________________________________________________________________



                             AMENDED AND RESTATED
                              SECURITY AGREEMENT


                                By and Between


                      AUDIO COMMUNICATIONS NETWORK, INC.,
                            A MARYLAND CORPORATION
                                 (the Debtor)


                                      And


             SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION,
                     F/K/A SUN BANK, NATIONAL ASSOCIATION
                            (the Secured Creditor)



                               December 21, 1995



________________________________________________________________________________
________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

(The Table of Contents for this Security Agreement is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provisions of this Security Agreement.)

Paragraph                Caption                                            Page
                         -------                                            ----
 Number
 ------
1.   DEFINITIONS............................................................   1
     -----------
2.   COLLATERAL.............................................................   5
     ----------
3.   GRANT OF SECURITY INTEREST.............................................   6
     --------------------------
4.   REPRESENTATIONS, WARRANTIES AND COVENANTS..............................   6
     -----------------------------------------
5.   DEFAULT................................................................   9
     -------
6.   RIGHTS UPON DEFAULT....................................................  10
     -------------------
7.   PERFECTION.............................................................  11
     ----------
8.   OTHER DOCUMENTS........................................................  12
     ---------------
9.   NOTICE.................................................................  12
     ------
10.  POWER OF ATTORNEY......................................................  13
     -------------------------------
11.  TERM...................................................................  13
     -------------------------------
12.  TIME...................................................................  13
     -------------------------------
13.  WAIVER.................................................................  13
     -------------------------------
14.  MISCELLANEOUS..........................................................  14
     -------------------------------
15.  GOVERNING LAW..........................................................  14
     -------------------------------
16.  SEVERABILITY...........................................................  14
     -------------------------------
17.  DOCUMENTARY STAMPS.....................................................  14
     -------------------------------
18.  NO THIRD PARTY BENEFICIARIES...........................................  14
     -------------------------------
19.  COSTS AND ATTORNEYS FEES...............................................  15
     -------------------------------
20.  COMPLETE AGREEMENT.....................................................  15
     -------------------------------
21.  WAIVER OF JURY TRIAL...................................................  15
     -------------------------------

EXHIBIT A      DESCRIPTION OF PERMITTED ENCUMBRANCES

EXHIBIT B      PLACES OF BUSINESS

                    AMENDED AND RESTATED SECURITY AGREEMENT
                    ---------------------------------------

     THIS AMENDED AND RESTATED SECURITY AGREEMENT (the "Security Agreement") made and entered into this 21st day of December, 1995, by and between:

          AUDIO COMMUNICATIONS NETWORK, INC., a Maryland corporation, 3 Nashua Court, Suite B, Baltimore, Maryland 21221 (hereinafter referred to as the "Debtor"),

                                      and

          SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, F/K/A SUN BANK, NATIONAL ASSOCIATION, a national banking association, 200 South Orange Avenue, Orlando, Florida 32801 (hereinafter referred to as the "Secured Creditor").


                             W I T N E S S E T H:
                             -------------------


     WHEREAS, the Secured Creditor previously extended certain loans to Audio Communications Network, Inc. f/k/a Johnson Electronics, Inc., a Florida corporation (the "Borrower"); and

     WHEREAS, the Borrower has requested the Secured Creditor to increase and modify said loans; and

     WHEREAS, in order to secure such loans, the Debtor previously executed and delivered to the Secured Creditor that certain Security Agreement dated April 30, 1990, as amended by amendments dated as of March 1, 1994 and as of June 5, 1995 (the "Existing Security Agreement"); and

     WHEREAS, the Secured Creditor is unwilling to increase and modify such loans unless and until the Debtor executes and delivers this Amended and Restated Security Agreement;

     NOW, THEREFORE, the Debtor and the Secured Creditor agree to amend and restate the Existing Security Agreement in its entirety as follows:

     1.   DEFINITIONS.  As used in this Security Agreement, the following terms
          -----------
and conditions shall have the meanings set forth below:

          "Account" shall mean any right of the Debtor, whether or not earned by
           -------
performance, to payment for goods or other property (including, without limitation, the Collateral) sold or leased or for services rendered that is not evidenced by an Instrument or Chattel Paper, including, without limitation:

               (i) all presently owned and hereafter acquired receivables, including all open accounts, contract rights, notes, drafts, acceptances, rental receivables, installment payment obligations and other obligations for or rights to the payment of money created by the Debtor, or acquired by Debtor from others;

               (ii) all cash and non-cash proceeds thereof, and all contracts, documents, invoices and other instruments evidencing the same; and

               (iii) all collateral security therefor (including guaranties, mortgages, or security interests) and all of Debtor's rights and remedies in connection with the Accounts or in connection with any property sold or leased which is represented thereby.

          "Account Debtor" shall mean any person who is obligated on an Account
           --------------
or Chattel Paper.

          "Borrower" shall mean Audio Communications Network, Inc., f/k/a
           --------
Johnson Electronics, Inc., a Florida corporation.

          "Chattel Paper" shall mean a writing or writings which evidence both a
           -------------
monetary obligation and a security interest in or a lease of specific goods.

          "Collateral" shall mean the goods and other property described in
           ----------
paragraph 2 of this Agreement.

          "Copyrights" shall mean the rights to all copyrighted material and all
           ----------
rights under the copyright laws of the United States belonging or ascribed to the Debtor.

          "Document" shall mean any now owned or hereafter acquired bill of
           --------
lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document, whether negotiable or non-negotiable, which in the regular course of business of financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

          "Equipment" shall mean all now existing and hereafter acquired goods
           ---------
(other than Inventory) used or bought for use primarily in the Debtor's business, wherever located, including, but not limited to, machinery, furniture, furnishings, textures, dies, parts (including spare parts and repair parts) and tools, together with all fittings, accessories, accessions, additions, modifications, improvements, equipment and special tools now or hereafter affixed to any or any part of the foregoing or used in connection with any part of the foregoing and all replacements of any part thereof and all products and Proceeds of any of the foregoing.

          "Guaranty" shall mean that certain Subsidiary Guaranty Agreement,
           --------
dated the date hereof, of the Guarantors guarantying payment to the Secured Creditor of the Liabilities, and all amendments, supplements, ratifications or replacements thereof.

          "Guarantor" or "Guarantors"  shall mean collectively or individually,
           ---------      ----------
as the context may require, American Music Network, Inc., a California corporation, Audio Communications Network, Inc., f/k/a Music Services, Inc., a Missouri corporation, Audio Communications Network, Inc., a Maryland corporation and Florida Audio Engineering Company, a Florida corporation.

          "Instrument" shall mean a negotiable instrument or any other writing
           ----------
which evidences a right to payment of money and is not itself a security agreement or lease and is of a type which is in ordinary course of business transferred by delivery with any necessary endorsement or assignment.

          "Intangible Assets" shall mean any personal property (including things
           -----------------
in action) other than goods, Accounts, Chattel Paper, Documents, Instruments and money and including, but not limited to all of the Debtor's now owned or hereafter acquired (i) deferred assets, other than prepaid insurance and prepaid taxes, (ii) goodwill, manufacturing and processing rights, Patents, Licenses, franchises (including the Muzak Franchises), permits, Copyrights, Trademarks, trade secrets, customer lists, tax refund claims, incentive payments, insurance proceeds, experimental expenses and other similar assets which would be classified as "intangible assets" under GAAP, (iii) treasury stock and any write-up of the value of any assets after the date hereof unless in accordance with GAAP, and (iv) all Proceeds of any and all of the foregoing.

          "Inventory" shall mean all of the Debtor's now owned and hereafter
           ---------
acquired (a) goods, merchandise or personal property, wherever located, held by the Debtor for sale or lease or to be furnished under contracts of service, (b) raw materials, (c) work in process, (d) materials used or consumed in the Debtor's business, (e) materials or supplies used or usable in manufacturing or processing, (f) packaging and shipping materials, (g) inventory covered by a warehouse receipt, bill of lading or other negotiable or non-negotiable Document and (h) returned or repossessed merchandise.

          "Liabilities" shall mean any and all of the following:
           -----------

               (a) Principal and interest and all other monies due or to become due under the Promissory Note, including any extensions or renewals thereof.

               (b) Any and all other liabilities or obligations, primary, secondary, direct, contingent, sole, joint or several, due or to become due, or which may be hereafter contracted or acquired of the Debtor or the Borrower to the Secured Creditor including, but not limited to, any and all loans or other advances, whether obligatory or otherwise, which the Secured Creditor may, but is not obligated to, make to the Debtor or the Borrower at any time in the future.

               (c) All other monies (in addition to principal and interest) due or to become due the Secured Creditor from the Debtor or the Borrower including, but not limited to, all costs and expenses including attorney's fees which the Secured Creditor is entitled or permitted for any reason whatsoever to recover under any statute, promissory note or agreement, including but not limited to, this Security Agreement and the Promissory Note. As used herein and elsewhere in this Security Agreement, costs and expenses, including attorney's fees, shall include costs and expenses incurred by the Secured Creditor in proceeding against the Collateral or against the Debtor or the Borrower and shall include costs and expenses, including attorney's fees, which the Secured Creditor may incur or become liable for as a result of enforcing any of its rights and privileges under this Security Agreement, whether in any initial suit or an appeal therefrom.

               (d) Any future advances that the Secured Creditor may make to the Debtor or the Borrower, whether discretionary or obligatory, provided, however, that Secured Creditor shall be under no duty whatsoever by virtue of this Security Agreement to make any such future advances whatsoever to the Debtor or the Borrower. In the event the Secured Creditor subsequent to the date of this Security Agreement makes any advances to the Debtor or the Borrower, said advances shall conclusively be deemed to be and shall be future advances under this subparagraph and within the definition of Liabilities as defined herein.

          "Licenses" shall mean any license agreement under which the Debtor is
           --------
or becomes licensed to use a patent or trademark and any license agreement under which the Debtor shall license any third party to use any Patent or Trademark of the Debtor.

          "Loan Agreement" shall mean that certain Second Amended and Restated
           --------------
Loan Agreement of even date herewith entered into by and between the Borrower and the Secured Creditor and any and all amendments, modifications, supplements or restatements thereof.

          "Muzak Franchises" shall mean any and all franchise or licensing
           ----------------
agreements between the Debtor and any Muzak entity pursuant to which the Debtor is now or may subsequently be authorized to supply Muzak services and products to its customers, and any and all amendments, modifications, supplements or replacements thereof.

          "Patents" shall mean any U.S. patents and U.S. patent applications,
           -------
including, without limitation, the inventions and improvements described and claimed therein, and the reissues and renewals thereof and all income, royalties, damages and payments now and hereafter due and/or payable under and with respect to all U.S. patents and U.S. patent applications, including, without limitation, damages and payments for past or future infringements thereof.

          "Permitted Encumbrances" shall mean those encumbrances, liens or
           ----------------------
security interests set forth in Exhibit "A" attached hereto.

          "Places of Business" shall mean any location at which the Debtor or
           ------------------
any Subsidiary conducts its business, including, but not limiting to, the storage of Inventory, all of which are set forth in Exhibit "B" attached hereto.

          "Proceeds" shall mean all cash and non-cash proceeds received upon the
           --------
sale, exchange, collection or other disposition of the Collateral, including but not limited to insurance payable by reason of loss or damage to Collateral; provided, however, that nothing in this definition shall in and of itself be
-----------------
construed to grant the Debtor or any Guarantor any authority whatsoever to sell or otherwise dispose of the Collateral.

          "Promissory Note" shall mean that certain Second Renewal, Increase and
           ---------------
Consolidated Promissory Note executed by the Borrower in favor of the Secured Creditor dated December 14, 1995 in the face amount of $11,000,000.00, and all amendments, supplements, renewals and replacements thereof.

          "Trademarks" shall mean trademarks, service marks, trademark
           ----------
registrations, trade names and trademark and trade name registrations and applications (whether state or federal), and renewals thereof, and all income, royalties, damages and payments now and hereafter due and/or payable under all trademarks and trademark applications, including, without limitation, damages and payments for past or future infringements thereof.

          "UCC" shall mean the Florida Uniform Commercial Code as set forth in
           ---
Chapters 671 through 680, Florida Statutes, as the same may be amended from time to time.

     2.   COLLATERAL.  As used in this Security Agreement, the term "Collateral"
          ----------
shall mean and include any and all of the following:

               (a) all Accounts, Chattel Paper, Documents, Equipment, Instruments, Inventory, Intangible Assets and the Proceeds thereof, of the Debtor whether now owned or hereafter acquired;

               (b) to the extent not encumbered above, all of the right, title and interest of the Debtor, whether now owned or hereinafter acquired, in and to the goods or other property represented by or securing the Accounts, Chattel Paper and Instruments;

               (c) all rights of the Debtor as an unpaid lienor, including stoppage in transit, replevin and reclamation;

               (d) all monies, bank accounts, balances, credits, deposits, collections, drafts, bills, notes, securities, and other property of every kind and nature (whether tangible or intangible) now owned or hereafter acquired by the Debtor and at any time in the actual or constructive possession of (or in transit to) the Secured Creditor or its correspondents or agents in any capacity or for any purpose;

               (e) all books, records, ledger cards and other property relating to (a) through (d) above, including computer programs, tapes and related software; and

               (f) all Proceeds and products of (a) through (e) above.

     3.   GRANT OF SECURITY INTEREST.  To secure the payment of all Liabilities
          --------------------------
to the Secured Creditor, the Debtor does hereby grant to the Secured Creditor a security interest in each and all of the Collateral.

     4.   REPRESENTATIONS, WARRANTIES AND COVENANTS.  The Debtor does hereby
          -----------------------------------------
represent and warrant to and covenant with the Secured Creditor as follows:

          (a) That the Debtor is the absolute owner of the Collateral free and clear of all liens and security interests whatsoever except for (i) the security interest granted the Secured Creditor by this Security Agreement and (ii) the Permitted Encumbrances.

          (b) That the Collateral will be used solely for business purposes.

          (c) That the Collateral will be kept at the Places of Business and the Debtor shall not remove the Collateral from said location(s) without the prior written consent of Secured Creditor.

          (d) That the Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.

          (e) That by virtue of this Security Agreement and the perfection of said security interest in accordance with the provisions of paragraph 7 hereof, and the execution and delivery of the Subordination Agreements, the Secured Creditor has a valid, enforceable, perfected and first priority security interest in the Collateral.

          (f) That except for the Permitted Encumbrances, as they presently exist as of the date of this Security Agreement, the Debtor has not and shall not grant to any person other than the Secured Creditor a security interest or any other interest or claim in the Collateral.

          (g) That except for financing statements to perfect the Permitted Encumbrances as filed as of the date of this Security Agreement, there is not now and will not be filed in the future in any jurisdiction any financing statement listing any person other than the Secured Creditor as a secured party covering any or all of the Collateral.

          (h) That the Debtor will not permit any liens or security interests other than (i) the Permitted Encumbrances and (ii) the Secured Creditor's security interest, to attach to any of the Collateral, permit any of the Collateral to be levied upon under legal process, permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Security Agreement, or permit the Collateral to be or to become a fixture (and it is expressly covenanted, warranted and agreed that the Collateral, and any part thereof, whether affixed to any realty or not, shall be and remain personal property), or to become an accession to other goods or property.

          (i) That the Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein or offer to do so without the prior written consent of the Secured Creditor provided, however, that as long as the Debtor is not in default under this Security Agreement, it may (i) sell its Inventory in the normal and ordinary course of its business and
(ii) replace its Equipment due to depreciation and obsolescence.

          (j) That the Debtor will not use the Collateral or permit the Collateral to be used in violation of any statute or ordinance and the Debtor shall further comply with all statutes, regulations and ordinances applicable to the use or its ownership of the Collateral and to its business.

          (k) That the Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon any note or notes or other writing evidencing the Liabilities, or any of them.

          (l) That during the term of this Security Agreement, the Debtor shall cause to be maintained on the Collateral insurance in an amount at least equal to the amount of the Liabilities and shall cause the Secured Creditor to be noted as a loss payee on said policies. At the request of the Secured Creditor, the Debtor shall promptly deliver to the Secured Creditor said policies of insurance along with certificates reflecting the Secured Creditor as a loss payee and providing for not less than thirty (30) days notice to the Secured Creditor prior to expiration or cancellation of same, and the Secured Creditor shall be entitled to retain in its possession said policies or certificates.

          (m) That at its option, the Secured Creditor may discharge taxes, liens or security interests or encumbrances at any time levied upon or placed on the Collateral, including, but not limited to, any Permitted Encumbrances, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral provided, however, the Secured Creditor shall be under no duty or obligation to do so. The Debtor agrees to immediately reimburse the Secured Creditor on demand for any such payments made or any expenses incurred by the Secured Creditor together with interest at the highest rate permitted by law, pursuant to the foregoing authorization.

          (n) That the Debtor's principal place of business is the address specified in the preamble to this Security Agreement and it will promptly give the Secured Creditor written notice of any change, provided, however, that said principal place of business may not be removed from the County where the Debtor is now located without the prior written consent of the Secured Creditor. The Debtor further represents and warrants that all of its business records, including those pertaining to all its accounts, shall be kept at the above stated address. The Secured Creditor shall have the right at all times to review, examine and make abstracts from said business records.

          (o) That the Secured Creditor shall have the right at all times to inspect and examine the Collateral and to make schedules and listings thereof.

          (p) That the Debtor shall not be dissolved or be consolidated or merged with any other entity without the prior written consent of the Secured Creditor nor shall the Debtor transfer (other than in the ordinary course of its business as permitted herein) a substantial part of its assets.

          (q) That the Debtor will immediately notify the Secured Creditor if the Debtor suffers or permits any substantial or material changes in management or suffers or experiences any adverse financial change.

          (r) That the Debtor will maintain the Collateral in good condition and repair and shall undertake and perform such other functions as may be necessary to keep and maintain the Collateral in good condition and repair.

          (s) That the Debtor, at the request of the Secured Creditor, shall furnish to the Secured Creditor such financial statements of and financial information relating to the Debtor and its business and the Collateral, as the Secured Creditor may request and in such form as the Secured Creditor may request from time to time.

          (t) That the Debtor shall at all times pay and keep current all Permitted Encumbrances and shall not default thereunder, but shall not make any prepayments thereunder.

          (u) That the Debtor shall at all times fully and timely perform its obligations under the Muzak Franchises and maintain them in full force and effect, and promptly provide the Secured Creditor with copies of any correspondence, or claims or advise the Secured Creditor of any oral communications received from the franchisor claiming that a default exists under any such franchise or advising that any of such franchises will not be renewed or is being terminated for any reason.

     All of the foregoing representations, warranties and covenants shall be true and correct throughout the term of this Security Agreement and shall be fulfilled and maintained by the Debtor throughout the term hereof.

     5.   DEFAULT.  The occurrence of one or more of the following events shall
          -------
constitute a default in this Security Agreement:

          (a) The failure or omission of the Borrower or Debtor to pay when due any Liability, including but not limited to, the failure to pay when due any payment of interest and/or principal of the Promissory Notes.

          (b) The failure of the Debtor to keep, observe or perform any term or condition of this Security Agreement required hereunder to be kept, observed or performed by the Debtor.

          (c) The failure of the Debtor, the Borrower or any other Guarantor to keep, observe or perform any term or condition of any loan document, including the Loan Agreement, the Promissory Note, the Guaranty, and this Security Agreement, and any other loan agreement, security agreement or other loan document evidencing, securing or relating to the Liabilities required thereunder to be kept, observed or performed by the Debtor or such Guarantor.

          (d) The making or furnishing by the Debtor to the Secured Creditor of any representation, warranty or covenant in connection with this Security Agreement which is false.

          (e) The making of an assignment by the Debtor for the benefit of its creditors.

          (f) The commencement of proceedings in bankruptcy for reorganization of the Debtor or for the adjustment of any of its debts under the Bankruptcy Code or under any law, whether state or federal, now or hereafter existing for the relief of debtors.

          (g) The appointment of a receiver or trustee for the Debtor or for any substantial part of its assets, or the institution of any proceedings for the dissolution, or the full or partial liquidation of the Debtor.

          (h) The Debtor becomes insolvent or unable to pay debts as they mature.

          (i) The termination or non-renewal of any of the Muzak Franchises for any reason.

     A default under this Security Agreement shall constitute a default under the terms and conditions of all promissory notes then existing and executed by the Debtor in favor of the Secured Creditor and shall also be and constitute a default under all promissory notes and other agreements then existing and which evidence in any way any Liability to the Secured Creditor including, but not limited to, any other loan documents or loan agreement between the Debtor and the Secured Creditor.

     6.   RIGHTS UPON DEFAULT.  Upon the occurrence of any default under this
          -------------------
Security Agreement and the expiration of any applicable cure period, or whenever the Secured Creditor feels insecure for any reason whatsoever, the Secured Creditor shall have and may exercise any or all of the following rights:

          (a) To declare the Liabilities, or any of them (notwithstanding any provision thereof), immediately due and payable without demand or notice of any kind and the same thereupon shall immediately become due and payable without demand or notice, and from and after the date of default the amount due on the Liabilities shall from and thereafter bear interest at the maximum rate of interest permitted from time to time under Florida law.

          (b) To exercise from time to time any and all rights and remedies of a secured party under the UCC and any and all rights and remedies available to it under any other applicable law.

          (c) To request the Debtor to assemble at its expense the Collateral and make it available to the Secured Creditor at a convenient place acceptable to the Secured Creditor and, upon the making of said request, the Debtor shall promptly comply with said request.

          (d) To give notice to and make demand upon all Account Debtors to make payments directly to the Secured Party on all Accounts.

          (e) To seize and take possession of the Collateral and dispose of same under the UCC and, in such case, if any notice is required under applicable law the giving of five (5) days written notice to the Debtor at its address set forth herein shall constitute reasonable notice to the Debtor provided, however, the Secured Creditor shall not by virtue of this Security Agreement be obligated to give any such notice to the Debtor. If the Debtor wishes to change its address at which said notice is to be given, the burden shall be upon the Debtor to so notify the Secured Party in writing and unless or until said notice is given, all notices sent to the Debtor at the address set forth herein shall be effective and valid notice to the Debtor. In the event of default, the Debtor expressly authorizes the Secured Creditor to enter upon all property owned by the Debtor for the purpose of taking into custody and seizing any and all of the Collateral. In the event of repossession of any or all of the Collateral, the Debtor authorizes the Secured Creditor to take into his possession any personal property found in or on the Collateral and to hold the same until claimed by the Debtor and in the event such personal property is not claimed within a reasonable time (not greater than ten (10) days) by the Debtor, the Secured Creditor is authorized to dispose of same in the same manner as the Collateral is disposed of and to apply the proceeds resulting therefrom to the Liabilities.

          (f) To immediately offset against the Liabilities all other monies due or to become due the Debtor from the Secured Creditor, whether said monies are due or are to become due under this Security Agreement, or any other relationship whatsoever between the Debtor and the Secured Creditor.

     All proceeds resulting from the disposition of any of the Collateral or the exercise by the Secured Creditor of any of its rights under this Security Agreement shall be applied without any marshalling of assets first to the expenses of retaking and preparing the Collateral for sale including expenses of sale, next to other costs and attorneys' fees incurred by the Secured Creditor in exercising its rights under this Security Agreement, next to the payment of interest and/or principal due on the Liabilities, as the Secured Creditor may determine, and finally to any other moneys due the Secured Creditor from the Debtor. Should any deficiency result after disposition of the Collateral, the Debtor shall remain liable for any deficiency.

     7.   PERFECTION.  In order to perfect the security interest in the
          ----------
Collateral granted to the Secured Creditor by the Debtor hereunder, the Debtor agrees to execute and deliver to the Secured Creditor any and all documents which are, in the opinion of the Secured Creditor or its counsel, necessary so as to perfect said security interest including, but not limited to, execution of appropriate UCC-1 financing statements to be filed with the Florida Secretary of State and with the appropriate filing officer in such other jurisdictions where any of the Collateral is or may be located.

     The Debtor further authorizes the Secured Party to file, in jurisdictions where this authorization will be given effect, financing statements signed only by the Secured Creditor describing the Collateral in the same manner as it is described herein, and, from time to time, at the request of the Secured Creditor, the Debtor will execute one or more financing statements and such other documents (and pay the cost of filing and recording same in all public offices deemed necessary or desirable by the Secured Creditor) and do such other acts and things, all as the Secured Creditor may request to establish and maintain a valid, enforceable and perfected security interest in the Collateral (free of all other liens and claims whatsoever except for the Permitted Encumbrances) to secure payment of the Liabilities including, without limitation, the deposit with the Secured Creditor of any certificate of title applicable to any of the Collateral and notation thereon of the security interest hereunder along with any necessary documents including notices of liens. At the request of the Secured Creditor, this Security Agreement executed by the Debtor, or a photocopy thereof, shall be deemed to be a financing statement authorized to be filed in such jurisdictions where such filing will be given effect.

     The Debtor shall pay all costs of filing any financing statement and all other costs of perfecting the security interest granted hereunder.

     8.   OTHER DOCUMENTS.  During the term of this Security Agreement, the
          ---------------
Debtor agrees to execute any and all other documents which are, in the opinion of the Secured Creditor or its counsel, necessary to carry out the terms and conditions of this Security Agreement including the granting of a perfected, valid and enforceable security interest in the Collateral to the Secured Creditor.

     9.   NOTICE.  All notices under this Security Agreement shall be in writing
          ------
and along with all other documents permitted or required to be given under this Security Agreement shall be deemed to have been given, (i) in the case of delivery, when delivered to the address set forth in the preamble to this Security Agreement and addressed to the party involved, (ii) in the case of mailing, on the third (3rd) business day after said document has been deposited in the United States Mails, postage prepaid, and sent by certified or registered mail and addressed to the other party at the address as set forth in the preamble to this Security Agreement, and (iii) in all other cases when the same has been actually received by the other party. Either party hereto may change the address at which said notices are to be sent by the giving of notice of such change to the other party as set forth herein. In the event the Secured Creditor is a corporation, all notices sent to the Secured Creditor shall not be deemed to have been given unless they are given or sent to the attention of the loan officer in charge of the account of the Debtor and in the event there is no such loan officer then to the President of the Secured Creditor.

     10.  POWER OF ATTORNEY.  The Debtor does hereby appoint the Secured
          -----------------
Creditor as its attorney-in-fact to execute any and all documents which the Debtor is required to execute under the Security Agreement including, but not limited to, all financing statements and other documents which the Debtor is obligated to execute and deliver under the provisions of paragraph 7 hereof, and the Debtor further appoints the Secured Creditor as its attorney-in-fact to endorse in the Debtor's name all checks, drafts and other instruments representing or constituting payments made on the Collateral in which are made or delivered to the Secured Creditor in accordance with this Security Agreement. The power of attorney granted herein shall be irrevocable and be deemed coupled with an interest.

     11.  TERM.  This Security Agreement and the rights and privileges granted
          ----
hereunder to the Secured Creditor shall continue and remain in full force and effect until all Liabilities have been paid in full to the Secured Creditor, and the Debtor has no further right to obtain any advances or other disbursements from the Secured Creditor. At such time, this Security Agreement shall be marked "Cancelled" and returned to the Debtor and the Secured Creditor shall further execute a termination statement in regard to any financing statement that solely relates to the Collateral. Until this Security Agreement has been so marked "Cancelled" and returned to the Debtor, this Security Agreement shall continue to secure all Liabilities and, at its option, the Secured Creditor may retain this Security Agreement and maintain the validity of any security interest granted hereunder and financing statements relating thereto for a period not to exceed one hundred twenty (120) days after all Liabilities have been paid in full and, in such event, if the Debtor has not filed and there has not been filed against it any bankruptcy proceeding under the Bankruptcy Code during said period, the Secured Creditor shall then cancel this Security Agreement and terminate any financing statements as set forth herein.

     12.  TIME. Time is of the essence for the purposes of this Security
          ----
Agreement.

     13.  WAIVER.  No waiver by the Secured Creditor of any default shall
          ------
operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of the Secured Creditor in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Secured Creditor of any right or remedy shall include any other or further exercise thereof or the exercise of any other right or remedy. The Debtor further waives all notices whatsoever that the Debtor may be entitled to under any contract or statute including presentment, notice of dishonor, protest or notice of protest.

     14.  MISCELLANEOUS.  The provisions of this Security Agreement are
          -------------
cumulative and are in addition to the provisions of any note secured by this Security Agreement and the Secured Creditor shall have all the benefits, rights and remedies on any note secured hereby. If more than one party shall execute this Security Agreement, the term "Debtor" will mean all parties signing this Security Agreement and each of them, and all such parties shall be jointly and severally obligated and liable hereunder. The singular pronoun, when used herein, shall include masculine and feminine. All rights of Secured Creditor hereunder shall inure to the benefits of its successors and assigns and all duties of benefits of its successors and assigns and all duties of obligations of the Debtor hereunder shall bind the heirs, executors, administrators, successors and assigns of each Debtor.

     15.  GOVERNING LAW.  This Security Agreement has been delivered in the
          -------------
State of Florida and shall be construed in accordance with and governed by the laws of Florida.

     16.  SEVERABILITY.  Whenever possible, each provision of this Security
          ------------
Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement provided, however, if such invalidity adversely affects the substantial rights of the Secured Creditor under this Security Agreement, all the Liability shall immediately become due and payable in full.

     17.  DOCUMENTARY STAMPS.  The Debtor shall pay all documentary stamps,
          ------------------
intangible tax, as well as all other taxes and penalties due on any notes evidencing any of the Liabilities and the Debtor further agrees to indemnify and hold Secured Creditor harmless from and against any and all such documentary stamps, intangible taxes and penalties.

     18.  NO THIRD PARTY BENEFICIARIES.  It is the intent and understanding of
          ----------------------------
the Debtor and the Secured Creditor that this Security Agreement is solely between them and for their benefit and, accordingly, no party other than the Debtor and the Secured Creditor shall have any rights or privileges under this Security Agreement either as third party beneficiaries or otherwise.

     19.  COSTS AND ATTORNEYS FEES.  In the event of any default under this
          ------------------------
Security Agreement or the exercise by the Secured Creditor of any of its rights hereunder, the Debtor shall promptly pay to the Secured Creditor all such costs and expenses, including attorney's fees. All such costs and expenses, including attorney's fees, shall further be deemed to be within the term "Liability" and secured by the Collateral. As used in this Security Agreement, costs and attorney's fees, shall mean costs and attorney's fees incurred in any suit, including any appeal therefrom.

     20.  COMPLETE AGREEMENT.  This Security Agreement constitutes the complete
          ------------------
agreement between the parties in regard to the matters set forth herein and this Security Agreement may not be altered, amended or otherwise modified except by a writing signed by the person to be charged by said alteration, amendment or modification. This requirement that this Security Agreement may not be altered, amended or modified except by a writing, may not itself be waived except by a writing.

     21.  WAIVER OF JURY TRIAL.  THE DEBTOR AND THE SECURED CREDITOR HEREBY EACH
          --------------------
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER CAREFUL CONSIDERATION AND AN OPPORTUNITY TO SEEK LEGAL ADVICE, WAIVE THEIR RESPECTIVE RIGHTS TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OF THE PROVISIONS OF THIS SECURITY AGREEMENT, THE LOAN AGREEMENT, THE PROMISSORY NOTES, OR ANY OTHER LOAN DOCUMENTS EXECUTED IN CONJUNCTION WITH THE LOAN.

     IN WITNESS WHEREOF, the Debtor has executed this Security Agreement as of the date and year first above written.

ATTEST                                      AUDIO COMMUNICATIONS NETWORK, INC.,
                                            A MARYLAND CORPORATION


/s/ Doris K. Krummenacker                   By: /s/ A. J. Schell
----------------------------                   ---------------------------
Doris K. Krummenacker,                         A. J. Schell,
Secretary                                      President

(CORPORATE SEAL)

                                            SUNTRUST BANK, CENTRAL FLORIDA,
                                            NATIONAL ASSOCIATION, F/K/A SUN
                                            BANK, NATIONAL ASSOCIATION


                                            By: /s/ Lee W. Wright
                                               ---------------------------
                                               Lee W. Wright,
                                               Vice President

                                   EXHIBIT A
                                   ---------

                     DESCRIPTION OF PERMITTED ENCUMBRANCES
                     -------------------------------------


                                     None.

                                   EXHIBIT B
                                   ---------

                              PLACES OF BUSINESS
                              ------------------


3 Nashua Court, Suite B
Baltimore, MD  21221

________________________________________________________________________________
________________________________________________________________________________





                              SECURITY AGREEMENT


                                By and Between


                       FLORIDA AUDIO ENGINEERING COMPANY
                                 (the Debtor)


                                      And


             SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION
                     F/K/A SUN BANK, NATIONAL ASSOCIATION
                            (the Secured Creditor)



                               December 21, 1995



________________________________________________________________________________
________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

(The Table of Contents for this Security Agreement is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provisions of this Security Agreement.)

Paragraph           Caption                                   Page
                    -------                                   ----
 Number
 ------

1.   DEFINITIONS..............................................   1
     -----------
2.   COLLATERAL...............................................   5
     ----------
3.   GRANT OF SECURITY INTEREST...............................   6
     --------------------------
4.   REPRESENTATIONS, WARRANTIES AND COVENANTS................   6
     -----------------------------------------
5.   DEFAULT..................................................   9
     -------
6.   RIGHTS UPON DEFAULT......................................  10
     -------------------
7.   PERFECTION...............................................  11
     ----------
8.   OTHER DOCUMENTS..........................................  12
     ---------------
9.   NOTICE...................................................  12
     ------
10.  POWER OF ATTORNEY........................................  13
     -----------------
11.  TERM.....................................................  13
     ----
12.  TIME.....................................................  13
     ----
13.  WAIVER...................................................  13
     ------
14.  MISCELLANEOUS............................................  14
     -------------
15.  GOVERNING LAW............................................  14
     -------------
16.  SEVERABILITY.............................................  14
     ------------
17.  DOCUMENTARY STAMPS.......................................  14
     ------------------
18.  NO THIRD PARTY BENEFICIARIES.............................  14
     ----------------------------
19.  COSTS AND ATTORNEYS FEES.................................  14
     ------------------------
20.  COMPLETE AGREEMENT.......................................  15
     ------------------
21.  WAIVER OF JURY TRIAL.....................................  15
     --------------------

EXHIBIT A      DESCRIPTION OF PERMITTED ENCUMBRANCES

EXHIBIT B      PLACES OF BUSINESS

                              SECURITY AGREEMENT
                              ------------------

     THIS SECURITY AGREEMENT (the "Security Agreement") made and entered into this 21st day of December, 1995, by and between:

          FLORIDA AUDIO ENGINEERING COMPANY, a Florida corporation, 3016 Mercury Road South, Jacksonville, Florida 32207
          (hereinafter referred to as the "Debtor"),

                                 and

          SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, F/K/A SUN BANK, NATIONAL ASSOCIATION, a national banking association, 200 South Orange Avenue, Orlando, Florida 32801 (hereinafter referred to as the "Secured Creditor").


                             W I T N E S S E T H:
                             -------------------


     WHEREAS, the Secured Creditor previously extended certain loans to Audio Communications Network, Inc. f/k/a Johnson Electronics, Inc., a Florida corporation (the "Borrower"); and

     WHEREAS, the Borrower has requested the Secured Creditor to increase and modify said loans; and

     WHEREAS, the Secured Creditor is unwilling to increase and modify such loans unless and until the Debtor has granted to the Secured Creditor an enforceable and perfected security interest in certain collateral as hereafter set forth;

     NOW, THEREFORE, the Debtor and the Secured Creditor agree as follows:

     1.   DEFINITIONS.  As used in this Security Agreement, the following terms
          -----------
and conditions shall have the meanings set forth below:

          "Account" shall mean any right of the Debtor, whether or not earned by
           -------
performance, to payment for goods or other property (including, without limitation, the Collateral) sold or leased or for services rendered that is not evidenced by an Instrument or Chattel Paper, including, without limitation:

               (i) all presently owned and hereafter acquired receivables, including all open accounts, contract rights, notes, drafts, acceptances, rental receivables, installment payment obligations and other obligations for or rights to the payment of money created by the Debtor, or acquired by Debtor from others;

               (ii) all cash and non-cash proceeds thereof, and all contracts, documents, invoices and other instruments evidencing the same; and

               (iii) all collateral security therefor (including guaranties, mortgages, or security interests) and all of Debtor's rights and remedies in connection with the Accounts or in connection with any property sold or leased which is represented thereby.

          "Account Debtor" shall mean any person who is obligated on an Account
           --------------
or Chattel Paper.

          "Borrower" shall mean Audio Communications Network, Inc., f/k/a
           --------
Johnson Electronics, Inc., a Florida corporation.

          "Chattel Paper" shall mean a writing or writings which evidence both a
           -------------
monetary obligation and a security interest in or a lease of specific goods.

          "Collateral" shall mean the goods and other property described in
           ----------
paragraph 2 of this Agreement.

          "Copyrights" shall mean the rights to all copyrighted material and all
           ----------
rights under the copyright laws of the United States belonging or ascribed to the Debtor.

          "Document" shall mean any now owned or hereafter acquired bill of
           --------
lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document, whether negotiable or non-negotiable, which in the regular course of business of financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

          "Equipment" shall mean all now existing and hereafter acquired goods
           ---------
(other than Inventory) used or bought for use primarily in the Debtor's business, wherever located, including, but not limited to, machinery, furniture, furnishings, textures, dies, parts (including spare parts and repair parts) and tools, together with all fittings, accessories, accessions, additions, modifications, improvements, equipment and special tools now or hereafter affixed to any or any part of the foregoing or used in connection with any part of the foregoing and all replacements of any part thereof and all products and Proceeds of any of the foregoing.

          "Guaranty" shall mean that certain Subsidiary Guaranty Agreement,
           --------
dated the date hereof, of the Guarantors guarantying payment to the Secured Creditor of the Liabilities and all amendments, supplements, ratifications or replacements thereof.

          "Guarantor" or "Guarantors"  shall mean collectively or individually,
           ---------      ----------
as the context may require, American Music Network, Inc., a California corporation, Audio Communications Network, Inc., f/k/a Music Services, Inc., a Missouri corporation, Audio Communications Network, Inc., a Maryland corporation and Florida Audio Engineering Company, a Florida corporation.

          "Instrument" shall mean a negotiable instrument or any other writing
           ----------
which evidences a right to payment of money and is not itself a security agreement or lease and is of a type which is in ordinary course of business transferred by delivery with any necessary endorsement or assignment.

          "Intangible Assets" shall mean any personal property (including things
           -----------------
in action) other than goods, Accounts, Chattel Paper, Documents, Instruments and money and including, but not limited to all of the Debtor's now owned or hereafter acquired (i) deferred assets, other than prepaid insurance and prepaid taxes, (ii) goodwill, manufacturing and processing rights, Patents, Licenses, franchises (including the Muzak Franchises), permits, Copyrights, Trademarks, trade secrets, customer lists, tax refund claims, incentive payments, insurance proceeds, experimental expenses and other similar assets which would be classified as "intangible assets" under GAAP, (iii) treasury stock and any write-up of the value of any assets after the date hereof unless in accordance with GAAP, and (iv) all Proceeds of any and all of the foregoing.

          "Inventory" shall mean all of the Debtor's now owned and hereafter
           ---------
acquired (a) goods, merchandise or personal property, wherever located, held by the Debtor for sale or lease or to be furnished under contracts of service, (b) raw materials, (c) work in process, (d) materials used or consumed in the Debtor's business, (e) materials or supplies used or usable in manufacturing or processing, (f) packaging and shipping materials, (g) inventory covered by a warehouse receipt, bill of lading or other negotiable or non-negotiable Document and (h) returned or repossessed merchandise.

          "Liabilities" shall mean any and all of the following:
           -----------

               (a) Principal and interest and all other monies due or to become due under the Promissory Note, including any extensions or renewals thereof.

               (b) Any and all other liabilities or obligations, primary, secondary, direct, contingent, sole, joint or several, due or to become due, or which may be hereafter contracted or acquired of the Debtor or the Borrower to the Secured Creditor including, but not limited to, any and all loans or other advances, whether obligatory or otherwise, which the Secured Creditor may, but is not obligated to, make to the Debtor or the Borrower at any time in the future.

               (c) All other monies (in addition to principal and interest) due or to become due the Secured Creditor from the Debtor or the Borrower including, but not limited to, all costs and expenses including attorney's fees which the Secured Creditor is entitled or permitted for any reason whatsoever to recover under any statute, promissory note or agreement, including but not limited to, this Security Agreement and the Promissory Note. As used herein and elsewhere in this Security Agreement, costs and expenses, including attorney's fees, shall include costs and expenses incurred by the Secured Creditor in proceeding against the Collateral or against the Debtor or the Borrower and shall include costs and expenses, including attorney's fees, which the Secured Creditor may incur or become liable for as a result of enforcing any of its rights and privileges under this Security Agreement, whether in any initial suit or an appeal therefrom.

               (d) Any future advances that the Secured Creditor may make to the Debtor or the Borrower, whether discretionary or obligatory, provided, however, that Secured Creditor shall be under no duty whatsoever by virtue of this Security Agreement to make any such future advances whatsoever to the Debtor or the Borrower. In the event the Secured Creditor subsequent to the date of this Security Agreement makes any advances to the Debtor or the Borrower, said advances shall conclusively be deemed to be and shall be future advances under this subparagraph and within the definition of Liabilities as defined herein.

          "Licenses" shall mean any license agreement under which the Debtor is
           --------
or becomes licensed to use a patent or trademark and any license agreement under which the Debtor shall license any third party to use any Patent or Trademark of the Debtor.

          "Loan Agreement" shall mean that certain Second Amended and Restated
           --------------
Loan Agreement of even date herewith entered into by and between the Borrower and the Secured Creditor and any and all amendments, modifications, supplements or restatements thereof.

          "Muzak Franchises" shall mean any and all franchise or licensing
           ----------------
agreements between the Debtor and any Muzak entity pursuant to which the Debtor is now or may subsequently be authorized to supply Muzak services and products to its customers, and any and all amendments, modifications, supplements or replacements thereof.

          "Patents" shall mean any U.S. patents and U.S. patent applications,
           -------
including, without limitation, the inventions and improvements described and claimed therein, and the reissues and renewals thereof and all income, royalties, damages and payments now and hereafter due and/or payable under and with respect to all U.S. patents and U.S. patent applications, including, without limitation, damages and payments for past or future infringements thereof.

          "Permitted Encumbrances" shall mean those encumbrances, liens or
           ----------------------
security interests set forth in Exhibit "A" attached hereto.

          "Places of Business" shall mean any location at which the Debtor or
           ------------------
any Subsidiary conducts its business, including, but not limiting to, the storage of Inventory, all of which are set forth in Exhibit "B" attached hereto.

          "Proceeds" shall mean all cash and non-cash proceeds received upon the
           --------
sale, exchange, collection or other disposition of the Collateral, including but not limited to insurance payable by reason of loss or damage to Collateral;

provided, however, that nothing in this definition shall in and of itself be
-----------------
construed to grant the Debtor or any Guarantor any authority whatsoever to sell or otherwise dispose of the Collateral.

          "Promissory Note" shall mean that certain Second Renewal, Increase and
           ---------------
Consolidated Promissory Note executed by the Borrower in favor of the Secured Creditor dated December 14, 1995 in the face amount of $11,000,000.00, and all amendments, supplements, renewals and replacements thereof.

          "Trademarks" shall mean trademarks, service marks, trademark
           ----------
registrations, trade names and trademark and trade name registrations and applications (whether state or federal), and renewals thereof, and all income, royalties, damages and payments now and hereafter due and/or payable under all trademarks and trademark applications, including, without limitation, damages and payments for past or future infringements thereof.

          "UCC" shall mean the Florida Uniform Commercial Code as set forth in
           ---
Chapters 671 through 680, Florida Statutes, as the same may be amended from time to time.

     2.   COLLATERAL.  As used in this Security Agreement, the term "Collateral"
          ----------
shall mean and include any and all of the following:

               (a) all Accounts, Chattel Paper, Documents, Equipment, Instruments, Inventory, Intangible Assets and the Proceeds thereof, of the Debtor whether now owned or hereafter acquired;

               (b) to the extent not encumbered above, all of the right, title and interest of the Debtor, whether now owned or hereinafter acquired, in and to the goods or other property represented by or securing the Accounts, Chattel Paper and Instruments;

               (c) all rights of the Debtor as an unpaid lienor, including stoppage in transit, replevin and reclamation;

               (d) all monies, bank accounts, balances, credits, deposits, collections, drafts, bills, notes, securities, and other property of every kind and nature (whether tangible or intangible) now owned or hereafter acquired by the Debtor and at any time in the actual or constructive possession of (or in transit to) the Secured Creditor or its correspondents or agents in any capacity or for any purpose;

               (e) all books, records, ledger cards and other property relating to (a) through (d) above, including computer programs, tapes and related software; and

               (f)  all Proceeds and products of (a) through (e) above.

     3.   GRANT OF SECURITY INTEREST.  To secure the payment of all Liabilities
          --------------------------
to the Secured Creditor, the Debtor does hereby grant to the Secured Creditor a security interest in each and all of the Collateral.

     4.   REPRESENTATIONS, WARRANTIES AND COVENANTS.  The Debtor does hereby
          -----------------------------------------
represent and warrant to and covenant with the Secured Creditor as follows:

          (a) That the Debtor is the absolute owner of the Collateral free and clear of all liens and security interests whatsoever except for (i) the security interest granted the Secured Creditor by this Security Agreement and (ii) the Permitted Encumbrances.

          (b)  That the Collateral will be used solely for business purposes.

          (c) That the Collateral will be kept at the Places of Business and the Debtor shall not remove the Collateral from said location(s) without the prior written consent of Secured Creditor.

          (d) That the Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.

          (e) That by virtue of this Security Agreement and the perfection of said security interest in accordance with the provisions of paragraph 7 hereof, and the execution and delivery of the Subordination Agreements, the Secured Creditor has a valid, enforceable, perfected and first priority security interest in the Collateral.

          (f) That except for the Permitted Encumbrances, as they presently exist as of the date of this Security Agreement, the Debtor has not and shall not grant to any person other than the Secured Creditor a security interest or any other interest or claim in the Collateral.

          (g) That except for financing statements to perfect the Permitted Encumbrances as filed as of the date of this Security Agreement, there is not now and will not be filed in the future in any jurisdiction any financing statement listing any person other than the Secured Creditor as a secured party covering any or all of the Collateral.

          (h) That the Debtor will not permit any liens or security interests other than (i) the Permitted Encumbrances and (ii) the Secured Creditor's security interest, to attach to any of the Collateral, permit any of the Collateral to be levied upon under legal process, permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Security Agreement, or permit the Collateral to be or to become a fixture (and it is expressly covenanted, warranted and agreed that the Collateral, and any part thereof, whether affixed to any realty or not, shall be and remain personal property), or to become an accession to other goods or property.

          (i) That the Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein or offer to do so without the prior written consent of the Secured Creditor provided, however, that as long as the Debtor is not in default under this Security Agreement, it may (i) sell its Inventory in the normal and ordinary course of its business and
(ii) replace its Equipment due to depreciation and obsolescence.

          (j) That the Debtor will not use the Collateral or permit the Collateral to be used in violation of any statute or ordinance and the Debtor shall further comply with all statutes, regulations and ordinances applicable to the use or its ownership of the Collateral and to its business.

          (k) That the Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon any note or notes or other writing evidencing the Liabilities, or any of them.

          (l) That during the term of this Security Agreement, the Debtor shall cause to be maintained on the Collateral insurance in an amount at least equal to the amount of the Liabilities and shall cause the Secured Creditor to be noted as a loss payee on said policies. At the request of the Secured Creditor, the Debtor shall promptly deliver to the Secured Creditor said policies of insurance along with certificates reflecting the Secured Creditor as a loss payee and providing for not less than thirty (30) days notice to the Secured Creditor prior to expiration or cancellation of same, and the Secured

Creditor shall be entitled to retain in its possession said policies or certificates.

          (m) That at its option, the Secured Creditor may discharge taxes, liens or security interests or encumbrances at any time levied upon or placed on the Collateral, including, but not limited to, any Permitted Encumbrances, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral provided, however, the Secured Creditor shall be under no duty or obligation to do so. The Debtor agrees to immediately reimburse the Secured Creditor on demand for any such payments made or any expenses incurred by the Secured Creditor together with interest at the highest rate permitted by law, pursuant to the foregoing authorization.

          (n) That the Debtor's principal place of business is the address specified in the preamble to this Security Agreement and it will promptly give the Secured Creditor written notice of any change, provided, however, that said principal place of business may not be removed from the County where the Debtor is now located without the prior written consent of the Secured Creditor. The Debtor further represents and warrants that all of its business records, including those pertaining to all its accounts, shall be kept at the above stated address. The Secured Creditor shall have the right at all times to review, examine and make abstracts from said business records.

          (o) That the Secured Creditor shall have the right at all times to inspect and examine the Collateral and to make schedules and listings thereof.

          (p) That the Debtor shall not be dissolved or be consolidated or merged with any other entity without the prior written consent of the Secured Creditor nor shall the Debtor transfer (other than in the ordinary course of its business as permitted herein) a substantial part of its assets.

          (q) That the Debtor will immediately notify the Secured Creditor if the Debtor suffers or permits any substantial or material changes in management or suffers or experiences any adverse financial change.

          (r) That the Debtor will maintain the Collateral in good condition and repair and shall undertake and perform such other functions as may be necessary to keep and maintain the Collateral in good condition and repair.

          (s) That the Debtor, at the request of the Secured Creditor, shall furnish to the Secured Creditor such financial statements of and financial information relating to the Debtor and its business and the Collateral, as the Secured Creditor may request and in such form as the Secured Creditor may request from time to time.

          (t) That the Debtor shall at all times pay and keep current all Permitted Encumbrances and shall not default thereunder, but shall not make any prepayments thereunder.

          (u) That the Debtor shall at all times fully and timely perform its obligations under the Muzak Franchises and maintain them in full force and effect, and promptly provide the Secured Creditor with copies of any correspondence, or claims or advise the Secured Creditor of any oral communications received from the franchisor claiming that a default exists under any such franchise or advising that any of such franchises will not be renewed or is being terminated for any reason.

     All of the foregoing representations, warranties and covenants shall be true and correct throughout the term of this Security Agreement and shall be fulfilled and maintained by the Debtor throughout the term hereof.

     5.   DEFAULT.  The occurrence of one or more of the following events shall
          -------
constitute a default in this Security Agreement:

          (a) The failure or omission of the Borrower or Debtor to pay when due any Liability, including but not limited to, the failure to pay when due any payment of interest and/or principal of the Promissory Notes.

          (b) The failure of the Debtor to keep, observe or perform any term or condition of this Security Agreement required hereunder to be kept, observed or performed by the Debtor.

          (c) The failure of the Debtor, the Borrower or any other Guarantor to keep, observe or perform any term or condition of any loan document, including the Loan Agreement, the Promissory Note, the Guaranty, and this Security Agreement, and any other loan agreement, security agreement or other loan document evidencing, securing or relating to the Liabilities required thereunder to be kept, observed or performed by the Debtor or such Guarantor.

          (d) The making or furnishing by the Debtor to the Secured Creditor of any representation, warranty or covenant in connection with this Security Agreement which is false.

          (e) The making of an assignment by the Debtor for the benefit of its creditors.

          (f) The commencement of proceedings in bankruptcy for reorganization of the Debtor or for the adjustment of any of its debts under the Bankruptcy Code or under any law, whether state or federal, now or hereafter existing for the relief of debtors.

          (g) The appointment of a receiver or trustee for the Debtor or for any substantial part of its assets, or the institution of any proceedings for the dissolution, or the full or partial liquidation of the Debtor.

          (h) The Debtor becomes insolvent or unable to pay debts as they mature.

          (i) The termination or non-renewal of any of the Muzak Franchises for any reason.

     A default under this Security Agreement shall constitute a default under the terms and conditions of all promissory notes then existing and executed by the Debtor in favor of the Secured Creditor and shall also be and constitute a default under all promissory notes and other agreements then existing and which evidence in any way any Liability to the Secured Creditor including, but not limited to, any other loan documents or loan agreement between the Debtor and the Secured Creditor.

     6.   RIGHTS UPON DEFAULT.  Upon the occurrence of any default under this
          -------------------
Security Agreement and the expiration of any applicable cure period, or whenever the Secured Creditor feels insecure for any reason whatsoever, the Secured Creditor shall have and may exercise any or all of the following rights:

          (a) To declare the Liabilities, or any of them (notwithstanding any provision thereof), immediately due and payable without demand or notice of any kind and the same thereupon shall immediately become due and payable without demand or notice, and from and after the date of default the amount due on the Liabilities shall from and thereafter bear interest at the maximum rate of interest permitted from time to time under Florida law.

          (b) To exercise from time to time any and all rights and remedies of a secured party under the UCC and any and all rights and remedies available to it under any other applicable law.

          (c) To request the Debtor to assemble at its expense the Collateral and make it available to the Secured Creditor at a convenient place acceptable to the Secured Creditor and, upon the making of said request, the Debtor shall promptly comply with said request.

          (d) To give notice to and make demand upon all Account Debtors to make payments directly to the Secured Party on all Accounts.

          (e) To seize and take possession of the Collateral and dispose of same under the UCC and, in such case, if any notice is required under applicable law the giving of five (5) days written notice to the Debtor at its address set forth herein shall constitute reasonable notice to the Debtor provided, however, the Secured Creditor shall not by virtue of this Security Agreement be obligated to give any such notice to the Debtor. If the Debtor wishes to change its address at which said notice is to be given, the burden shall be upon the Debtor to so notify the Secured Party in writing and unless or until said notice is given, all notices sent to the Debtor at the address set forth herein shall be effective and valid notice to the Debtor. In the event of default, the Debtor expressly authorizes the Secured Creditor to enter upon all property owned by the Debtor for the purpose of taking into custody and seizing any and all of the Collateral. In the event of repossession of any or all of the Collateral, the Debtor authorizes the Secured Creditor to take into his possession any personal property found in or on the Collateral and to hold the same until claimed by the Debtor and in the event such personal property is not claimed within a reasonable time (not greater than ten (10) days) by the Debtor, the Secured Creditor is authorized to dispose of same in the same manner as the Collateral is disposed of and to apply the proceeds resulting therefrom to the Liabilities.

          (f) To immediately offset against the Liabilities all other monies due or to become due the Debtor from the Secured Creditor, whether said monies are due or are to become due under this Security Agreement, or any other relationship whatsoever between the Debtor and the Secured Creditor.

     All proceeds resulting from the disposition of any of the Collateral or the exercise by the Secured Creditor of any of its rights under this Security Agreement shall be applied without any marshalling of assets first to the expenses of retaking and preparing the Collateral for sale including expenses of sale, next to other costs and attorneys' fees incurred by the Secured Creditor in exercising its rights under this Security Agreement, next to the payment of interest and/or principal due on the Liabilities, as the Secured Creditor may determine, and finally to any other moneys due the Secured Creditor from the Debtor. Should any deficiency result after disposition of the Collateral, the Debtor shall remain liable for any deficiency.

     7.   PERFECTION.  In order to perfect the security interest in the
          ----------
Collateral granted to the Secured Creditor by the Debtor hereunder, the Debtor agrees to execute and deliver to the Secured Creditor any and all documents which are, in the opinion of the Secured Creditor or its counsel, necessary so as to perfect said security interest including, but not limited to, execution of appropriate UCC-1 financing statements to be filed with the Florida Secretary of State and with the appropriate filing officer in such other jurisdictions where any of the Collateral is or may be located.

     The Debtor further authorizes the Secured Party to file, in jurisdictions where this authorization will be given effect, financing statements signed only by the Secured Creditor describing the Collateral in the same manner as it is described herein, and, from time to time, at the request of the Secured Creditor, the Debtor will execute one or more financing statements and such other documents (and pay the cost of filing and recording same in all public offices deemed necessary or desirable by the Secured Creditor) and do such other acts and things, all as the Secured Creditor may request to establish and maintain a valid, enforceable and perfected security interest in the Collateral (free of all other liens and claims whatsoever except for the Permitted Encumbrances) to secure payment of the Liabilities including, without limitation, the deposit with the Secured Creditor of any certificate of title applicable to any of the Collateral and notation thereon of the security interest hereunder along with any necessary documents including notices of liens. At the request of the Secured Creditor, this Security Agreement executed by the Debtor, or a photocopy thereof, shall be deemed to be a financing statement authorized to be filed in such jurisdictions where such filing will be given effect.

     The Debtor shall pay all costs of filing any financing statement and all other costs of perfecting the security interest granted hereunder.

     8.   OTHER DOCUMENTS.  During the term of this Security Agreement, the
          ---------------
Debtor agrees to execute any and all other documents which are, in the opinion of the Secured Creditor or its counsel, necessary to carry out the terms and conditions of this Security Agreement including the granting of a perfected, valid and enforceable security interest in the Collateral to the Secured Creditor.

     9.   NOTICE.  All notices under this Security Agreement shall be in writing
          ------
and along with all other documents permitted or required to be given under this Security Agreement shall be deemed to have been given, (i) in the case of delivery, when delivered to the address set forth in the preamble to this Security Agreement and addressed to the party involved, (ii) in the case of mailing, on the third (3rd) business day after said document has been deposited in the United States Mails, postage prepaid, and sent by certified or registered mail and addressed to the other party at the address as set forth in the preamble to this Security Agreement, and (iii) in all other cases when the same has been actually received by the other party. Either party hereto may change the address at which said notices are to be sent by the giving of notice of such change to the other party as set forth herein. In the event the Secured Creditor is a corporation, all notices sent to the Secured Creditor shall not be deemed to have been given unless they are given or sent to the attention of the loan officer in charge of the account of the

Debtor and in the event there is no such loan officer then to the President of the Secured Creditor.

     10.  POWER OF ATTORNEY.  The Debtor does hereby appoint the Secured
          -----------------
Creditor as its attorney-in-fact to execute any and all documents which the Debtor is required to execute under the Security Agreement including, but not limited to, all financing statements and other documents which the Debtor is obligated to execute and deliver under the provisions of paragraph 7 hereof, and the Debtor further appoints the Secured Creditor as its attorney-in-fact to endorse in the Debtor's name all checks, drafts and other instruments representing or constituting payments made on the Collateral in which are made or delivered to the Secured Creditor in accordance with this Security Agreement. The power of attorney granted herein shall be irrevocable and be deemed coupled with an interest.

     11.  TERM.  This Security Agreement and the rights and privileges granted
          ----
hereunder to the Secured Creditor shall continue and remain in full force and effect until all Liabilities have been paid in full to the Secured Creditor, and the Debtor has no further right to obtain any advances or other disbursements from the Secured Creditor. At such time, this Security Agreement shall be marked "Cancelled" and returned to the Debtor and the Secured Creditor shall further execute a termination statement in regard to any financing statement that solely relates to the Collateral. Until this Security Agreement has been so marked "Cancelled" and returned to the Debtor, this Security Agreement shall continue to secure all Liabilities and, at its option, the Secured Creditor may retain this Security Agreement and maintain the validity of any security interest granted hereunder and financing statements relating thereto for a period not to exceed one hundred twenty (120) days after all Liabilities have been paid in full and, in such event, if the Debtor has not filed and there has not been filed against it any bankruptcy proceeding under the Bankruptcy Code during said period, the Secured Creditor shall then cancel this Security Agreement and terminate any financing statements as set forth herein.

     12.  TIME. Time is of the essence for the purposes of this Security
          ----
Agreement.

     13.  WAIVER.  No waiver by the Secured Creditor of any default shall
          ------
operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of the Secured Creditor in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Secured Creditor of any right or remedy shall include any other or further exercise thereof or the exercise of any other right or remedy. The Debtor further waives all notices whatsoever that the Debtor may be entitled to under any contract or statute including presentment, notice of dishonor, protest or notice of protest.

     14.  MISCELLANEOUS.  The provisions of this Security Agreement are
          -------------
cumulative and are in addition to the provisions of any note secured by this Security Agreement and the Secured Creditor shall have all the benefits, rights and remedies on any note secured hereby. If more than one party shall execute this Security Agreement, the term "Debtor" will mean all parties signing this Security Agreement and each of them, and all such parties shall be jointly and severally obligated and liable hereunder. The singular pronoun, when used herein, shall include masculine and feminine. All rights of Secured Creditor hereunder shall inure to the benefits of its successors and assigns and all duties of benefits of its successors and assigns and all duties of obligations of the Debtor hereunder shall bind the heirs, executors, administrators, successors and assigns of each Debtor.

     15.  GOVERNING LAW.  This Security Agreement has been delivered in the
          -------------
State of Florida and shall be construed in accordance with and governed by the laws of Florida.

     16.  SEVERABILITY.  Whenever possible, each provision of this Security
          ------------
Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement provided, however, if such invalidity adversely affects the substantial rights of the Secured Creditor under this Security Agreement, all the Liability shall immediately become due and payable in full.

     17.  DOCUMENTARY STAMPS.  The Debtor shall pay all documentary stamps,
          ------------------
intangible tax, as well as all other taxes and penalties due on any notes evidencing any of the Liabilities and the Debtor further agrees to indemnify and hold Secured Creditor harmless from and against any and all such documentary stamps, intangible taxes and penalties.

     18.  NO THIRD PARTY BENEFICIARIES.  It is the intent and understanding of
          ----------------------------
the Debtor and the Secured Creditor that this Security Agreement is solely between them and for their benefit and, accordingly, no party other than the Debtor and the Secured Creditor shall have any rights or privileges under this Security Agreement either as third party beneficiaries or otherwise.

     19.  COSTS AND ATTORNEYS FEES.  In the event of any default under this
          ------------------------
Security Agreement or the exercise by the Secured Creditor of any of its rights hereunder, the Debtor shall promptly pay to the Secured Creditor all such costs and expenses, including attorney's fees. All such costs and expenses, including attorney's fees, shall further be deemed to be within the term "Liability" and secured by the Collateral. As used in this Security Agreement, costs and attorney's fees, shall mean costs and attorney's fees incurred in any suit, including any appeal therefrom.

     20.  COMPLETE AGREEMENT.  This Security Agreement constitutes the complete
          ------------------
agreement between the parties in regard to the matters set forth herein and this Security Agreement may not be altered, amended or otherwise modified except by a writing signed by the person to be charged by said alteration, amendment or modification. This requirement that this Security Agreement may not be altered, amended or modified except by a writing, may not itself be waived except by a writing.

     21.  WAIVER OF JURY TRIAL.  THE DEBTOR AND THE SECURED CREDITOR HEREBY EACH
          --------------------
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER CAREFUL CONSIDERATION AND AN OPPORTUNITY TO SEEK LEGAL ADVICE, WAIVE THEIR RESPECTIVE RIGHTS TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OF THE PROVISIONS OF THIS SECURITY AGREEMENT, THE LOAN AGREEMENT, THE PROMISSORY NOTES, OR ANY OTHER LOAN DOCUMENTS EXECUTED IN CONJUNCTION WITH THE LOAN.

     IN WITNESS WHEREOF, the Debtor has executed this Security Agreement as of the date and year first above written.

ATTEST                                 FLORIDA AUDIO ENGINEERING COMPANY


/s/ Doris K. Krummenacker              By:/s/ A. J. Schell
--------------------------------          -----------------------------
Doris K. Krummenacker,                    A. J. Schell,
Secretary                                 President

(CORPORATE SEAL)
                                       SUNTRUST BANK, CENTRAL FLORIDA,
                                       NATIONAL ASSOCIATION, F/K/A SUN
                                       BANK, NATIONAL ASSOCIATION


                                       By:
                                          -----------------------------
                                          Lee W. Wright,
                                          Vice President

                                   EXHIBIT A
                                   ---------

                     DESCRIPTION OF PERMITTED ENCUMBRANCES
                     -------------------------------------


                                     None.

                                   EXHIBIT B
                                   ---------

                               PLACES OF BUSINESS
                               ------------------



             3016 Mercury Road South, Jacksonville, Florida  32207

                               STATE OF FLORIDA
UNIFORM COMMERCIAL CO.        FINANCING STATEMENT          FORM UCC-1 (REV.1993)

This Financial Statement is presented to a filing officer for filing pursuant to the Uniform Commercial Code:
--------------------------------------------------------------------------------
1.  Debtor (Last Name First if an individual)           1a.Date of Birth or FEI#
    Florida Audio Engineering Company
--------------------------------------------------------------------------------
1b. Mailing Address              1c. City,State                   1d. Zip Code
    1000 Legion Place Suite 1515     Orlando, Florida            32801
--------------------------------------------------------------------------------
2. Additional Debtor or Trade Name(Last Name First 2a.Date of Birth or FEI# if an individual)
 Florida Audio Engineering Company
--------------------------------------------------------------------------------
2b. Mailing Address              2c. City,State                   2d. Zip Code
 3016 Mercury Road South         Jacksonville, Florida           32207
--------------------------------------------------------------------------------
3.  Secured Party (Last Name First if an Individual)
 SunTrust Bank, Central Florida, National Association
--------------------------------------------------------------------------------
3a. Mailing Address              3b. City,State                   3c. Zip Code
 P.O. BOX 2806                       Orlando, Florida             32802-2806
--------------------------------------------------------------------------------
4.  Assignee of Secured Party (Last Name First if an individual)

--------------------------------------------------------------------------------
4a. Mailing Address              4b. City,State                   4c. Zip Code

--------------------------------------------------------------------------------
5. This Financing Statement covers the following types or items or property (include description of real property on which located and owner of record when required. If more space is required, attach additional sheet(s)].


    See Exhibit "A" attached hereto and made a part hereof.










--------------------------------------------------------------------------------
6.  Check only if Applicable:       [_] Products of collateral are also covered.
--------------------------------------------------------------------------------
[X] Proceeds of collateral are also covered. [_] Debtor is transmitting utility.
--------------------------------------------------------------------------------
7.  Check appropriate box:  [_] All documentary stamp taxes due and payable or
    (One box must be marked)    to become due and payable pursuant to s. 201.22
                                F.S., have been paid.
                            [_] Florida Documentary Stamp Tax is not required.
--------------------------------------------------------------------------------
8.  In accordance with s.679.402(2),F.S.,this    9. Number of additional
    statement is filed without the Debtor's         sheets presented:   1
    signature to perfect a security interest                        -------
    in collateral:                              --------------------------------
[_] already subject to a security interest in         This Space for Use of
                                                         Filing Officer
    another jurisdiction when it was brought
    into this state or debtor's location
    changed to this state.
[_] which is proceeds of the original collateral
    described above in which a security interest
    was perfected.
[_] as to which the filing has lapsed. Date filed
    _________________________________and previous
    UCC-1 file number___________________________.
[_] acquired after a change of name, identity, or
    corporate structure of the debtor.
------------------------------------------------
10. Signature(s) of Debtor(s)
    Florida Audio Engineering Company
 By: /s/ A. J. Schell
    -----------------------
 Name: A.J. Schell
 Title: President
------------------------------------------------
11. Signature(s) of Secured Party or if Assigned,
    by Assignee(s)
  SunTrust Bank, Central Florida, National
  Association
  By:  /s/ Lee W. Wright   /s/ A.J.S
  Lee W. Wright, Vice President
------------------------------------------------
12. RETURN COPY TO:

Name         Charles L. Brumback, Jr.
             Akerman, Senterfitt & Eddson, P.A.
Address      P.O. BOX 231
             Orlando, FL 32802-0333
Address

City, State. Zip

--------------------------------------------------------------------------------

                                   EXHIBIT A
                                   ---------

TO UCC-1  FINANCING STATEMENT
DEBTOR:                 FLORIDA AUDIO ENGINEERING COMPANY
SECURED PARTY:          SUN BANK, NATIONAL ASSOCIATION

4.   This Financing Statement covers the following types or items of property:

                (a) all Accounts, Chattel Paper, Documents, Equipment, Instruments, Inventory, Intangible Assets (including, but not limited to the Muzak Franchises) and the Proceeds thereof, of the Debtor, wherever located and whether now owned or hereafter acquired;

                (b) to the extent not described above, all of the right, title and interest of the Debtor, whether now owned or hereinafter acquired, in and to the goods or other property represented by or securing the Accounts, Chattel Paper and Instruments;

                (c) all rights of the Debtor as an unpaid lienor, including stoppage in transit, replevin and reclamation;

                (d) all monies, bank accounts, balances, credits, deposits, collections, drafts, bills, notes, securities, and other property of every kind and nature (whether tangible or intangible) now owned or hereafter acquired by the Debtor and at any time in the actual or constructive possession of (or in transit to) the Secured Creditor or its correspondents or agents in any capacity or for any purpose;

                (e) all books, records, ledger cards and other property relating to (a) through (d) above, including computer programs, tapes and related software; and

                (f)  all Proceeds and products of (a) through (f) above.

All capitalized terms used in this Exhibit A but not otherwise defined herein shall have the meanings assigned to such terms in the Uniform Commercial Code and /or in the Security Agreement executed by the Debtor in favor of the Secured Party simultaneously with this Financing Statement so that such terms shall have the broadest possible definition.

                    AGREEMENT NOT TO SELL OR ENCUMBER STOCK
                    ---------------------------------------


     THIS AGREEMENT NOT TO SELL OR ENCUMBER STOCK entered into this 21st day of December, 1995, by and between AUDIO COMMUNICATIONS NETWORK, INC., F/K/A JOHNSON ELECTRONICS, INC. a Florida corporation (the "Borrower") and SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION F/K/A SUN BANK, NATIONAL ASSOCIATION (the "Bank").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Bank has agreed to extend to the Borrower a Term Loan in the aggregate maximum principal amount of $11,000,000.00 (the "Loan") pursuant to the terms and conditions set forth in a certain Second Amended and Restated Loan Agreement dated of even date herewith (the "Loan Agreement"); and

     WHEREAS, the Borrower is the owner of one hundred percent (100%) of the issued and outstanding stock (the "Stock") of American Music Network, Inc., a California corporation, Audio Communications Network, Inc., f/k/a Music Services, Inc., a Missouri corporation, Audio Communications Network, Inc., a Maryland corporation and Florida Audio Engineering Company, a Florida corporation (collectively, the "Subsidiaries"), and as a condition of making the Loan, the Bank requires that the Stock be owned free and clear of all liens and encumbrances and that none of the Stock be sold or encumbered during the term of the Loan Agreement so that the Borrower shall never own less than 100% of the issued and outstanding stock of each of the Subsidiaries; and

     WHEREAS, the Borrower has determined that it is in its best interests to continue to hold and not sell or encumber the Stock.

     NOW, THEREFORE, in consideration of the premises herein contained, the Borrower does hereby state to and agree with the Bank as follows:

     1.   Ownership of Stock.  That the Borrower is the owner of the Stock
          ------------------
subject to no encumbrances or liens whatsoever.

     2.   Agreement Not to Sell or Encumber.  That, during the term of the Loan
          ---------------------------------
Agreement, the Borrower shall not, without the prior written consent of the
Bank:

          a. Sell or enter into any agreement to sell the Stock, or any portion thereof.

          b. Encumber or agree to encumber or allow or permit to be encumbered, in any way whatsoever, the Stock, or any portion thereof.

          c. Agree or enter into any other agreement of any nature whatsoever granting to any person any interest whatsoever in the Stock, or any portion thereof.

     IN WITNESS WHEREOF, the Borrower has executed this Agreement Not to Sell or Encumber as of the 21st day of December, 1995.


ATTEST                              AUDIO COMMUNICATIONS NETWORK, INC., f/k/a
                                    Johnson Electronics, Inc.


/s/ Doris Krummenacker              By: /s/ A. J. Schell
------------------------------         --------------------------
Doris Krummenacker, Secretary          A. J. Schell, President


STATE OF FLORIDA

COUNTY OF ORANGE

     The foregoing instrument was acknowledged before me this 21st day of December, 1995 by A. J. Schell and Doris Krummenacker as President and Secretary, respectively, of Audio Communications Network, Inc., f/k/a Johnson Electronics, Inc., a Florida corporation, on behalf of the corporation.


                    _____________________________________________
                    Signature of Notary Public, State of Florida

                    _____________________________________________
                    (Print, Type or Stamp Commissioned Name of Notary Public) Personally known ____; OR Produced identification ____
                    Type of identification produced:___________________________
                    ___________________________________
                              (Notary Seal)

                         SUBSIDIARY GUARANTY AGREEMENT
                         -----------------------------


          This SUBSIDIARY GUARANTY AGREEMENT (this "Guaranty"), dated as of December 21, 1995, made by the entities listed on Exhibit "A" attached hereto, each of which is a corporation organized and existing in the State set forth in Exhibit "A" (the foregoing corporations individually a "Guarantor" and collectively the "Guarantors"), in favor of SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, a national banking association, (the "Lender");

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, AUDIO COMMUNICATIONS NETWORK, INC., f/k/a Johnson Electronics, Inc., a Florida corporation (the "Borrower") and the Lender have entered into that certain Second Amended and Restated Loan Agreement dated as of December 21, 1995 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, and including all schedules, riders, and supplements thereto, the "Loan Agreement"; terms defined therein and not otherwise defined herein being used herein as therein defined);

          WHEREAS, the Borrower owns, directly or indirectly, all of the outstanding capital stock of each of the Guarantors; and

          WHEREAS, the Borrower and Guarantors share an identity of interest as members of a consolidated group of companies engaged in substantially similar businesses with the Borrower providing certain centralized financial, accounting and management services to each of the Guarantors by virtue of intercompany advances and loans such that financial accommodations to the Borrower under the Loan Agreement shall inure to the direct and material benefit of each of the Guarantors; and

          WHEREAS, consummation of the transactions pursuant to the Loan Agreement will facilitate expansion and enhance the overall financial strength and stability of the Borrower's entire corporate group, including the Guarantors; and

          WHEREAS, it is a condition precedent to the Lender's obligations to enter into the Loan Agreement and to make extensions of credit thereunder that the Guarantors execute and deliver this Guaranty, and the Guarantors desire to execute and deliver this Guaranty to satisfy such condition precedent;

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to enter into and perform their obligations under the Loan Agreement, the Guarantors hereby jointly and severally agree as follows:

          SECTION 1. GUARANTY.  The Guarantors hereby jointly and severally,
                     --------
irrevocably, absolutely and unconditionally, guarantee the punctual and full payment when due, whether at stated maturity, by acceleration or otherwise, of all Loans and all other Obligations owing by the Borrower to the Lender under the Loan Agreement, the Notes and the other Loan Documents, including all renewals, extensions, modifications and refinancings thereof, now or hereafter owing, whether for principal, interest, fees, expenses or otherwise, and any and all reasonable out-of-pocket expenses (including reasonable attorneys' fees actually incurred and expenses, whether suit be brought or not, including reasonable attorneys' fees, costs and expenses if appeal is taken) incurred by the Lender in enforcing any rights under this Guaranty (collectively, the "Guaranteed Obligations"), including without limitation, all interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would accrue on any principal portion of the Guaranteed Obligations. Any and all payments by the Guarantors hereunder shall be made free and clear of and without deduction for any set-off, counterclaim, or withholding so that, in each case, the Lender will receive, after giving effect to any taxes, but excluding taxes imposed on overall net income of the Lender, the full amount that it would otherwise be entitled to receive with respect to the Guaranteed Obligations (but without duplication of amounts for taxes already included in the Guaranteed Obligations). The Guarantors acknowledge and agree that this is a guarantee of payment when due, and not of collection, and that this Guaranty may be enforced up to the full amount of the Guaranteed Obligations without proceeding against the Borrower, against any security for the Guaranteed Obligations, against any other Guarantor or under any other guaranty covering any portion of the Guaranteed Obligations.

          SECTION 2.  GUARANTY ABSOLUTE.  The Guarantors guarantee that the
                      -----------------
Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender with respect thereto. The liability of each Guarantor under this Guaranty shall be primary, absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

          (a) any change in the time, place or manner of payment of, the amount of or in any other term of, all or any of the Guaranteed Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Loan Agreement, the other Loan Documents, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

          (b) any lack of validity or enforceability of the Loan Agreement, the other Loan Documents, or any other document, instrument or agreement referred to therein or any assignment or transfer of any thereof;

          (c) any furnishing to the Lender of any additional security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any security for the Guaranteed Obligations;

          (d) any release, adjustment, settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of the Borrower;

          (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any other Guarantor or the Borrower, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

          (f) any nonperfection of any security interest or lien on any collateral, or any amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Guaranteed Obligations;

          (g) any application of sums paid by the Borrower or any other Person with respect to the liabilities of the Borrower to the Lender, regardless of what liabilities of the Borrower remain unpaid;

          (h) any act or failure to act by Lender which may adversely affect a Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty; and

          (i) any other circumstance which might otherwise constitute a defense available to, or a discharge or release of, any Guarantor.

If claim is ever made upon Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and Lender repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Lender or any of its property, or (ii) any settlement or compromise of any such claim effected by the Lender with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event the Guarantors agree that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Loan Agreement, the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and the Guarantors shall be and remain liable to the Lender for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Lender.

          SECTION 3. WAIVER.  The Guarantors hereby waive notice of acceptance
                     ------
of this Guaranty, notice of any liability to which it may apply, and further waive presentment, demand for payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Lender against, and any other notice to, the Borrower or any other party liable with respect to the Guaranteed Obligations (including the Guarantors or any other Person executing a guaranty of the obligations of the Borrower) and all other defenses, offsets and counterclaims which any Guarantor may at any time have to any claim of Lender against the Borrower.

          SECTION 4. WAIVER OF SUBROGATION.  No Guarantor will exercise any
                     ---------------------
rights against the Borrower which it may acquire by way of subrogation or contribution, by any payment made hereunder or otherwise. Each Guarantor hereby expressly waives any claim, right or remedy which such Guarantor may now have or hereafter acquire against the Borrower that arises hereunder and/or from the performance by any Guarantor hereunder, including, without limitation, any claim, right or remedy of the Lender against the Borrower or any security which the Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under color of law or otherwise.

          SECTION 5. SEVERABILITY.  Any provision of this Guaranty which is
                     ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 6. AMENDMENTS, ETC.  No amendment or waiver of any provision
                     ---------------
of this Guaranty nor consent to any departure by a Guarantor therefrom shall in any event be effective unless the same shall be in writing executed by the Lender.

          SECTION 7. NOTICES.  All notices and other communications provided for
                     -------
hereunder shall be given in the manner specified in the Loan Agreement (i) in the case of the Lender, at the address specified for the Lender in the Loan

Agreement, and (ii) in the case of the Guarantors, at the respective addresses specified for such Guarantors in this Guaranty.

          SECTION 8. NO WAIVER; REMEDIES.  No failure on the part of the Lender
                     -------------------
to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in any similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9. RIGHT OF SET OFF.  In addition to and not in limitation of
                     ----------------
all rights of offset that the Lender may have under applicable law, the Lender shall, upon the occurrence of any Event of Default and whether or not the Lender have made any demand or the Guaranteed Obligations are matured, have the right to appropriate and apply to the payment of the Guaranteed Obligations, all deposits of any Guarantor (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by the Lender to any Guarantor, whether or not related to this Guaranty or any transaction hereunder. The Lender shall promptly notify the relevant Guarantor of any offset hereunder.

          SECTION 10.  CONTINUING GUARANTY; BINDING EFFECT; INUREMENT. This
                       ----------------------------------------------
Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the termination of the Loans, (ii) be binding upon each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Lender, its successors, transferees and assigns.

          SECTION 11.  GOVERNING LAW; SUBMISSION TO JURISDICTION; FULL FAITH AND
                       ---------------------------------------------------------
CREDIT; WAIVER OF JURY TRIAL.
----------------------------

          (A) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

          (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR OTHERWISE RELATED HERETO MAY BE BROUGHT IN THE CIRCUIT COURT OF ORANGE COUNTY OF THE STATE OF FLORIDA OR ANY OTHER COURT OF THE STATE OF FLORIDA OR OF THE UNITED STATES OF AMERICA FOR THE MIDDLE DISTRICT OF FLORIDA, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE

AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE LENDER WITH RESPECT TO THIS GUARANTY OR ANY DOCUMENT RELATED HERETO.
EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY
--------------------
ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION.

          (C) TO THE EXTENT THAT LENDER OBTAINS ANY JUDGMENT AGAINST ANY GUARANTOR UNDER THIS GUARANTY, THE GUARANTORS DO HEREBY AGREE THAT SUCH JUDGMENT SHALL BE ENTITLED TO "FULL FAITH AND CREDIT" WITH THE SAME FORCE AND EFFECT AS IF SUCH JUDGMENT WAS RENDERED AGAINST SUCH GUARANTOR BY A COURT OR OTHER TRIBUNAL LOCATED IN THE DOMICILE OF SUCH GUARANTOR, IF DIFFERENT FROM THAT IN WHICH SUCH JUDGMENT IS RENDERED. THE GUARANTORS HEREBY AGREE TO THE VALIDITY AND ENFORCEABILITY OF ANY SUCH JUDGMENT AND SHALL NOT SEEK TO CHALLENGE OR "GO BEHIND" THE FACE OF SUCH JUDGMENT.

          (D) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO EXTEND CREDIT TO OR OTHERWISE BECOME OR REMAIN A CREDITOR OF THE BORROWER. FURTHER, GUARANTORS HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF THE LENDER NOR ANY COUNSEL FOR THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT OF JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF THE LENDER NOR COUNSEL FOR THE LENDER HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

          SECTION 12.  SUBORDINATION OF THE BORROWER'S OBLIGATIONS TO THE
                       --------------------------------------------------
GUARANTORS.  As an independent covenant, each Guarantor hereby expressly
----------
covenants and agrees for the benefit of the Lender and that all obligations and liabilities of the Borrower to such Guarantor of whatsoever description including, without limitation, all intercompany receivables of such Guarantor from the Borrower ("Junior Claims") shall be subordinate and junior in right of payment to all obligations of the Borrower to the Lender under the terms of the Loan Agreement and the other Loan Documents ("Senior Claims").

          If an Event of Default shall occur, then, unless and until such Event of Default shall have been cured, waived, or shall have ceased to exist, no direct or indirect payment (in cash, property, securities by setoff or otherwise) shall be made by the Borrower to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims.

          In the event of a Proceeding (as hereinafter defined), all Senior Claims shall first be paid in full before any direct or indirect payment or distribution (in cash, property, securities by setoff or otherwise) shall be made to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims. For the purposes of the previous sentence, "Proceeding" means the Borrower or any Guarantor shall commence a voluntary case concerning itself under the Bankruptcy Code or any other applicable bankruptcy laws; or any involuntary case is commenced against the Borrower or any Guarantor; or a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of the Borrower or any Guarantor, or the Borrower or any Guarantor commences any other proceedings under any reorganization arrangement, adjustment of debt, relief of debtor, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Guarantor, or any such proceeding is commenced against the Borrower or any Guarantor, or the Borrower or any Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property; or the Borrower or any Guarantor makes a general assignment for the benefit of creditors; or the Borrower or any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower or any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Borrower or any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action shall be taken by the Borrower or any Guarantor for the purpose of effecting any of the foregoing.

          In the event any direct or indirect payment or distribution is made to a Guarantor in contravention of this Section 12, such payment or distribution shall be deemed received in trust for the benefit of the Lender and shall be immediately paid over to the Lender for application against the Guaranteed Obligations in accordance with the terms of the Loan Agreement.

          Each Guarantor agrees to execute such additional documents as the Lender may reasonably request to evidence the subordination provided for in this
Section 12.

          SECTION 13.  AUTOMATIC ACCELERATION IN CERTAIN EVENTS.  Upon the
                       ----------------------------------------
occurrence of an Event of Default specified in Section 8 of the Loan Agreement, all Guaranteed Obligations shall automatically become immediately due and payable by the Guarantors, without notice or other action on the part of the Lender, and regardless of whether payment of the Guaranteed Obligations by the Borrower has then been accelerated. In addition, if any event of the types described in Section 8 of the Loan Agreement should occur with respect to any Guarantor, then the Guaranteed Obligations shall automatically become immediately due and payable by such Guarantor, without notice or other action on the part of the Lender, and regardless of whether payment of the Guaranteed Obligations by the Borrower has then been accelerated.

          SECTION 14. SAVINGS CLAUSE.
                      --------------

          (a) It is the intent of each Guarantor and the Lender that each Guarantor's maximum obligations hereunder shall be, but not in excess of:

               (i) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Lender) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of
     Section 544 of the Bankruptcy Code; or

               (ii) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Lender) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

               (iii) in a case or proceeding commenced by or against such Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Lender) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Lender) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

          (b) To the extent set forth in Section 14(a) above, but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render the Guarantor insolvent, or leave the Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to contribution as among Guarantors, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Lender), as so reduced, to be subject to avoidance under the Avoidance Provisions. This
Section 14 is intended solely to preserve the rights of the Lender hereunder to the maximum extent that would not cause the Guaranteed Obligations of any Guarantor to be subject to avoidance under the Avoidance Provisions, and neither such Guarantor nor any other Person shall have any right or claim under this
Section 14 as against the Lender that would not otherwise be available to such Person under the Avoidance Provisions.

          (c) None of the provisions of this Section 14 are intended in any manner to alter the obligations of any holder of debt which has been subordinated to the Guaranteed Obligations on terms and conditions satisfactory to the Lender ("Subordinated Debt") or the rights of the holders of "senior indebtedness" as provided by the terms of the Subordinated Debt. Accordingly, it is the intent of each of the Guarantors that, in the event that any payment or distribution is made with respect to the Subordinated Debt prior to the payment in full of the Guaranteed Obligations by virtue of the provisions of this Section 14, in any case or proceeding of the kinds described in clauses
(i)-(iii) of Section 14(a), the holders of the Subordinated Debt shall be obligated to pay or deliver such payment or distribution to or for the benefit of the Lender. Furthermore, in respect of the Avoidance Provisions, it is the intent of each Guarantor that the subrogation rights of the holders of Subordinated Debt with respect to the obligations of the Guarantor under this Guaranty, be subject in all respects to the provisions of Section 14(b).

          SECTION 15. INFORMATION.  Each of the Guarantors assumes all
                      -----------
responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that the Lender will not have any duty to advise any of the Guarantors of information known to it regarding such circumstances or risks.

          SECTION 16. REPRESENTATIONS AND WARRANTIES.  Each Guarantor represents
                      ------------------------------
and warrants as to itself that all representations and warranties relating to it contained in Section 5 of the Loan Agreement are true and correct.

          SECTION 17. SURVIVAL OF AGREEMENT.  All agreements, representations
                      ---------------------
and warranties made herein shall survive the execution and delivery of this Guaranty and the Loan Agreement, the making of the Loans and the execution and delivery of the Notes and the other Loan Documents.

          SECTION 18. COUNTERPARTS.  This Guaranty and any amendments, waivers,
                      ------------
consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                              GUARANTORS:

ATTEST                        AUDIO COMMUNICATIONS NETWORK, INC.,
                              a Maryland corporation


/s/ Doris K. Krummenacker     By: /s/ A. J. Schell
---------------------------      --------------------------
Doris K. Krummenacker,           A. J. Schell,
Secretary                        President


Address for Notices:

3 Nashua Court, Suite B
Baltimore, Maryland 21221

ATTEST                        AUDIO COMMUNICATIONS NETWORK, INC.,
                              F/K/A MUSIC SERVICES, INC., a
                              Missouri corporation


/s/ Doris K. Krummenacker      By: /s/ A. J. Schell
-------------------------        --------------------------------
Doris K. Krummenacker,           A. J. Schell,
Secretary                        President


Address for Notices:

1636 Broadway
Kansas City, Missouri  64108


ATTEST                        AMERICAN MUSIC NETWORK, INC., a
                              California corporation


/s/ Doris K. Krummenacker     By: /s/ A. J. Schell
---------------------------      --------------------------------
Doris K. Krummenacker,           A. J. Schell,
Secretary                        President


Address for Notices:

1031 E. Belmont Avenue
Fresno, California  93701


ATTEST                        FLORIDA AUDIO ENGINEERING COMPANY,
                              a Florida corporation


/s/ Doris K. Krummenacker     By: /s/ A. J. Schell
---------------------------      --------------------------------
Doris K. Krummenacker,           A. J. Schell,
Secretary                        President


Address for Notices:

3016 Mercury Road South
Jacksonville, FL  32207

SECTION 12 OF THE
FOREGOING GUARANTY
ACKNOWLEDGED AND
AGREED TO:

AUDIO COMMUNICATIONS NETWORK, INC.


By: /s/ A. J. Schell
   ----------------------------
   A. J. Schell, President

ATTEST

/s/ Doris K. Krummenacker
-------------------------------
Doris K. Krummenacker, Secretary

          (CORPORATE SEAL)

                                  EXHIBIT "A"
                                  -----------

================================================================================
       NAME OF GUARANTOR                  STATE OF INCORPORATION
================================================================================
 Audio Communications Network,        Maryland
 Inc.
--------------------------------------------------------------------------------
 Audio Communications Network,        Missouri
 Inc., f/k/a Music Services,
 inc.
--------------------------------------------------------------------------------
 American Music Network, Inc.         California
--------------------------------------------------------------------------------
 Florida Audio Engineering            Florida
 Company
================================================================================